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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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The Dun & Bradstreet Corporation
(Name of Registrant as Specified In Its Charter)

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LETTER FROM THE CHAIRMAN AND
INTERIM CEO

"...our efforts focused on delivering the industry-leading Dun & Bradstreet data and analytics that our customers need to be more effective in their decision making..."	Dear Fellow Shareholders,

At Dun & Bradstreet®, our mission is to help customers grow their most valuable relationships in business by uncovering truth and meaning from data. 2017 was a mixed year, where we made progress on important initiatives, but our revenue growth was not what we wanted it to be. Organic Revenue grew 1%, Operating Income was up 3% and Earnings Per Share (EPS) was flat. While we finished the year at the low end of our revenue guidance, I am pleased to say we exceeded our original guidance range for Operating Income and EPS.*

2017 STRATEGIC HIGHLIGHTS INCLUDE:

•

Consistent with our strategy, our efforts focused on delivering the industry-leading Dun & Bradstreet data and analytics that our customers need to be more effective in their decision making in everything from managing risk to generating new business. We expanded our global database to include more than 285 million business records. Our global data coverage and analytics—delivered through modern channels—ensures we can offer strategic business insights and intelligence to our customers and partners, when and where they need it.

•

We continued to grow "data-as-a-service" delivery—where our data is delivered through APIs, the cloud or embedded in customers' solutions through alliances—achieving almost 30% of our total revenue in the Americas over the last 12 months, up from 20% in 2016. Growth came from our most modern, cloud-based and as-a-service solutions, including D&B® Hoovers® and D&B Credit, and from alliances.

•

We fortified our presence in the sales and marketing solutions space with the acquisition of Avention, the former maker of OneSource® solutions. The acquisition reinvigorated our Hoover's business, enabling Dun & Bradstreet to quickly take a leadership position in the Sales Acceleration space, which Outsell, Inc. estimates has an annual market opportunity of $10 billion. The acquisition set the groundwork for the launch of D&B Hoovers, our modernized Sales Acceleration solution designed to help B2B sellers shorten sales cycles, increase win rates, and accelerate revenue growth. Since launching in the United States, the United Kingdom and Ireland, we have introduced the product through our Worldwide Network (our global alliance of commercial information providers) across multiple geographies, including: Australia, China, India, Singapore, Taiwan, Hong Kong, Japan, Korea and Malaysia.

•

Less than a year after modernizing D&B Credit—Dun & Bradstreet's flagship risk intelligence platform—the solution is now available in more than 30 countries. In February 2017, we launched D&B Credit Advantage, the newest edition to our suite of credit solutions. By combining our customers' accounts receivable data with our own proprietary data and analytics, D&B Credit Advantage gives users a newly-enhanced, holistic view of their accounts receivable portfolio to assess and manage risk, and ultimately to help drive new business.

•

An important part of our strategy is natively integrating our data within key platforms through alliances and partnerships. Late last year, we formed a new alliance with Microsoft®. With the powerful combination of Dun & Bradstreet data and Microsoft technology, customers will have access to the most accurate data within Microsoft Dynamics 365. By leveraging Microsoft's Common Data Service, the industry-standard D-U-N-S® Number and core business data will be integrated to help joint customers qualify sales leads and stay synchronized with our global database.

LETTER FROM THE CHAIRMAN AND
INTERIM CEO

"We were recognized with several industry awards for our forward- leaning culture, corporate governance practices, and socially responsible ethics..."

•

To ensure we continue to meet and exceed the growing legal, regulatory, ethical and social responsibilities that come with being an outstanding global corporate citizen, we expanded our global Corporate Citizenship program, which includes environmental, social and governance initiatives. We were recognized with several industry awards for our forward-leaning culture, corporate governance practices, and socially responsible ethics including: "Top Places to Work" awards at six Dun & Bradstreet locations; "Great Place to Work for LGBT Equality" by the Human Rights Campaign Foundation; the Golden Peacock Global Award for Excellence in Corporate Governance; the Corporate Board Gender Diversity Award from Executive Women of New Jersey; and one of the World's Most Ethical Companies for the ninth consecutive year by the Ethisphere® Institute.

I am encouraged by the progress made in 2017 and, along with the Board of Directors, would like to thank the Dun & Bradstreet management team and employees for their continued passion and commitment to our customers' and company's success. In serving as the Chairman of the Board and CEO of Dun & Bradstreet on an interim basis, my mission is clear and straightforward: to simplify the business and further accelerate our progress. The Board and I are committed to maximizing the company's strategy, growth opportunities, and operational efficiencies, with the goal of increasing customer satisfaction and shareholder value.

On behalf of the Board of Directors and the Dun & Bradstreet team, I sincerely thank you for your support of our company.

Sincerely,

Thomas J. Manning
Chairman and interim Chief Executive Officer
The Dun & Bradstreet Corporation

Notice of 2018 Annual Meeting of Shareholders

         The 2018 Annual Meeting of Shareholders of The Dun & Bradstreet Corporation (Company) will be held on Tuesday, May 8, 2018, at 8:00 a.m. at The Hilton Short Hills, 41 JFK Parkway, Short Hills, New Jersey. The purpose of the meeting is to:

  1.
  Elect eight directors to the Board of Directors, each to serve for a one-year term;

  2.
  Ratify the appointment of our independent registered public accounting firm for 2018;

  3.
  Approve The Dun & Bradstreet Corporation 2018 Non-Employee Directors Equity Incentive Plan;

  4.
  Obtain advisory approval of our executive compensation (Say on Pay);

  5.
  Vote on a shareholder proposal, if properly presented at the meeting, requesting the Board to take the steps necessary to amend the Company's governing documents to give holders in the aggregate of 10% of the Company's outstanding common stock the power to call a special meeting; and

  6.
  Transact such other business as may properly come before the meeting. We know of no other business to be brought before the meeting at this time.

         Only shareholders of record at the close of business on March 15, 2018, will be entitled to vote at the meeting.

By Order of the Board of Directors,

Kristin R. Kaldor
 Corporate Secretary

Dated: March 27, 2018

         Pursuant to rules adopted by the U.S. Securities and Exchange Commission, we are once again providing to our shareholders access to our proxy materials over the Internet. We continue to believe that this e-proxy process allows us to provide our shareholders with the information they need while lowering printing and mailing costs, reducing the environmental impact of our Annual Meeting and more efficiently complying with our obligations under the securities laws. On or about March 27, 2018, we mailed to our beneficial shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2018 Proxy Statement and Annual Report and vote online. Registered shareholders will be furnished a printed copy of the 2018 Proxy Statement and Annual Report by mail, unless they have opted for e-proxy access over the Internet.

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, you are requested to vote your shares as promptly as possible. In addition to voting in person, shareholders of record may vote via a toll-free telephone number or over the Internet as instructed in these materials. If you received the proxy statement by mail, you may also vote by completing, signing and mailing the enclosed proxy card promptly in the return envelope provided. Please note that if your shares are held by a broker, bank or other holder of record and you wish to vote at the meeting, you must obtain a legal proxy from that record holder.

Please note that with the exception of Proposal No. 2, brokers may not vote your shares in the absence of your specific instructions as to how to vote. Please return your proxy card so your vote can be counted.

Page
INTRODUCTION	1
CORPORATE GOVERNANCE	1
Board of Directors	1
Independence of the Board and Committees	3
Board Meetings	4
Committees and Meetings	4
Communications with the Board and Audit Committee	9
Attendance at Annual Meetings	9
Service on Multiple Audit Committees	9
Related Persons Transactions and Approval Policy	10
Promoters and Control Persons	10
Compensation Committee Interlocks and Insider Participation	10
Code of Conduct	10
COMPENSATION OF DIRECTORS	11
Overview of Non-employee Director Compensation	11
Stock Ownership Guidelines	11
Non-employee Director Compensation Table	12
Equity Awards Outstanding as of December 31, 2017	13
AUDIT COMMITTEE INFORMATION	14
Report of the Audit Committee	14
Audit Committee Pre-approval Policy	15
Fees Paid to Independent Registered Public Accounting Firm	15
PROPOSAL NO. 1 — ELECTION OF DIRECTORS	16
PROPOSAL NO. 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018	24
PROPOSAL NO. 3 — APPROVAL OF THE DUN & BRADSTREET CORPORATION 2018 NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN	25
PROPOSAL NO. 4 — ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION (SAY ON PAY)	34
PROPOSAL NO. 5 — SHAREHOLDER PROPOSAL REQUESTING THE BOARD TO TAKE THE STEPS NECESSARY TO AMEND THE COMPANY'S GOVERNING DOCUMENTS TO GIVE HOLDERS IN THE AGGREGATE OF 10% OF THE COMPANY'S OUTSTANDING COMMON STOCK THE POWER TO CALL A SPECIAL MEETING	35
SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND OTHERS	37
EXECUTIVE OFFICERS	39
COMPENSATION DISCUSSION & ANALYSIS	41
Executive Summary	41
Our Named Executive Officers	43
Objectives of our Executive Compensation Program	43
Our 2017 "Say on Pay" Vote and Shareholder Outreach	45
Pay Positioning and Pay Mix	45
Elements of our Executive Compensation Program	46
Base Salary	47
Target Annual Cash Incentive Opportunity	47
Annual Long-term Incentive (LTI) Program	51
Target LTI Grants in 2017	52
Actual LTI Payouts Related to 2017	55
Stock Ownership Guidelines	57

Page
Non-qualified Retirement Benefits	58
Change in Control Benefits	58
Severance Benefits	59
External Benchmarking	59
Executive Compensation Recoupment Policy	61
Employment Agreements	62
Tax Impact and Deductibility	62
REPORT OF THE COMPENSATION & BENEFITS COMMITTEE	64
SUMMARY COMPENSATION TABLE	65
GRANTS OF PLAN-BASED AWARDS TABLE	66
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE	68
CEO PAY RATIO	70
OPTION EXERCISES AND STOCK VESTED TABLE	70
PENSION BENEFITS TABLE	71
NON-QUALIFIED DEFERRED COMPENSATION TABLE	74
EQUITY COMPENSATION PLAN INFORMATION	76
OVERVIEW OF CHANGE IN CONTROL, SEVERANCE AND OTHER ARRANGEMENTS	77
Change in Control	77
Severance Arrangements	77
Potential Post-Employment Compensation Table	78
GENERAL INFORMATION ABOUT THE MEETING	86
Annual Meeting Admission	86
Who Can Vote	86
How to Vote	86
Revocation of Proxies	87
Voting Shares in the Dun & Bradstreet Plans	87
List of Shareholders	87
Eliminating Duplicative Proxy Materials	88
Proxy Solicitation	88
Quorum and Voting Requirements	88
Shareholder Account Maintenance	89
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	90
OTHER MATTERS	90
INFORMATION CONTAINED IN THIS PROXY STATEMENT	90
SHAREHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING	90
SCHEDULE I — RECONCILIATION OF GAAP REVENUE TO AS ADJUSTED AND ORGANIC REVENUE AND THE EFFECT OF FOREIGN EXCHANGE ON AS ADJUSTED AND ORGANIC REVENUE GROWTH	92
SCHEDULE II — RECONCILIATION OF GAAP OPERATING INCOME TO AS ADJUSTED OPERATING INCOME	93
SCHEDULE III — RECONCILIATION OF GAAP DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DUN & BRADSTREET COMMON SHAREHOLDERS TO AS ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DUN & BRADSTREET COMMON SHAREHOLDERS	94
SCHEDULE IV — RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW	95
EXHIBIT A — THE DUN & BRADSTREET CORPORATION 2018 NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN	96

PROXY STATEMENT

INTRODUCTION

        The Board of Directors (Board) of The Dun & Bradstreet Corporation (Dun & Bradstreet, we, our, or the Company) is soliciting your proxy for use at the Annual Meeting of Shareholders to be held on May 8, 2018 (Annual Meeting). On or about March 27, 2018, we mailed to our beneficial holders a Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access the proxy materials on the Internet and how to vote on the Internet and by telephone, and we mailed to our registered shareholders a printed copy of the proxy materials. If you received a Notice and would like to receive a printed copy of our proxy materials, free of charge, you should follow the instructions for requesting such materials included in the Notice. Please see the section titled "General Information About the Meeting" at the end of this proxy statement for more information about voting.

        Our principal executive offices are located at 103 JFK Parkway, Short Hills, New Jersey 07078-2708, and our main telephone number is 973-921-5500. Dun & Bradstreet is listed on the New York Stock Exchange (NYSE) with the ticker symbol DNB.

CORPORATE GOVERNANCE

Board of Directors

        Our Board currently consists of eight members, all of whom are independent except for Thomas J. Manning, our Chairman of the Board (Chairman) and interim Chief Executive Officer (CEO). The objective of our Board is to conduct our business activities so as to enhance shareholder value. Our Board believes that good corporate governance practices support successful business performance and thus the creation of shareholder value. To institutionalize the Board's view of governance, our Board has adopted Corporate Governance Principles. These principles, which were last reviewed in February 2018, cover Board composition and performance (e.g., director independence, qualification of directors, outside directorships and committee service, selection of director nominees, director orientation and continuing education), the relationship of the Board with senior management (e.g., attendance of non-directors at Board meetings and Board access to senior leadership), Board meetings, Board committees and management review (e.g., evaluation of the CEO and management succession).

        The Board has four standing committees: the Audit Committee, the Compensation & Benefits Committee (C&BC), the Innovation & Technology Committee (I&TC) and the Nominating & Governance Committee (N&GC). Each Board committee has its own charter setting forth its purpose and responsibilities, including, where applicable, those required by the NYSE listing standards. Each of the committees and their charters are described in more detail below.

        Our Corporate Governance Principles and the charters of each of our committees of the Board are available in the Investor Relations section of our website (http://investor.dnb.com).

        Leadership Structure of the Board. On February 12, 2018, we announced that our then Chairman of the Board and Chief Executive Officer, Robert P. Carrigan, had stepped down by mutual agreement with our Board, that Thomas J. Manning, our then Lead Director and member of the Board, had assumed the role of interim Chief Executive Officer and Chairman of the Board, and that we were initiating a search for a new CEO. Our Board considers independent leadership to be critical for Board effectiveness. Accordingly, the Company's Corporate Governance Principles provide that in the event the Chairman is not an independent director, the Board will appoint an independent Lead Director. On February 12, 2018, James N. Fernandez was appointed Lead Director, whose duties and responsibilities include (i) presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the non-employee directors, (ii) providing feedback to the CEO after executive sessions of the non-employee directors, (iii) the authority to call a meeting of the non-employee directors at any time, (iv) leading the Board's annual evaluation of the CEO, (v) leading the process for the annual assessment of the performance and effectiveness of the Board and its committees pursuant to the procedures developed by the N&GC, (vi) approving Board meeting agendas and schedules after conferring with the Chairman of the Board, as appropriate, (vii) acting as liaison between the non-employee directors and the Chairman, and (viii) performing such other duties and responsibilities as the Board may determine.

        The Board's Role in Risk Oversight. The Board oversees the Company's risk profile and management's processes for assessing and managing risks, both as a full Board and through its committees. The Board reviews strategic risks. Risk oversight of non-strategic risks is delegated based upon the expertise of certain committees that periodically report risk oversight activities to the Board. Specifically, the Board has delegated to the Audit Committee, the N&GC, the C&BC and the I&TC, responsibilities related to risk oversight as described herein.

        The Audit Committee oversees the Company's major financial, legal, regulatory and compliance risk exposures. In addition, the Audit Committee oversees, and reviews with the internal auditors and management, the Company's enterprise risk management (ERM) process, which includes the prioritization of identified risks and management's mitigation plans. The Company uses the Committee of Sponsoring Organizations of the Treadway Commission (COSO) current framework for enterprise risk and control management, 2017 Enterprise Risk Management — Integrating with Strategy and Performance, as an appropriate complement to the COSO framework we use for designing, implementing and assessing the effectiveness of our internal control over financial reporting, Internal Control — Integrated Framework (2013).

        Particular members of management provide updates to, or report to, the Audit Committee as follows:

  •
  The Chief Enterprise Risk & Audit Officer reports both to the Chief Financial Officer and the Chairman of the Audit Committee. On a quarterly basis, the Audit Committee reviews and discusses with the Chief Enterprise Risk & Audit Officer the Company's enterprise risk management activities, internal controls, internal audit plans and a periodic report of audit activities.

  •
  The Principal Accounting Officer and Corporate Controller reports to the Chief Financial Officer and discusses internal control over financial reporting with the Audit Committee in his capacity as leader of the Company's Sarbanes-Oxley controls. On a quarterly basis, the Principal Accounting Officer and Corporate Controller reviews progress on financial control testing and mitigation of any identified control risks with the Audit Committee. On an annual basis, the Principal Accounting Officer and Corporate Controller reviews the effectiveness of our internal control environment with the Audit Committee.

  •
  The Chief Compliance Officer reports to the Chief Legal Officer and provides updates (at least quarterly) to the Audit Committee on compliance risks and controls.

        In addition, at least quarterly, the Audit Committee meets in private sessions separately with each of the Chief Enterprise Risk & Audit Officer, the Principal Accounting Officer and Corporate Controller, the Chief Financial Officer and the Company's independent registered public accounting firm. Periodically, the Audit Committee also meets privately with the Chief Compliance Officer.

        The C&BC annually reviews with management the compensation policies and practices of the Company, including those applicable to non-executive officers, to determine the extent to which risks arising from the Company's compensation policies and practices are reasonably likely to have a material adverse effect on the Company. The compensation related risk analysis considers the major components of compensation and compensation related policies at the Company and how each may impact risk-taking activities by employees. The analysis is prepared by management and reviewed and agreed upon by an interdisciplinary management team comprised of senior leaders from finance, internal audit and enterprise risk, sales operations, legal, the people team and compensation. In addition, the C&BC's independent executive compensation consultant, Meridian Compensation Partners LLC (Meridian), as well as the Company's external legal counsel, review and provide feedback on the analysis. Based on this analysis, the C&BC agreed with management that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

        The I&TC periodically reviews with management the commercial risks of the Company's technology infrastructure and platforms, including marketplace and financial risks, information technology security risks and related cybersecurity risks. For example, management reviews with the I&TC the progress of the implementation of our technology investments. In addition, at the request of the I&TC, in February 2017, management conducted a cybersecurity governance training session with the full Board.

        The N&GC may periodically review the Company's policies and programs related to (i) political actions and legislative affairs, (ii) employee health and safety, (iii) equal employment opportunity, and (iv) charitable contributions.

        Each of the Audit Committee, C&BC, I&TC and N&GC periodically reports to the Board on any such matters under review, as appropriate.

Independence of the Board and Committees

        Our Corporate Governance Principles require that at least two-thirds of the Board meet the criteria for independence established by the NYSE and applicable laws. After considering all relevant facts and circumstances, our Board has determined that each of its members except Thomas J. Manning, our Chairman and interim CEO, is independent under the NYSE listing standards and applicable laws. Our Board has also determined that each member of the Audit Committee, the C&BC, the I&TC and the N&GC is independent under the NYSE listing standards and applicable laws (although I&TC member independence is not required because it is not a NYSE-required committee).

        Pursuant to NYSE rules, a director is not independent if the director is, or has been within the last three years, an employee of the Company. There is, however, an exception to this NYSE rule which provides that Mr. Manning would not lose his independence solely as a result of his serving as our interim CEO, should he remain on the Board upon the conclusion of such service. In addition, for a director to be considered independent, the Board must affirmatively determine that the director has no material relationship with the Company (either directly or indirectly, such as a partner, shareholder or officer of an organization that has a relationship with the Company). Our Corporate Governance Principles set forth categorical standards to assist the Board in determining what constitutes a material relationship with the Company. The Board retains the sole right to interpret and apply the foregoing standards in determining the materiality of any relationship. Our Corporate Governance Principles are available in the Investor Relations section of our website (http://investor.dnb.com).

Board Meetings

        Our Board held seven meetings in 2017, with no director attending fewer than 75% of the aggregate number of meetings of the Board and of the committees of the Board on which he or she served.

        The Corporate Secretary and the Chairman prepare the agenda for each Board meeting for the review and approval of the Lead Director and then distribute the agenda to the Board in advance of each meeting. Each Board member is encouraged to suggest items for inclusion on the agenda.

        Information and data that are important to the Board's understanding of the business and of scheduled agenda items are distributed sufficiently in advance of each Board meeting to give the directors a reasonable opportunity for review.

        Our non-employee directors meet in regularly scheduled executive sessions without members of management. Our Lead Director, James N. Fernandez, presides over these executive sessions. The non-employee directors held five executive sessions of the Board in 2017. More information relating to Mr. Fernandez's responsibilities as Lead Director can be found under the "Leadership Structure of the Board" section of this proxy statement.

Committees and Meetings

        The table below provides the current membership information and number of meetings for each of the Audit Committee, C&BC, I&TC and N&GC.

Name	Audit		Compensation & Benefits		Innovation & Technology		Nominating & Governance
Cindy Christy			X		X
L. Gordon Crovitz					X		X
James N. Fernandez (Lead Director)	X	*					X
Paul R. Garcia	X		X	*
Anastassia Lauterbach					X	*	X
Randall D. Mott	X				X
Judith A. Reinsdorf	X		X				X	*
Committee Meetings held in 2017	5		4		3		3

*
Committee Chair

        The Audit Committee. Under the terms of its charter, the Audit Committee's primary function is to appoint annually the independent registered public accounting firm and to assist the Board in the oversight of:

  •
  the integrity of our financial statements and internal controls over financial reporting;

  •
  the independent registered public accounting firm's qualifications and independence;

  •
  the performance of our internal audit function and independent registered public accounting firm; and

  •
  our compliance with legal and regulatory requirements.

        The Audit Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee or, to the extent otherwise permitted by applicable plans, laws or regulations (including NYSE listing standards), to any other body, individual or management. A copy of the Audit Committee's charter can be found in the Investor Relations section of our website (http://investor.dnb.com). The Report of the Audit Committee can be found under the "Audit Committee Information" section of this proxy statement.

        Our Board has reviewed the qualifications and experience of each of the Audit Committee members and determined that all members of the Audit Committee are "financially literate" as required by the NYSE listing standards.

        Our Board has also determined that James N. Fernandez qualifies as an "audit committee financial expert" as that term has been defined by the rules of the SEC and has "accounting or related financial management expertise" within the meaning of the NYSE listing standards.

        The Compensation & Benefits Committee. Under the terms of its charter, the primary function of the C&BC is to discharge the Board's responsibilities relating to compensation of our CEO and our other executive officers. Among other things, the C&BC:

  •
  evaluates the CEO's performance and reviews with the CEO the performance of other executive officers;

  •
  establishes, reviews, approves and revises our plans, policies, programs, arrangements and procedures for compensating our executive officers;

  •
  has oversight responsibility for the administration of our employee benefit plans, policies, programs, arrangements and procedures for compensating our executive officers, excluding those that are tax-qualified retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended;

  •
  recommends to the Board for approval the adoption, rescission and amendment of all cash incentive compensation and equity-based incentive plans in which executive officers participate, as well as all other equity-based plans that require the approval of shareholders or as otherwise required by law;

  •
  oversees the evaluation of management, including CEO succession planning and management development;

  •
  administers our equity-based plans and cash incentive plans that specifically provide for administration by the C&BC; and

  •
  reviews the non-employee director compensation program, recommending any changes to the Board for approval.

        The C&BC may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee or, to the extent otherwise permitted by applicable plans, laws or regulations (including NYSE listing standards), to any other body, individual or management. A copy of the C&BC charter can be found in the Investor Relations section of our website (http://investor.dnb.com).

        The C&BC has appointed two committees comprised of employees of the Company to perform certain settlor, fiduciary and administrative responsibilities for our employee benefit plans, provided such actions do not impact the compensation of the executive officers of the Company for whom the C&BC has direct responsibility. The two committees are:

  •
  Plan Benefits Committee (PBC):  The PBC has settlor powers with respect to employee benefit plan design changes, except that the PBC cannot take any action with respect to an employee benefit plan or create or terminate an employee benefit plan if it would result in an annual financial impact to the Company of greater than $1 million. In addition, the PBC does not have authority to take any actions that are solely within the province of the Plan Administration Committee. The PBC does not have responsibility for any aspect of the Company's tax-qualified retirement plans. That responsibility resides with management.

  •
  Plan Administration Committee (PAC):  The PAC has fiduciary and administrative powers under the employee benefit plans, with the exception that the PAC does not have responsibility for any aspect of the Company's tax-qualified retirement plans.

        The C&BC has also delegated to our CEO the authority to make limited grants under our equity-based compensation plans to non-executive officers. A detailed description of our processes and procedures for the determination of compensation for our executive officers and directors, including the role of the C&BC, our independent compensation consultant and our CEO in determining or recommending the amount or form of compensation, is included in the "Compensation Discussion & Analysis" section of this proxy statement.

        In addition to the independence standards described above, in determining the composition of the C&BC, our Board considered all factors specifically relevant to determining whether each member of the C&BC has a relationship to Dun & Bradstreet that is material to the director's ability to be independent from management, including (i) the source of the director's compensation, including any consulting, advisory or other compensatory fees paid by us, and (ii) whether the director has an affiliate relationship with Dun & Bradstreet, one of our subsidiaries or an affiliate of a subsidiary. The Board concluded that no member of the C&BC has a relationship that would impair a director's ability to make independent judgments about the Company's executive compensation.

        The C&BC has retained the services of an independent compensation consultant. The mandate to the consultant is to work for the C&BC in connection with its review of executive and non-employee director compensation practices, including the competitiveness of executive pay levels, executive incentive design issues, market trends in executive compensation and technical considerations. The nature and scope of services rendered by the consultant on the C&BC's behalf are described below:

  •
  competitive market pay analyses for executive positions, non-employee director pay studies, proxy data studies, dilution analyses, and market trends in executive and non-employee director compensation;

  •
  pay for performance analyses and commentary on risk in the Company's executive pay programs;

  •
  ongoing support with regard to the latest relevant regulatory, governance, technical, and/or financial considerations impacting executive compensation and benefit programs;

  •
  assistance with the design of executive compensation or benefit programs, as needed; and

  •
  preparation for and attendance at C&BC and selected management or Board meetings.

        The C&BC's independent compensation consultant is Meridian. Meridian's services to the Company are limited to advising the C&BC with respect to executive officer and non-employee director compensation. The C&BC reviews and evaluates the independence of its consultant each year and has the final authority to hire and terminate the consultant. In considering Meridian's independence, the C&BC reviewed numerous factors relating to Meridian and the individuals actually providing services to Dun & Bradstreet, including those required by the SEC and the NYSE. Based on a review of these factors, the C&BC has determined that (i) Meridian is independent and (ii) Meridian's engagement presents no conflicts of interest.

        The Innovation & Technology Committee. Under the terms of its charter, the primary function of the I&TC is to review our approach to information technology and innovation, including:

  •
  the information technology platforms required to enable customer-centric innovation, cost-effective organic growth and competitive advantage with respect to M&A opportunities;

  •
  the process and approach required to drive product innovation such as customer research, design and product development to enable customer success;

  •
  advising the innovation and technology senior management team as needed in connection with the I&TC's duties and responsibilities outlined above; and

  •
  assisting the Board in fulfilling its oversight responsibilities regarding the Company's information technology and innovation.

        In addition, the I&TC reviews with management the risks of the Company's technology infrastructure and platforms, including marketplace and financial risks, information technology security risks and related cybersecurity risks. The I&TC may, in its discretion, also delegate all or a portion of its duties and responsibilities to a subcommittee or, to the extent otherwise permitted by applicable laws or regulations, to any other body, individual or management. A copy of the I&TC charter can be found in the Investor Relations section of our website (http://investor.dnb.com).

        The Nominating & Governance Committee. Under the terms of its charter, the N&GC's primary responsibilities include:

  •
  identifying individuals qualified to become Board members;

  •
  recommending candidates to fill Board vacancies and newly created director positions;

  •
  recommending whether incumbent directors should be nominated for re-election to the Board upon expiration of their terms;

  •
  developing and recommending to the Board a set of corporate governance principles applicable to the Board; and

  •
  overseeing the evaluation of the Board.

        The N&GC may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee or, to the extent otherwise permitted by applicable laws or regulations (including NYSE listing standards), to any other body, individual or management. A copy of the N&GC charter can be found in the Investor Relations section of our website (http://investor.dnb.com).

        In accordance with our Corporate Governance Principles and the N&GC charter, the N&GC oversees the entire process of selection and nomination of Board nominees, including screening candidates for directorships in accordance with the Board-approved criteria described below. The N&GC, with input from the Chairman of the Board, will identify individuals believed to be qualified to become Board members. The N&GC solicits candidates from its current directors and, if deemed appropriate, retains for a fee, one or more third party search firms to identify and help evaluate candidates. The N&GC will recommend candidates to the Board to fill new or vacant positions based on such factors as it deems appropriate, including independence, potential conflicts of interest (including any affiliation with an entity that competes or appears to compete with the Company), professional experience, personal character, integrity, diversity, outside commitments (e.g., service on other boards) and particular areas of expertise—all within the context of the needs of the Board. The N&GC does not use a formula for these factors, including diversity, but instead applies its judgment based on the needs of the Company.

        The N&GC will also consider director nominees proposed by our shareholders. Any shareholder wishing to propose a future nominee for consideration by the N&GC may nominate persons for election to the Board if such shareholder complies with the notice procedures set forth in our by-laws and summarized under the "Shareholder Proposals for the 2019 Annual Meeting" section of this proxy statement. The N&GC uses the same criteria described above to evaluate nominees proposed by our shareholders.

        No individuals were proposed for nomination by any shareholders in connection with the 2018 Annual Meeting of Shareholders.

        During 2017, the N&GC reviewed emerging trends and best practices regarding processes to evaluate the Board and made the following changes to enhance the Board and committee assessment process:

  •
  Revised Survey Response Scale:  We expanded our online assessment survey response scale from 1-5 to 1-10 in order to elicit more granular information to enable more specific conclusions;

  •
  Individual Director Self-Assessment:  In addition to online surveys, which the Board and committee members have traditionally utilized to assess Board and committee performance, each director also completes a qualitative self-assessment of their individual performance. This assessment requires the director to critically assess their interactions with the Board and committees and identify both areas of strength and potential areas for improvement;

  •
  Individual Director Interviews:  The Lead Director meets privately with each director to discuss Board and committee performance, as well as the results of each director's individual self-assessment. These one-on-one conversations provide an open environment to facilitate candor and honesty in feedback;

  •
  One-on-One Management Interviews:  In addition to the individual director interviews, the Lead Director also meets privately with selected members of the management team who regularly attend Board meetings and have a high level of interaction with the directors, in order to elicit their views on Board and committee performance;

  •
  Strengths, Weaknesses, Opportunities and Threats (SWOT) Analysis:  Each committee chair leads a SWOT analysis discussion with their applicable committee in order to further assess and critique committee performance and identify areas for improvement; and

  •
  Allocated More Discussion Time:  Each committee and the full Board allocates more time to perform an in-depth review of the outcome of the assessment process. The committee discussions are led by each committee chair and the Board discussion is led by the Lead Director. The purpose is to have a rigorous discussion with the goal of identifying areas of improvement and formulating a plan for resolution.

        The Board believes the above enhancements to our assessment process provide a more rigorous evaluation of director performance and will help to ensure that each director's skillset fits with the Company's long-term business strategy and risk profile.

Communications with the Board and Audit Committee

        We have a process in place that permits shareholders and other interested persons to communicate with our Board through its Lead Director and with the Audit Committee through its Chairman. Mr. James N. Fernandez currently serves as both our Lead Director and Audit Committee Chairman. To report complaints about our accounting, internal accounting controls or auditing matters, shareholders and other interested persons should write to the Dun & Bradstreet Audit Committee Chairman, care of our third party compliance vendor, at: AlertLine, NAVEX Global, Inc., 13950 Ballantyne Corporate Place, Suite 300, Charlotte, North Carolina 28277. To report all other concerns to the non-employee directors, shareholders and other interested persons should write to the Lead Director, care of AlertLine, NAVEX Global, Inc., at the address noted above. Communications that are not specifically addressed as indicated above will be provided to the Lead Director. Concerns can be reported anonymously by not including a name and/or contact information, or confidentially by marking the envelope containing the communication as "Confidential." All communications received by AlertLine will be sent first to our internal compliance team, who will forward them on to the applicable director after review. The compliance team will not forward non-substantive communications that are unrelated to the duties and responsibilities of the Board, such as: spam, business solicitations or advertisements, resumes, product-related inquiries, junk mail or mass mailings, service complaints or inquiries, personal grievances, any threatening or hostile communications or similarly unsuitable communications. As appropriate, such items may be redirected to internal management for investigation, resolution and/or response. These instructions can also be found in the Corporate Governance information maintained in the Investor Relations section of our website (http://investor.dnb.com). On a quarterly basis we provide a summary to the N&GC of all matters that have been received by our Lead Director and by our Audit Committee Chairman through the above process.

Attendance at Annual Meetings

        We expect directors to be available to attend our Annual Meeting. All of our directors attended our 2017 Annual Meeting of Shareholders.

Service on Multiple Audit Committees

        Our Corporate Governance Principles prohibit our Audit Committee members from serving as members of more than two other public company audit committees without the Board's approval. Any determination by the Board approving of service on more than two other public company audit committees will be disclosed in our annual proxy statement. No Audit Committee member currently serves on the audit committee of more than two other public companies.

Related Persons Transactions and Approval Policy

        Our Board recognizes that related persons transactions present a heightened risk of conflicts of interest and therefore has adopted a written policy to be followed in connection with all related persons transactions involving Dun & Bradstreet.

        Under this policy, the Board has delegated to the N&GC the responsibility for reviewing and approving certain related persons transactions in excess of $120,000, in which the related person may have a direct or indirect material interest. The Board has empowered the Corporate Secretary to review all related persons transactions in excess of $120,000 and to present to the N&GC for approval those transactions in which the related person is reasonably likely to have a direct or indirect material interest. For purposes of this policy, a transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any guarantee of indebtedness) or any series of similar transactions, arrangements or relationships. In addition, a related person is any holder of 5% or more of voting securities of the Company, or any director, nominee for director or executive officer of the Company or their immediate family members.

        In approving related persons transactions, the N&GC is required to determine whether each related persons transaction referred to the N&GC was the product of fair dealing and whether it was fair to Dun & Bradstreet.

        Under this policy, we review our records and make inquiries of our directors and executive officers to identify any related persons transactions. We search our books and records for any related persons transactions that involve amounts, individually or in the aggregate, that exceed $120,000.

        The N&GC did not review any related persons transactions pursuant to the policy during 2017.

Promoters and Control Persons

        There are no reportable transactions pursuant to this requirement.

Compensation Committee Interlocks and Insider Participation

        None of the members of our C&BC is, or has been, an employee or officer of Dun & Bradstreet. During fiscal year 2017, no member of our C&BC had any relationship with Dun & Bradstreet requiring disclosure under Item 404 of Regulation S-K, the SEC rule regarding disclosure of related persons transactions. During fiscal year 2017, none of our executive officers served on the compensation committee or equivalent or board of directors of another entity whose executive officer(s) served as a director of Dun & Bradstreet or as a member of our C&BC.

Code of Conduct

        We have adopted a Code of Conduct that applies to all of our directors, officers and employees (including our CEO, Chief Financial Officer, and Principal Accounting Officer and Corporate Controller) and have posted the Code of Conduct in the Investor Relations section of our website (http://investor.dnb.com). We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K, if any, relating to amendments to or waivers from any provision of our Code of Conduct applicable to our CEO, Chief Financial Officer, and Principal Accounting Officer and Corporate Controller by posting this information on our website.

COMPENSATION OF DIRECTORS

Overview of Non-employee Director Compensation

        For 2017, our non-employee directors' total compensation program consisted of both cash and equity-based compensation awards as follows:

  •
  Annual board cash retainer of $85,000;

  •
  Additional annual cash retainer for each Committee Chair of $20,000;

  •
  Additional annual cash retainer of $50,000 for the Lead Director; and

  •
  Annual grant of restricted stock units (RSUs), with a value of approximately $135,000.

        Cash compensation was paid in semi-annual installments in 2017. No separate fees are paid for attendance at Board or Committee meetings. The RSU grant is made on the date of the Annual Meeting of Shareholders.

        In addition, non-employee directors may elect to defer all or a portion of their annual cash retainer(s) into our Non-employee Directors' Deferred Compensation Plan. Directors who defer their cash retainers into the Dun & Bradstreet Common Stock Fund under the plan receive a 10% premium payment credited to their account. This premium as well as the base deferral amount must remain invested in the Dun & Bradstreet Common Stock Fund for a period of at least three years from the date these amounts are initially credited to the non-employee director's account. Receipt of RSU awards may also be voluntarily deferred such that the delivery of the underlying shares is the date of separation from service. RSUs are credited with dividend equivalent units while deferred.

        Each new non-employee director receives a pro-rata allocation of the components of the total compensation program as described above as of their appointment date. All non-employee directors are also provided with the following benefits:

  •
  Reimbursement for reasonable Company-related travel;

  •
  Director continuing education and other expenses;

  •
  Travel accident insurance when traveling on Company business;

  •
  Personal liability insurance; and

  •
  Participation in our charitable matching gift program of up to $4,000 per calendar year.

        Only non-employee directors receive compensation for serving on the Board. A director who is also an employee of the Company receives no additional compensation for serving as a director.

Stock Ownership Guidelines

        Non-employee directors are required to hold an aggregate value of shares equal to five times the annual board cash retainer received by directors under the total compensation program, which is intended to be achieved within five years and thereafter maintained. Shares counted towards stock ownership include (i) shares owned outright, (ii) deferred shares, (iii) Restricted Stock Units, (iv) shares held in the Dun & Bradstreet Common Stock Fund, (v) 50% of vested and exercisable options, and (vi) such other form of equity compensation as may be received by directors from time to time under the total compensation program.

        The following table summarizes the compensation paid to our non-employee directors in 2017:

Non-employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)	All Other Compensation ($) (4)(5)(6)	Total ($)
Thomas J. Manning	155,000	135,000	12,459	302,459
Lead Director*
Cindy Christy	85,000	135,000	17,540	237,540
Christopher J. Coughlin	30,274	0	11,076	41,350
L. Gordon Crovitz	85,000	135,000	9,395	229,395
James N. Fernandez	105,000	135,000	49,780	289,780
Paul R. Garcia	105,000	135,000	12,728	252,728
Anastassia Lauterbach	105,000	135,000	2,385	242,385
Randall D. Mott	85,000	135,000	2,385	222,385
Judith A. Reinsdorf	85,000	135,000	8,459	228,459

*
Mr. Manning served as our Lead Director throughout 2017 and until he became our Chairman and interim CEO on February 12, 2018.

(1)
In addition to the $85,000 annual cash retainer for each non-employee director, the following non-employee directors earned additional fees for serving as Lead Director or as a Committee Chair: Mr. Manning—$70,000 (includes $20,000 for serving as Chair of the N&GC and $50,000 for serving as Lead Director); Mr. Fernandez—$20,000 (for serving as Chair of the Audit Committee); Mr. Garcia—$20,000 (for serving as Chair of the C&BC) and Ms. Lauterbach—$20,000 (for serving as Chair of the I&TC). Mr. Coughlin received a pro-rata cash retainer since he completed his service with our Board on May 10, 2017.

(2)
Amounts shown represent the aggregate grant date fair value as calculated under generally accepted accounting principles in the United States of America (GAAP), without regard to forfeiture assumptions. For more information on how we value stock-based awards (including all assumptions made in such valuation), refer to "Note 11 Employee Stock Plans" in the "Notes to Consolidated Financial Statements" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The amounts shown cannot be considered predictions of future value. These assumptions may or may not be fulfilled.

(3)
The annual equity grants were reviewed by the C&BC and were made on the date of the Annual Meeting of Shareholders. Each non-employee director was granted 1,210 RSUs on May 10, 2017. The number of RSUs is based on the mean of the high and low trading prices of our common stock on the date of grant.

On May 10, 2017, the per share grant date fair value was $111.57. Therefore, excluding dividend equivalent units, the total full fair value for RSUs granted to each non-employee director in 2017 was approximately $135,000. These RSUs vest in full on the earlier of (i) immediately prior to the next year's Annual Meeting of Shareholders or (ii) the director's separation from service with the Board due to death or disability, and are payable in shares of our common stock as of the separation from service date. If the director separates from service with the Board due to retirement, the award is prorated and payable in shares of our common stock as of the retirement date. Directors are credited with dividend equivalent units with respect to the RSUs prior to settlement.

(4)
Three non-employee directors, Ms. Christy and Messrs. Coughlin and Fernandez, elected to defer all of their 2017 cash retainers into the Dun & Bradstreet Common Stock Fund under our Non-employee Directors' Deferred Compensation Plan. The directors received a 10% premium on such deferred amounts, which was credited as an additional deferral under the Dun & Bradstreet Common Stock Fund. The amounts shown include this 10% premium as follows: Ms. Christy—$8,500; Mr. Coughlin—$3,028; and Mr. Fernandez—$10,500.

(5)
The amounts shown include matching gifts made pursuant to the Dun & Bradstreet Corporate Giving Program available to all of our employees and directors: Mr. Manning—$4,000; Ms. Christy—$3,500; Mr. Crovitz—$1,500; Mr. Fernandez—$4,000; and Mr. Garcia—$4,000.

(6)
The amounts shown include the value of the dividend equivalent units credited in 2017. The Company paid a quarterly dividend of $0.5025 per share. The value of all dividend equivalent units equals the number of RSUs as of the record date multiplied by the quarterly dividend. The resulting value is then divided by the fair market value of our common stock on the dividend payment date to arrive at the number of dividend equivalent units to be credited. Dividend equivalent units vest in full when the restrictions on the corresponding RSUs lapse. In 2017, the total value of all dividend equivalent units credited to our non-employee directors was: Mr. Manning—$8,459; Ms. Christy—$5,540; Mr. Coughlin—$8,048; Mr. Crovitz—$7,895; Mr. Fernandez—$35,280; Mr. Garcia—$8,728; Ms. Lauterbach—$2,385; Mr. Mott—$2,385; and Ms. Reinsdorf—$8,459.

 Equity Awards Outstanding as of December 31, 2017

        As of December 31, 2017, the aggregate number of stock awards (including units held in the Dun & Bradstreet Common Stock Fund under our Non-employee Directors' Deferred Compensation Plan) and stock options outstanding for each non-employee director was as follows:

Name	Stock Awards (#)	Option Awards (#)
Thomas J. Manning Lead Director*	4,392	1,387
Cindy Christy	3,011	1,170
Christopher J. Coughlin	0	2,590
L. Gordon Crovitz	4,129	1,340
James N. Fernandez	16,087	2,590
Paul R. Garcia	4,475	1,788
Anastassia Lauterbach	1,210	1,134
Randall D. Mott	1,210	1,143
Judith A. Reinsdorf	4,392	1,387

*
Mr. Manning served as our Lead Director throughout 2017 and until he became our Chairman and interim CEO on February 12, 2018.

AUDIT COMMITTEE INFORMATION

Report of the Audit Committee

        The Board has determined that each member of the Audit Committee is "independent" within the meaning of the SEC regulations and the NYSE listing standards. The Audit Committee is directly responsible for the appointment, fees, retention and oversight of our independent registered public accounting firm. Management has the primary responsibility for our financial reporting process, including our system of internal controls, and for the preparation of consolidated financial statements in compliance with generally accepted accounting principles in the United States of America (GAAP), applicable laws and regulations. Our independent registered public accounting firm is responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board and expressing an opinion as to the conformity of such financial statements with GAAP and the effectiveness of internal control over financial reporting. It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures.

        Management has represented to the Audit Committee that our financial statements were prepared in accordance with GAAP and the Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm in the course of performing its oversight role.

        The Audit Committee has reviewed and discussed with management and our independent registered public accountant, PricewaterhouseCoopers LLP, the Company's Annual Report on Form 10-K, which includes the Company's audited consolidated financial statements for the year ended December 31, 2017.

        The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 16, "Communications with Audit Committees," as adopted by the Public Company Accounting Oversight Board.

        In addition, the Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP's communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP their independence from the Company and management.

        The Audit Committee met periodically with the Chief Enterprise Risk & Audit Officer, Principal Accounting Officer and Corporate Controller, Chief Financial Officer, Chief Compliance Officer and the independent registered public accounting firm to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

        Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

Audit Committee

James N. Fernandez, Chairman
Paul R. Garcia
Randall D. Mott
Judith A. Reinsdorf

March 13, 2018

Audit Committee Pre-approval Policy

        The Audit Committee of the Board has adopted an Audit Committee Pre-approval Policy. In accordance with this policy, the independent registered public accounting firm may not provide certain prohibited services. In addition, the Audit Committee must pre-approve the engagement terms and fees, and any changes to those terms and fees, of all audit and non-audit services performed by PricewaterhouseCoopers LLP. All pre-approval requests submitted to the Audit Committee are required to be accompanied by backup documentation and a view from PricewaterhouseCoopers LLP and our Chief Financial Officer or Corporate Controller that the services will not impair the independent registered public accounting firm's independence. The policy does not include any delegation of the Audit Committee's responsibilities to management. The Audit Committee has delegated its pre-approval authority to the Audit Committee Chairman or his delegate, subject to an overall limit of $100,000 in new services. Pre-approvals by the delegated member or members must be reported to the Audit Committee at its next scheduled meeting.

Fees Paid to Independent Registered Public Accounting Firm

        The aggregate fees billed to us by PricewaterhouseCoopers LLP for the last two fiscal years are as follows:

	Fiscal Year Ended December 31,
	2017	2016
	(In thousands)
Audit Fees (1)	$4,776	$4,766
Audit Related Fees (2)	771	646
Tax Fees (3)	729	226
All Other Fees	21	136

Total Fees	$6,297	$5,774

(1)
Consists primarily of professional fees for services provided in connection with the audit of our financial statements, review of our quarterly financial statements, the audit of the effectiveness of internal control over financial reporting with the objective of obtaining reasonable assurance as to whether effective internal control over financial reporting was maintained in all material respects, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.

(2)
Consists primarily of fees for audits of our employee benefit plans and services related to the implementation of Accounting Standards Update No. 2014-09 "Revenue from Contracts with Customers."

(3)
Consists primarily of foreign tax planning and assistance in the preparation and review of our foreign income tax returns, and services in connection with the review of certain compensation-related disclosures in our proxy statement. The higher fees in 2017 were primarily a result of work related to foreign tax planning.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Upon recommendation of the N&GC, the Board has nominated the following eight individuals for election as directors for a one-year term expiring at the 2019 Annual Meeting of Shareholders: Cindy Christy, L. Gordon Crovitz, James N. Fernandez, Paul R. Garcia, Anastassia Lauterbach, Thomas J. Manning, Randall D. Mott and Judith A. Reinsdorf (Nominees). Each Nominee currently serves as a director.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF OUR NOMINEES.

Cindy Christy
President
Asurion Corporation

Cindy Christy, age 52, has served as a director of Dun & Bradstreet since August 2015, and is a member of the Compensation & Benefits Committee and the Innovation & Technology Committee. Ms. Christy is currently the President of Asurion Corporation, after serving as the President and Chief Operating Officer from September 2014 until January 2018. Prior to that, Ms. Christy was Asurion Corporation's President, Americas from December 2012 to September 2014 and President, Sales, Marketing and Product Management from November 2008 to December 2012. Prior to joining Asurion Corporation, Ms. Christy held several executive positions with Alcatel-Lucent (and predecessor entity, Lucent Technologies) from 1996 through 2008, including President and Chief Executive Officer of the Americas Region from January 2008 to October 2008, President and Chief Executive Officer, North America, from December 2006 to December 2007, President of Lucent Technologies' Network Solutions Group from April 2005 to December 2006, and President of Lucent Technologies' Mobility Solutions Group from March 2004 to April 2005. Ms. Christy began her career with AT&T in 1988, where she held several leadership positions in marketing and product management. Ms. Christy currently serves on the board of Crown Castle International Corporation and has not served as a director of any other public company in the last five years.

In assessing Ms. Christy's skills and qualifications to serve on the Board, our directors considered her vast knowledge of telecommunications technologies and related emerging technological trends, coupled with global product, supply chain management and information technology expertise. In addition, the Board also values Ms. Christy's experience in marketing and with partnerships and alliances and the variety of executive management positions Ms. Christy has held over her more than 25-year career which has equipped her with strategic management capability, global business insight, risk management capability, mergers and acquisitions and public company experience.

L. Gordon Crovitz
Co-Founder and Co-Chief Executive Officer
NewsGuard Technologies, Inc.

L. Gordon Crovitz, age 59, has served as a director of Dun & Bradstreet since July 2014, and is a member of the Nominating & Governance Committee and Innovation & Technology Committee. The former Publisher of The Wall Street Journal and Executive Vice President of Dow Jones and President of its Consumer Media Group, Mr. Crovitz has been active in digital media since the early 1990s. Mr. Crovitz is the co-Founder and co-CEO of NewsGuard Technologies, Inc., which provides consumers information about the news brands they access online. He is also a partner in NextNews Ventures and he co-founded Journalism Online, LLC, a provider of e-commerce solutions for publishers, in April 2009. From 2008 until April 2009, Mr. Crovitz was an active angel investor in, and advisor to, privately held media and technology companies. Prior to that, Mr. Crovitz was with Dow Jones from 1980 until December 2007, serving as Executive Vice President and Publisher, Wall Street Journal and President of the Consumer Media Group from 2006 to 2007. In his previous role, he served as Senior Vice President and President of Electronic Publishing from 1998 to 2006. Mr. Crovitz is a member of the Board of Directors of the following public companies: Houghton Mifflin Harcourt (where he served as interim CEO from September 2016 through April 2017) and Marin Software. He has not served as a director of any other public company in the last five years.

In assessing Mr. Crovitz's skills and qualifications to serve on the Board, our directors considered his diversity of distinguished experience and seasoned business acumen acquired from his many years as a senior level executive for a large publicly traded company. His extensive experience and expertise include company transformation and change management, strategic planning, global business insight, operations, information technology, data privacy and corporate governance. The Board also values his financial knowledge, familiarity with Dun & Bradstreet's industry, sales and marketing background, experience with partnerships and alliances, his work with cloud services and "as a service" models, and his experience from serving on other public company boards.

James N. Fernandez
Retired Executive Vice President and Chief Operating Officer
Tiffany & Co.

James N. Fernandez, age 62, has served as a director of Dun & Bradstreet since December 2004, and is Chairman of the Audit Committee and a member of the Nominating & Governance Committee. Mr. Fernandez was appointed Lead Director on February 12, 2018. Prior to his retirement in July 2014, Mr. Fernandez served with Tiffany & Co., a specialty retailer, designer, manufacturer and distributor of fine jewelry, timepieces, sterling silverware, china, crystal, stationery, fragrances and accessories, since October 1983. He held numerous positions with Tiffany & Co., including Senior Vice President and Chief Financial Officer from April 1989 until January 1998, when he was promoted to Executive Vice President and Chief Financial Officer. In June 2011, Mr. Fernandez was promoted to Executive Vice President and Chief Operating Officer with overall responsibility for finance, distribution, information technology, manufacturing and Tiffany's Diamond and Gemstone Division. Mr. Fernandez does not serve, nor has he served in the last five years, on the board of any other public company.

In assessing Mr. Fernandez's skills and qualifications to serve on the Board, our directors considered Mr. Fernandez's financial expertise (including investor relations oversight), and marketing/brand management and operations experience (including information technology and human resources oversight) gained at Tiffany & Co. for over 30 years, including in his role as the Chief Financial Officer for 22 years and Chief Operating Officer for three years. The Board also values his risk management, compliance and mergers and acquisitions experience, his global business insight and strategic planning experience, and his general corporate governance background. Additionally, the Board values Mr. Fernandez's qualification as an "audit committee financial expert," as that term has been defined by the rules of the SEC, and his "accounting or related financial management expertise" within the meaning of NYSE listing standards.

Paul R. Garcia
Retired Chief Executive Officer and Chairman of the Board
Global Payments, Inc.

Paul R. Garcia, age 65, has served as a director of Dun & Bradstreet since May 2012, and is a member of the Audit Committee and Compensation & Benefits Committee, where he has served as Chairman since May 2014. Mr. Garcia served as Chief Executive Officer of Global Payments, Inc., a leading provider of payment processing services, from February 2001 until October 2013. Mr. Garcia served as a director of Global Payments from February 2001 through May 2014 and was Chairman of the Board from October 2002 through May 2014. Previously, Mr. Garcia served as Chief Executive Officer of NDC eCommerce, a division of National Data Corporation, from July 1999 to February 2001, President and Chief Executive Officer of Productivity Point International, Inc. from 1996 to 1998, Group President of First Data Issuing Services from 1995 to 1996, Chief Executive Officer of both National Bancard Corporation (NaBANCO) and First Financial Bank from 1982 to 1995, and National Sales Manager of Chase Manhattan Merchant Bank Card Services from 1979 to 1982. Mr. Garcia is also a director of SunTrust Banks, Inc., a public company. He previously served as a director of Global Payments and West Corporation.

In assessing Mr. Garcia's skills and qualifications to serve on the Board, our directors considered Mr. Garcia's extensive management, operations, sales, marketing and technology expertise gained from his management and executive roles in the financial and payments services industry, including as Chief Executive Officer of Global Payments for over 12 years. The Board also values his experiences with data privacy, risk management and compliance matters, and mergers and acquisitions, as well as Mr. Garcia's financial knowledge, strategic planning acumen, regulatory experience, company transformation experience, and his general global business insight. In addition, the Board values his prior experience as Chairman of a U.S. public company.

Dr. Anastassia Lauterbach
CEO and Founder
1AU-Ventures Ltd./Lauterbach Consulting & Venturing GmbH

Anastassia Lauterbach, age 45, has served as a director of Dun & Bradstreet since August 2013, and is a member of the Nominating & Governance Committee and Innovation & Technology Committee, which she has chaired since October 2015. Dr. Lauterbach served as Senior Vice President of Global Business Operations Europe at Qualcomm Incorporated, a world leader in 3G, 4G and next-generation wireless technologies, from September 2011 to August 2013. Previously, she served at Deutsche Telekom AG, as Senior Vice President, Business Development and Investments from August 2010 to May 2011, Acting Chief Products and Innovation Officer from March 2010 to November 2010, and Senior Vice President, Planning & Development from June 2009 to March 2010, and during her time at Deutsche Telekom she additionally served as a member of the Executive Operating Board. Prior to Deutsche Telekom, Dr. Lauterbach served as Executive Vice President, Group Strategy at T-Mobile International AG from September 2006 to May 2009 and, prior to T-Mobile, she served in various operational and strategic roles at Daimler Chrysler Financial Services, McKinsey & Company and Munich Reinsurance Company. She is the Chief Executive Officer and founder of Lauterbach Consulting & Venturing GmbH and 1AU-Ventures Ltd. in Germany and the United Kingdom and currently serves on Advisory and Supervisory Boards of several U.S. and European based technology companies. Dr. Lauterbach does not serve, nor has she served in the last five years, on the board of any other public company.

In assessing Dr. Lauterbach's skills and qualifications to serve on the Board, our directors considered Dr. Lauterbach's deep experience in technology and product innovation and marketing. The Board also values her international operational and strategic insights gained while working for several large international communications companies, including her experience with mergers and acquisitions, post-merger integration, partnerships and alliances, business transformation and strategy.

Thomas J. Manning
Chairman of the Board and interim Chief Executive Officer
The Dun & Bradstreet Corporation

Thomas J. Manning, age 62, has served as Chairman of the Board and interim Chief Executive Officer since February 12, 2018. Prior to that, Mr. Manning served as our Lead Director from December 7, 2016 until February 12, 2018, and has been a director of Dun & Bradstreet since June 2013. As an employee of the Company, Mr. Manning is no longer independent and, therefore, does not serve on any committees of the Board. Mr. Manning has been a Lecturer in Law at The University of Chicago Law School, teaching courses on corporate governance, private equity and U.S.-China relations, since July 2012. Previously, he served as the Chief Executive Officer of Cerberus Asia Operations & Advisory Limited, a subsidiary of Cerberus Capital Management, a global private equity firm, from April 2010 to June 2012, Chief Executive Officer of Indachin Limited from October 2005 to March 2009, Chairman of China Board Directors Limited from August 2005 to April 2010, and a senior partner with Bain & Company and a member of Bain's China board and head of Bain's information technology strategy practice in the Silicon Valley and Asia from August 2003 to January 2005. Prior to that, Mr. Manning served as Global Managing Director of the Strategy & Technology Business of Capgemini, Chief Executive Officer of Capgemini Asia Pacific, and Chief Executive Officer of Ernst & Young Consulting Asia Pacific, where he led the development of consulting and IT service and outsourcing businesses across Asia from June 1996 to January 2003. Early in his career, Mr. Manning was with McKinsey & Company, Buddy Systems, Inc. and CSC Index. Mr. Manning is also a director of the following public companies: CommScope Holding Company, Inc. and Clear Media Limited. He previously served as a director of iSoftStone Holdings Limited, AsiaInfo-Linkage, Gome Electrical Appliances Company and Bank of Communications.

In assessing Mr. Manning's skills and qualifications to serve on the Board, our directors considered Mr. Manning's expertise in technology and business operations and innovation on a global scale, including Mr. Manning's rich international thought leadership, particularly relating to China. The Board also believes the Company benefits from Mr. Manning's extensive background in strategic consulting, regulatory matters, partnerships and alliances, mergers and acquisitions, company transformation, compliance issues and general corporate governance. Additionally, the Board values Mr. Manning's experience gained while serving on the boards of other U.S. public companies.

Randall D. Mott
Senior Vice President, Global Information Technology and
Chief Information Officer
General Motors Company

Randall D. Mott, age 61, has served as a director of Dun & Bradstreet since June 2015, and is a member of the Audit Committee and Innovation & Technology Committee. Mr. Mott is currently the Senior Vice President, Global Information Technology and Chief Information Officer of General Motors Company, where he has served in that role since February 2012. From July 2005 to September 2011, Mr. Mott served as Hewlett-Packard Company's Chief Information Officer, and additionally became Executive Vice President in 2006. From February 2000 to July 2005, Mr. Mott served as Senior Vice President and Chief Information Officer at Dell Computer Corporation. Mr. Mott started his career at Wal-Mart Stores, Inc. in 1978 as a programmer. He served in a variety of roles during his 22-year tenure at Wal-Mart, including as Senior Vice President and Chief Information Officer from 1994 to 2000. Mr. Mott does not currently serve, nor has he served in the last five years, on the board of any other public company. He previously served on the board at Fleming Companies, Inc.

In assessing Mr. Mott's skills and qualifications to serve on the Board, our directors considered the variety of global information technology and executive management positions he has held over the course of his career, where he pioneered retail and supply chain systems automation. The Board also values the contributions he has made over the years toward enabling retail and consumer-focused industries through the creation and implementation of supply chain standards and best practices, as well as his strategic planning and global business insight and mergers and acquisitions experience. Finally, the Board believes Mr. Mott's experience with data privacy and risk management oversight relating to technology systems will serve the Board well.

Judith A. Reinsdorf
Former Executive Vice President and General Counsel
Johnson Controls International plc

Judith A. Reinsdorf, age 54, has served as a director of Dun & Bradstreet since June 2013. She is a member of the Audit Committee and Compensation & Benefits Committee and also serves as Chair of the Nominating & Governance Committee. Ms. Reinsdorf served as Executive Vice President and General Counsel of Johnson Controls International plc, a global leader in building products and technology, integrated solutions and energy storage, from September 2016 to November 2017, following its merger with Tyco International plc, where she served as Executive Vice President and General Counsel from March 2007 until September 2016. Previously, she served as Vice President, General Counsel and Secretary of C. R. Bard, Inc. from October 2004 to February 2007, as Vice President and Corporate Secretary of Tyco from 2003 to 2004 and as Vice President and Associate General Counsel of Pharmacia Corporation from 2000 to 2003. From 1995 to 2000, she held the position of Assistant General Counsel and Chief Legal Counsel, Corporate, at Monsanto Company. Ms. Reinsdorf currently serves on the board of Alexion Pharmaceuticals, Inc. and has not served as a director of any other public company in the last five years.

In assessing Ms. Reinsdorf's skills and qualifications to serve on the Board, our directors considered Ms. Reinsdorf's strong corporate governance expertise and placed significant value on her experience with global compliance, risk management, data privacy and regulatory matters, as well as her understanding of compensation and human resources issues and experience with mergers and acquisitions. The Board also values Ms. Reinsdorf's global business insight and broad corporate legal and strategic planning skills honed as an executive at large U.S. public companies.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018

        The Audit Committee is directly responsible for the appointment, fees, retention and oversight of our independent registered public accounting firm and we have appointed PricewaterhouseCoopers LLP (PwC) to serve in this capacity and to audit the consolidated financial statements for the year ending December 31, 2018. PwC succeeded Coopers & Lybrand as our independent auditor in 1998 when the two firms merged. Although shareholder approval of this appointment is not required, the Audit Committee and the Board believe that submitting the appointment to the shareholders for ratification is a matter of good corporate governance. If the shareholders do not ratify the appointment, the Audit Committee will review its future selection of PwC as the independent registered public accounting firm in light of the shareholder vote, but still may retain them. Even if the appointment is ratified, the Audit Committee, at its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Dun & Bradstreet and our shareholders. Our Audit Committee and our Board of Directors both believe that the continued retention of PwC to serve as the Company's independent external auditor is in the best interest of the Company and its shareholders.

        In addition to its audit of our consolidated financial statements, PwC also performed statutory audits required by certain international jurisdictions, audited the financial statements of our various benefit plans, and performed certain other audit and non-audit services. Fees for these services are described under the "Fees Paid to Independent Registered Public Accounting Firm" section of this proxy statement. The selection of our lead audit partner is reviewed with the Audit Committee and its Chairman. The rotation of our lead audit partner no less frequently than every five years is required by law. Consistent with our Audit Committee Charter, the Audit Committee considers whether to adopt a policy of rotating our independent auditing firm on a regular basis.

        A representative of PwC is expected to be present at the 2018 Annual Meeting of Shareholders. Such representative will have the opportunity to make a statement, if he or she so desires, and is expected to be available to respond to questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.

 PROPOSAL 3

APPROVAL OF THE DUN & BRADSTREET CORPORATION
2018 NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN

        The Board is seeking shareholder approval for The Dun & Bradstreet Corporation 2018 Non-Employee Directors Equity Incentive Plan (Plan). If approved by the Company's shareholders, the Plan will serve as the successor to the Company's 2000 Non-Employee Directors' Stock Incentive Plan (Prior Plan) and will become effective on the date that shareholders of the Company approve the Plan, after which, no further awards will be granted under the Prior Plan.

        The Prior Plan currently authorizes the issuance of up to 700,000 shares of common stock, of which 40,269 shares of common stock remained available for issuance as of March 15, 2018. The Company believes that the continued ability to offer this type of program is an important aid in compensating non-employee members of the Board and to enable them to increase their ownership of shares and align their interest with those of the Company's shareholders. If approved by the shareholders, a total of 150,000 shares of common stock, plus the number of shares of common stock that were not issued under the Prior Plan, will be made available for issuance under the Plan.

Key Considerations

        In determining the number of additional shares of common stock to allocate to the Plan, the Board considered various factors, including historical grant practices, burn rate and anticipated non-employee director compensation. The table below summarizes our grant practices under the Prior Plan and our 2009 Stock Incentive Plan (Employee Plan) and gross burn rate during the most recent three fiscal years. The gross burn rate is the gross number of equity award shares granted in a given year divided by the weighted average shares of common stock outstanding for the same year. Gross burn rate, unlike net burn rate, excludes the add-back of cancelled or forfeited equity awards in the calculation.

Fiscal Year	Weighted Average Shares Outstanding	Restricted Stock Units/ Performance Stock Units Granted (1)	Options Granted	Gross Burn Rate
2017	36,930,948	180,148	0	0.49%
2016	36,475,006	208,684	0	0.57%
2015	36,083,830	253,310	2,313	0.71%

(1)
Performance Stock Units included in the table above reflect the target number of shares granted during each fiscal year.

        Based on a review of our historical and projected grant practices, we believe that the new shares requested for issuance under the Plan will cover the Company's non-employee director grants for approximately 10 years under our current issuance rate and stock price, while providing flexibility for deviations from both.

        The principal features of the Plan are summarized below, but the summary is qualified in its entirety by reference to the full text of the Plan. A copy of the Plan is attached to this Proxy Statement as Exhibit A and is incorporated herein by reference.

Key Terms of the Plan at a Glance

        The following is a summary of the key provisions of the Plan, as set forth and stated herein.

Shares Available for Awards	An aggregate number of shares of common stock equal to the sum of (i) 150,000 shares of common stock, plus (ii) the number of shares of common stock that were reserved for issuance but not issued under the Prior Plan as of the date the Plan becomes effective will be authorized and reserved for issuance under the Plan.
Award Types	(1)	Non-qualified stock options
	(2)	Stock appreciation rights (SARs)
	(3)	Restricted stock
	(4)	Restricted stock units
	(5)	Dividend equivalents
	(6)	Other share-based awards
Award Limits
The sum of the date of grant fair value of all awards payable in shares taken together with any cash fees payable to a non-employee director as compensation for services as a non-employee director during any calendar year may not exceed $1,500,000.
Vesting	Vesting is generally determined by the Board within limits set forth in the Plan.
Not Permitted	1)
Outside of certain capitalization events or corporate event or unless shareholder approval is obtained, (i) repricing or reducing the exercise price of an option or SAR below the per share exercise price as of the date of grant, or (ii) canceling, surrendering or substituting any outstanding option or SAR in exchange for (a) the grant of a new option or SAR with a lower exercise price, or (b) other awards or a cash payment at a time when the exercise price of the option or SAR is greater than the fair market value of a share.
2)
Adding shares back to the number of shares available for issuance when shares are (i) subject to an option or a stock-settled SAR and were not issued upon the net settlement or net exercise of such option or SAR, (ii) delivered to, or withheld by, the Company to pay the exercise price or satisfy tax-related items with respect to an option or SAR, (iii) withheld by the Company to satisfy tax-related items incurred in connection with other awards, or (iv) repurchased on the open market with the proceeds of an option exercise.
	3)	Payment of dividend or dividend equivalent rights unless the underlying awards become payable.

Material Terms of the Plan

Purpose of the Plan

        The purpose of the Plan is to aid the Company in attracting, retaining and compensating non-employee directors and to enable them to increase their ownership of shares. The Plan will be beneficial to the Company and its shareholders since it will allow non-employee directors to have a greater personal financial stake in the Company through the ownership of shares, in addition to underscoring their common interest with shareholders in increasing the value of the shares on a long-term basis.

Shares Reserved for Issuance under the Plan

        Shares Reserved. An aggregate number of shares of common stock equal to the sum of (i) 150,000 shares of common stock, plus (ii) the number of shares of common stock that were reserved for issuance but not issued under the Prior Plan will be authorized and reserved for issuance under the Plan. Such shares may be authorized but unissued shares of common stock, treasury shares or shares of common stock reacquired by the Company in any manner, or a combination thereof.

        Shares Reissuable Under the Plan. The following shares are reissuable pursuant to new awards granted under the Plan, to the extent the original awards: (a) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of shares, (b) are settled in cash in lieu of shares, or (c) subject to the limitations of the Plan, are surrendered, cancelled or exchanged for cash, the same type of award or a different award (or combination thereof).

        Shares Not Reissuable Under the Plan. The following shares will be deducted from the aggregate number of shares available for future awards: (w) shares subject to an option or a stock-settled SAR that were not issued upon the net settlement or net exercise of such option or SAR, (x) shares delivered to, or withheld by, the Company to pay the exercise price or satisfy tax-related items with respect to an option or SAR, (y) shares withheld by the Company to satisfy tax-related items incurred in connection with other awards, or (z) shares repurchased on the open market with the proceeds of an option exercise.

        Shares Not Counted Against Share Reserve Pool Under the Plan. To the extent permitted by applicable law or any stock exchange rule or other regulation, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company or an affiliate will not be counted against shares available for grant pursuant to the Plan.

Award Limits

        Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a non-employee director, the sum of the grant date fair value (determined in accordance with accounting standards) of all awards payable in shares taken together with any cash fees payable to a non-employee director as compensation for services as a non-employee director during any calendar year may not exceed $1,500,000. This maximum annual limit is designed to allow for reasonable increases in compensation over time and to enable the Board to provide additional compensation to address unanticipated services required from Board members in certain circumstances.

Awards

        Under the Plan, the following awards may be granted: options (that are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code), restricted stock, stock appreciation rights, restricted stock units, dividend equivalents, and other share-based awards.

Eligibility

        Awards under the Plan may only be granted to non-employee directors. As of March 15, 2018, all of our non-employee directors would have been eligible to participate (if the Plan were in effect).

Administration

        The Plan will be administered by the Board, which may delegate its duties and powers in whole or in part to the Compensation & Benefits Committee or other subcommittee of the Board. The Board has full power and discretionary authority to: (a) determine the size and types of awards; (b) approve forms of award agreements for use under the Plan; (c) determine the terms and conditions of each award, including, without limitation, and to the extent applicable, the exercise price, the exercise period, vesting conditions, any vesting acceleration, waiver of forfeiture restrictions and any other term or condition regarding any award or its related shares; (d) construe and interpret the Plan and any agreement or instrument entered into pursuant to the Plan; (e) establish, amend or waive rules and regulations for the Plan's administration; (f) amend the terms and conditions of any outstanding award and any instrument or agreement relating to an award (subject to the provisions of the Plan); (g) delay issuance of shares or suspend a non-employee director's right to exercise an award as deemed necessary to comply with applicable laws; (h) authorize any person to execute, on behalf of the Company, any agreement or instrument required to carry out the Plan's purpose; (i) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any award, or any instrument or agreement relating to an award, in the manner and to the extent it deems desirable to carry the Plan into effect; (j) adopt such plans or subplans as may be deemed necessary or appropriate to comply with the laws of other countries, allow for tax-preferred treatment of awards or otherwise provide for the participation by non-employee directors who reside outside the U.S.; and (k) make any and all determinations which it determines to be necessary or advisable for the Plan administration.

Non-qualified Stock Options

        The Plan authorizes the grant of options, which are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code. The exercise price of stock options granted under the Plan may not be less than 100% of the fair market value of a share of our common stock on the date of grant. While the shares are traded on an established stock exchange, "fair market value" generally means, as of any given date, the arithmetic mean of the high and low prices of the shares of the principal national securities exchange on which such shares are listed or admitted to trading. As of March 15, 2018, the fair market value of a share of our common stock was $127.55. Options granted under the Plan will vest and be exercisable at the rate specified by the Board. No stock option will be exercisable more than ten years after the date it is granted.

        The Board determines the methods by which the exercise price of options is paid, including the following: in cash or check, in shares including withholding of shares otherwise deliverable upon exercise of the option, through a broker-assisted "cashless" exercise, a "net exercise" arrangement pursuant to which a number of shares issuable upon exercise of the option are withheld, other property acceptable to the Board, or any combination of the foregoing methods of payment.

Stock Appreciation Rights

        Stock appreciation rights (SARs) typically provide for payments to the holder based upon increases in the price of our shares from the date the SAR was granted to the date that the right is exercised. The Board will generally determine when the SAR will vest and become exercisable. The grant price of a SAR may not be less than the fair market value of a share on the date of grant of the SAR. The Board determines the term of a SAR, but no SAR will be exercisable more than ten years after the date it is granted.

        A SAR may be granted in connection with an option, either at the time of grant or at any time thereafter during the term of the option. Upon exercise, a SAR granted in connection with an option will entitle the holder to surrender the option or any portion thereof to the extent unexercised, with respect to the number of shares as to which such SAR is exercised. The option will, to the extent and when surrendered, cease to be exercisable. A SAR granted in connection with an option will have an exercise price per share equal to the per share exercise price of the option, will be exercisable at such time or times, and only to the extent, that the related option is exercisable, and will expire no later than the date that the related option expires. If a related option is exercised in whole or in part, then the SAR related to the shares purchased terminates as of the date of such exercise.

        The Board may elect to settle exercised SARs in cash, in shares, or in a combination of cash and shares. Until the shares are issued, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the shares subject to a SAR, notwithstanding the exercise of the SAR. No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except in the case of a capitalization event as provided under the terms of the Plan. Upon termination of a non-employee director's service, a SAR will generally be subject to the same conditions as apply to stock options.

Restricted Stock

        An award of restricted stock is a direct grant of common stock, subject to such restrictions on transferability and other restrictions as the Board may impose (including, without limitation, limitations on the right to vote the underlying shares or the right to receive cash dividends with respect to the underlying shares). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Board determines at the time of the grant of the award or thereafter. Restrictions may be based on the passage of time or the attainment of performance-based conditions. Generally, any shares subject to restrictions are forfeited upon termination of service.

Restricted Stock Units

        Restricted stock units are denominated in a unit equivalent of shares of common stock and are typically granted to non-employee directors without payment of consideration. Restricted stock units may be subject to vesting conditions based upon the passage of time or the attainment of performance-based conditions as determined in the discretion of the Board and evidenced in an award agreement. Except as otherwise determined by the Board at the time of the grant of the award or thereafter, any restricted stock units that are not vested as of the date of the non-employee director's termination of service will be forfeited. Unlike restricted stock, the stock underlying restricted stock units will not be issued until the restricted stock units have vested. In addition, recipients of restricted stock units generally have no voting or dividend rights until the vesting conditions are satisfied and the underlying shares are issued. Restricted stock units may be settled in shares, cash or a combination of both. On the vesting date (or such later date as determined by the Board and set forth in the agreement evidencing the award), the non-employee director will be issued one unrestricted, fully transferable share for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of a restricted stock unit may be made in cash (in an amount reflecting the fair market value of shares that would have been issued) or any combination of cash and shares, as determined by the Board, in its sole discretion. The Board may authorize dividend equivalents to be paid on outstanding restricted stock units.

Dividend Equivalents

        The Board may grant dividend equivalents with respect to restricted stock units and other share-based awards that are full value awards. A dividend equivalent provides the recipient with a right to an amount equal to the dividends declared on the number of shares underlying the award to which the dividend equivalent was granted. The Board may provide that dividend equivalents may be deemed to be reinvested in additional shares or otherwise reinvested. Dividend equivalents are payable only if and to the extent the underlying award vests.

Other Share-Based Awards

        Subject to limitations under applicable laws, the Board may grant such other awards to non-employee directors that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares as deemed by the Board to be consistent with the purposes of the Plan. The terms and conditions applicable to such other awards will be determined from time to time by the Board and set forth in an applicable award agreement.

Transferability of Awards

        Except as otherwise provided by the Board, no award granted under the Plan may be assigned, transferred, or otherwise disposed of by a non-employee director other than by will or the laws of descent and distribution; provided, however, that the Board may, subject to applicable laws, rules and regulations and such terms and conditions as it may specify, permit the transfer of an award for no consideration to a permitted transferee.

Changes in Control

        Unless the Board provides otherwise prior to a Change in Control (as defined in the Plan), upon the occurrence of a Change in Control: (1) any restrictions and vesting requirements imposed on restricted stock or restricted stock units will be deemed to have expired; (2) any and all outstanding and unvested options and SARs will become immediately vested and exercisable; and (3) any restrictions and vesting requirements imposed on any and all outstanding and unvested other awards will be deemed to have expired. The Board may, but will not be obligated to, make provisions for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award.

Adjustments Upon Changes in Capitalization

        In the event of any merger, amalgamation, reorganization, consolidation, recapitalization, stock dividend, bonus issues, extraordinary cash dividend, other distribution, stock split, reverse stock split, share consolidation or subdivision, spin-off, split-off or similar transaction, or other change in corporate structure affecting the shares or their value, such adjustments and other substitutions will be made to the Plan and to awards as the Board deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class or kind of securities that may be delivered in the aggregate under the Plan, and/or the number, class, kind or exercise price of securities subject to outstanding awards as the Board may determine to be appropriate; provided, however, that the number of shares subject to any award will always be a whole number.

Amendment and Termination of Plan

        The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, except that any amendment which under the requirements of applicable laws must be approved by the shareholders of the Company will not be effective unless and until such shareholder approval has been obtained in compliance with such applicable laws. No termination or amendment of the Plan that would materially and adversely affect a non-employee director's rights under the Plan with respect to any award made prior to such action will be effective as to such non-employee director unless he or she consents thereto in writing.

        Furthermore, absent approval of our shareholders and except as permitted under the provisions of the Plan dealing with certain capitalization adjustments and change in control, no option or SAR may be amended to reduce the exercise price or grant price of the shares subject to such option or SAR and no option or SAR may be cancelled in exchange for the grant of an option or SAR having a lower per share exercise price or for a cash payment or another award at a time when the option or SAR has a per share exercise price that is higher than the fair market value of the shares.

Plan Term

        The Plan will continue in effect until terminated by the Board. Any awards that are outstanding at the time the Plan terminates will remain in force according to the terms of the Plan and the applicable agreement evidencing the award.

Federal Income Tax Consequences

        The following is a summary of the U.S. federal income tax consequences applicable to equity awards under the Plan based on current U.S. federal income tax laws. The Plan is not qualified under Section 401(a) of the Internal Revenue Code. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular non-employee director or to the Company. The provisions of the Internal Revenue Code and regulations thereunder relating to these matters are complicated, may change, and their impact in any one case may depend upon the particular circumstances. Further, this summary does not discuss the tax consequences of a non-employee director's death or the provisions of any income tax laws of any municipality, state or foreign country in which a non-employee director may reside.

        Non-qualified Stock Options. With respect to non-qualified stock options: (i) no income is recognized by the non-employee director at the time the non-qualified stock option is granted; (ii) generally, at exercise, ordinary income is recognized by the non-employee director in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and we are entitled to a tax deduction in the same amount; and (iii) upon disposition of the shares, any gain or loss is treated as capital gain or loss. If the options are exercised and the shares acquired are sold on the same date, generally, the difference between the option exercise price paid for the shares and the sale price is recognized as ordinary income and no capital gain or loss is reported. The Company generally will be entitled to a business expense deduction in the same amount and at the same time as the non-employee director recognizes ordinary compensation income.

        Stock Appreciation Rights. Upon exercise of a SAR, the non-employee director will recognize ordinary income (treated as compensation) in an amount equal to the difference between the aggregate fair market value of the shares with respect to the number of shares that the SAR is exercised over the aggregate exercise price for such shares subject to the SAR. The Company generally will be entitled to a business expense deduction in the same amount and at the same time as the non-employee director recognizes ordinary compensation income.

        Restricted Stock. In the absence of a Section 83(b) election (as described below), a non-employee director who receives restricted stock will recognize no income at the time of grant. When the restrictions lapse, a non-employee director will recognize ordinary income (treated as compensation) equal to the fair market value of the stock when the restrictions lapse over the amount paid (if any) for the stock. As the restrictions applicable to a grant of restricted stock lapse (for example, if the restrictions on 20% of a grant lapse on each anniversary of the grant date), the non-employee director will include the applicable portion of the shares that vests as ordinary income (treated as compensation). The holding period (for purposes of determining the character of the capital gain when the shares are sold) will begin when the restrictions end. To the extent dividends are paid on common stock that remains subject to restrictions, the non-employee director will recognize ordinary income on an amount equal to the dividends that were paid. The Company generally will be entitled to a business expense deduction in the same amount and at the same time as the non-employee director recognizes ordinary compensation income.

        If a Section 83(b) election is made within 30 days of the grant of the award, the non-employee director must recognize the fair market value of the restricted stock on the date of grant as ordinary income (treated as compensation) as of the date of grant, and the holding period (for purposes of determining the character of the capital gain when the shares are sold) would begin at the time the restricted stock is granted. The Company generally would be entitled to a business expense deduction for the grant, but dividends on the stock would not be deductible. Upon a subsequent forfeiture of restricted stock with respect to which a Section 83(b) election has been made, no deduction will be allowed in respect of the amount included as income at the time the Section 83(b) election was made; however, the non-employee director will generally be allowed a loss deduction equal to the amount (if any) the non-employee director paid for the restricted stock over the amount (if any) we paid the non-employee director for the restricted stock at the time it is forfeited.

        Restricted Stock Units. A non-employee director will not recognize any income at the time a restricted stock unit is granted. When payment on a restricted stock unit is made, the non-employee director will recognize ordinary income in an amount equal to the fair market value of the common stock received (or if the restricted stock unit is settled in cash, the cash amount). The Company generally will be entitled to a business expense deduction in the same amount and at the same time as the non-employee director recognizes ordinary compensation income.

        Dividend Equivalents. A recipient of dividend equivalents generally will recognize ordinary income at the time the dividend equivalent is paid in an amount equal to the dividend equivalent. The Company generally will be entitled to a business expense deduction in the same amount and at the same time as the non-employee director recognizes ordinary compensation income.

        Sale or Other Disposition of Shares. Upon the disposition of shares issued pursuant to any of these equity awards, a non-employee director will recognize long- or short-term capital gain or loss (depending on the amount of time the common stock is held after the restrictions end) on an amount equal to the difference between the sale price and the non-employee director's basis in the shares of common stock. The non-employee director's basis in the common stock is equal to the amount included in income in connection with the equity award and the amount paid (if any).

        Section 409A. Section 409A of the Code imposes certain requirements on non-qualified deferred compensation arrangements. These include requirements on an individual's election to defer compensation and the individual's selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions may only be made on or following the occurrence of certain events (i.e., the individual's separation from service, a predetermined date, or the individual's death). Section 409A imposes restrictions on an individual's ability to change his or her distribution timing or form after the compensation has been deferred.

        Certain awards under the Plan may be designed to be subject to the requirements of Section 409A in form and in operation. For example, restricted stock units that provide for a settlement date following the vesting date may be subject to Section 409A. If an award under the Plan is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal penalty tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

New Plan Benefits

        As of the date of this Proxy Statement, no non-employee director has been granted any rights under the proposed Plan. Accordingly, the benefits to be received pursuant to the Plan by the Company's non-employee directors are not determinable at this time.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE DUN & BRADSTREET CORPORATION 2018 NON-EMPLOYEE DIRECTORS EQUITY INCENTIVE PLAN

 PROPOSAL NO. 4

ADVISORY APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION (SAY ON PAY)

        We believe that our executive compensation program, policies and procedures are founded on pay for performance and are strongly aligned with the long-term interests of our shareholders. This proposal, commonly known as "Say on Pay," gives shareholders the opportunity to express their favor or disfavor with the Company's executive compensation program, policies and procedures.

        Our executive compensation program is described more fully in the "Compensation Discussion & Analysis" section of this proxy statement and the related tables and narrative that follow it. Shareholders are, therefore, encouraged to read that information in its entirety to obtain a complete understanding of our executive compensation program.

        We believe that the design, development and execution of our pay program, policies and procedures have resulted in executive compensation decisions that are appropriate and that have benefitted the Company and shareholders over time.

        As a matter of normal practice, in 2017, we again reached out to shareholders to gain an understanding of how our executive pay programs and policies might continue to be improved. Feedback from these discussions as well as emerging governance trends are important inputs into our thinking about executive compensation and any future changes we may make to our current program. After assessing the feedback we received, we determined that our current design continues to support the objectives of our compensation program, as described more fully in the "Compensation Discussion & Analysis" section of this proxy statement. We continue to gather and consider feedback from shareholders, with director participation as appropriate, as well as information regarding emerging governance trends, and use them as important inputs into our thinking about executive compensation and any future changes we may make to our program.

        In the "Executive Summary" of the "Compensation Discussion & Analysis" section of this proxy statement, we highlight our 2017 results and the ongoing policies that contribute to pay for performance and good governance practices. For the reasons provided in our "Compensation Discussion & Analysis," the Board asks you to approve the following resolution:

  Resolved, that the shareholders approve the Company's overall executive compensation program, policies and procedures as described in the Compensation Discussion & Analysis, the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this proxy statement.

        As this is a proposal for advisory approval, the result is not binding upon the Company. However, the C&BC, which is responsible for designing and administering the Company's executive compensation program, values the opinions expressed by shareholders in their vote on this proposal. The C&BC will consider the outcome of this advisory vote when making future compensation decisions for our executive officers.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF OUR COMPANY'S OVERALL EXECUTIVE COMPENSATION PROGRAM, POLICIES AND PROCEDURES.

 PROPOSAL NO. 5

SHAREHOLDER PROPOSAL REQUESTING THE BOARD TO TAKE THE STEPS NECESSARY
TO AMEND THE COMPANY'S GOVERNING DOCUMENTS TO GIVE HOLDERS IN THE
AGGREGATE OF 10% OF THE COMPANY'S OUTSTANDING COMMON STOCK THE POWER TO CALL A SPECIAL MEETING

        John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, the beneficial owner of no fewer than 50 shares of the Company's common stock, has informed us that he intends to submit the following proposal at this year's Annual Meeting:

"Proposal 5 — Special Shareowner Meeting Enhancement

        Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board's current power to call a special meeting. This includes removing any condition like "continuously for a period of at least one year" that was in our bylaws.

        More than 100 Fortune 500 companies enable shareholders to call special meetings and to act by written consent. A shareholder right to call a special meeting and to act by written consent and are 2 complimentary ways to bring an important matter to the attention of both management and shareholders outside the annual meeting cycle.

        This proposal is more important at Dun & Bradstreet because DNB shareholders have the most craziest and toothless form of written consent. A red flag of this craziness is that one has to examine both the bylaws and certificate of DNB to find out how toothless it is.

        For example 40% of shareholders have to sign on just to start a process that then needs action by 51% of shareholders. I challenge DNB top management to name one company that adopted a more restricted form of written consent in response to a shareholder proposal.

        Any claim that a shareholder right to call a special meeting can be costly — may be largely moot. When shareholders have a good reason to call a special meeting — our board should be able to take positive responding action to make a special meeting unnecessary.

        Please vote to improve our limited right to call a special shareholder meeting: Special Shareowner Meetings Enhancement — Proposal 5"

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL NO. 5.

        Our Board has carefully considered the above shareholder proposal and recommends that shareholders vote AGAINST this proposal for the following reasons:

        Our shareholders approved the current 25% threshold and voted against a 10% threshold in 2015. Our charter and by-laws already provide our shareholders the right to call a special meeting subject to a 25% ownership threshold. This threshold was approved with 88.2% of the votes cast at our 2015 annual meeting. At that meeting, Mr. Chevedden's competing proposal to give holders of 10% of our common stock the right to call a special meeting received only 45.6% of the votes cast.

        25% is an appropriate threshold given our shareholder base. The Board continues to believe that an ownership threshold of 25% in order to request a special meeting is appropriate in light of the Company's shareholder structure, with institutional investors holding significant blocks of our stock. It strikes a reasonable balance between shareholder rights and preventing a small minority of shareholders from calling a special meeting solely to pursue agendas that may not be in the best interests of the Company and its shareholders in general. The Board also considered that 71% of the companies in the S&P 500 prescribe an ownership threshold of 25% or more or do not permit shareholders to call a special meeting at all.

        We have strong corporate governance standards. Dun & Bradstreet has strong corporate governance standards and practices that demonstrate our alignment with shareholder interests on key governance matters, including the annual election of directors, a board consisting entirely of independent directors (other than the interim CEO), an independent Lead Director, the absence of supermajority voting provisions and the absence of a shareholder rights plan, or poison pill. Our Board also adopted a proxy access by-law in 2015 that permits a shareholder, or a group of up to 20 shareholders, owning three percent or more of Dun & Bradstreet's common stock for at least three years, to nominate directors in the Company's annual meeting proxy materials.

        We value shareholder discussion and input on corporate governance matters. Calling a special meeting is an extreme action for shareholders to take to engage management and our Board. Management welcomes direct communication with shareholders to discuss shareholder views. Our investor relations, compensation and corporate secretary teams maintain open lines of communication with our shareholders, and we have been responsive to shareholder feedback received in the past, including making our directors available to meet with shareholders under appropriate circumstances. In addition, as described in the "Communications with the Board and Audit Committee" section of this proxy statement, shareholders may communicate directly with our Chairman of the Board and the Chair of our Audit Committee.

        ACCORDINGLY, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL NO. 5.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND OTHERS

        The following table shows the number of shares of our common stock beneficially owned by each of the directors and named executive officers listed in the Summary Compensation Table in this proxy statement, and all directors and executive officers of Dun & Bradstreet as a group, as of March 16, 2018. The table also shows the names, addresses and share ownership of the only persons known to us to be the beneficial owners of more than 5% of our outstanding common stock. This information is based upon information furnished by each such person or, in the case of the beneficial owners, based upon public filings by the beneficial owners with the SEC. Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed. Percentages for directors and officers are based upon the number of shares of our common stock outstanding on March 16, 2018, plus, where applicable, the number of shares that the indicated person or group has a right to acquire within 60 days of such date. Percentages for institutional holders are based upon the public filings of such owners with the SEC.

Name	Aggregate Number of Shares Beneficially Owned (1)	Percent of Shares Outstanding
Thomas J. Manning (Chairman and interim CEO)	6,674	*
Cindy Christy	4,273	*
L. Gordon Crovitz	5,632	*
James N. Fernandez (2)	31,440	*
Paul R. Garcia (3)	9,184	*
Anastassia Lauterbach	4,553	*
Randall D. Mott	4,324	*
Judith A. Reinsdorf	6,674	*
Robert P. Carrigan	28,332	*
Richard H. Veldran	14,096	*
Joshua L. Peirez	17,832	*
Curtis D. Brown	9,431	*
Christie A. Hill	18,460	*
All current directors and executive officers as a group (12 persons)	117,696	*
BlackRock, Inc. (4)	3,148,246	8.50
55 East 52nd Street
New York, NY 10055
The Vanguard Group (5)	3,139,966	8.49
100 Vanguard Blvd.
Malvern, PA 19355
FMR LLC (6)	2,917,894	7.89
245 Summer Street
Boston, MA 02210
Wellington Management Group LLP (7)	2,566,483	6.94
c/o Wellington Management Company LLP
280 Congress Street
Boston, MA 02210

*
Represents less than 1% of our outstanding common stock.

(1)
Includes the maximum number of shares of common stock that may be acquired within 60 days of March 16, 2018, upon the exercise of vested stock options, as follows: Mr. Manning, 1,387; Ms. Christy, 1,170; Mr. Crovitz, 1,340; Mr. Fernandez, 0; Mr. Garcia, 1,788; Ms. Lauterbach, 1,134; Mr. Mott, 1,143; Ms. Reinsdorf, 1,387; Mr. Carrigan, 0; Mr. Veldran, 0; Mr. Peirez, 0; Mr. Brown, 0; Ms. Hill, 11,550; and all current directors and executive officers as a group, 20,899.

Also includes the maximum number of shares of common stock that may be acquired within 60 days of March 16, 2018, upon the vesting of RSUs, as follows: Mr. Manning, 4,577; Ms. Christy, 3,103;

  Mr. Crovitz, 4,292; Mr. Fernandez, 18,115; Mr. Garcia, 4,713; Ms. Lauterbach, 1,231; Mr. Mott, 1,231; Ms. Reinsdorf, 4,577; Mr. Carrigan, 0; Mr. Veldran, 0; Mr. Peirez, 0; Mr. Brown, 0; Ms. Hill, 0; and all current directors and executive officers as a group, 41,953.

  Does not include the following Dun & Bradstreet stock units which are held by the following directors who have deferred cash compensation into the Dun & Bradstreet Common Stock Fund: Ms. Christy, 1,819 and Mr. Fernandez, 11,924. Dun & Bradstreet stock units do not confer voting rights and are not considered beneficially owned shares under SEC rules. In addition, they are settled in cash, not shares, when a director leaves the Board.

(2)
Includes 13,325 shares as to which Mr. Fernandez has shared voting and shared dispositive power.

(3)
Includes 2,683 shares indirectly held in the Paul R. Garcia Revocable Trust.

(4)
BlackRock, Inc. filed a Schedule 13G/A with the SEC on January 29, 2018. This Schedule 13G/A shows that BlackRock, Inc.: (i) beneficially owned 3,148,246 shares; (ii) had sole dispositive power over all such shares; (iii) had shared dispositive power over 0 shares; (iv) had sole voting power over 2,986,428 shares; and (v) had shared voting power over 0 shares. All of the information in this note (4) is based on the Schedule 13G/A.

(5)
The Vanguard Group filed a Schedule 13G/A with the SEC on February 9, 2018. This Schedule 13G/A shows that the Vanguard Group: (i) beneficially owned 3,139,966 shares; (ii) had sole dispositive power over 3,118,249 shares; (iii) had shared dispositive power over 21,717 shares; (iv) had sole voting power over 20,184 shares; and (v) had shared voting power over 4,300 shares. All of the information in this note (5) is based on the Schedule 13G/A.

(6)
FMR LLC ("FMR") filed a Schedule 13G/A with the SEC on February 13, 2018. This Schedule 13G/A shows that FMR: (i) beneficially owned 2,917,894 shares; (ii) had sole dispositive power over all such shares; (iii) had shared dispositive power over 0 shares; (iv) had sole voting power over 119,614 shares; and (v) had shared voting power over 0 shares. The Schedule 13G/A also shows that Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (Fidelity Funds), which is advised by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR, which power resides with the Fidelity Funds' Board of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds' Board of Trustees. All of the information in this note (6) is based on the Schedule 13G/A.

(7)
Wellington Management Group LLP filed a Schedule 13G with the SEC February 8, 2018. This Schedule 13G shows that Wellington Management Group LLP: (i) beneficially owned 2,566,483 shares; (ii) had sole dispositive power over 0 shares; (iii) had shared dispositive power over 2,566,483 shares; (iv) had sole voting power over 0 shares; and (v) had shared voting power over 2,268,756 shares. All of the information in this note (7) is based on the Schedule 13G.

 EXECUTIVE OFFICERS

        The following table lists all of our executive officers as of March 27, 2018. Our executive officers are elected by our Board and each will hold office until his or her successor is elected, or until his or her earlier resignation or removal.

Name	Title	Age
Thomas J. Manning (1)	Chairman and interim CEO	62
Curtis D. Brown	Chief Content and Technology Officer	54
Christie A. Hill	Chief Legal Officer and Head of Global Corporate Citizenship	56
Richard H. Veldran	Chief Financial Officer	51
Roslynn Williams	Chief People Officer	42

(1)
Mr. Manning's biographical information is provided under the "Proposal No. 1—Election of Directors" section of this proxy statement.

        Mr. Brown has served as our Chief Content and Technology Officer since November 2015, and prior to that he served as our Chief Information Officer since September 2014. Before joining Dun & Bradstreet, Mr. Brown served as AOL's Executive Vice President and Global Chief Technology Officer from May 2012 to July 2014, where he was responsible for technology across AOL, and from November 2010 to May 2012, he served as AOL's Senior Vice President of Technology and Chief Data Officer. From June 2008 to November 2010, Mr. Brown served as Chief Technology Officer for Kaplan Test Prep, where he managed technology systems and teams across multiple business units. As an independent consultant from July 2006 to May 2008, Mr. Brown advised companies on a variety of projects, including engineering and product development, technology turnarounds and agile software development. Prior to that, Mr. Brown served as the Chief Technology Officer at McGraw-Hill from August 2004 to July 2006, at The Princeton Review from July 2002 to August 2004, at Oxygen Media from June 2000 to June 2002 and at Skymall from February 1999 to June 2000.

        Ms. Hill has served as Chief Legal Officer since February 2014 and Head of Global Corporate Citizenship since April 2017. Prior to that, Ms. Hill served as Senior Vice President and General Counsel from September 2011 to February 2014, and also served as Corporate Secretary from September 2011 to February 2015. Before joining Dun & Bradstreet, Ms. Hill served as General Counsel, Secretary and Chief Compliance Officer at Primus Telecommunications Group, Inc. from March 2011 until August 2011. Prior to that, she was the General Counsel and Secretary of Arbinet Corporation from February 2010 until its merger with Primus in February 2011, and she also served as Arbinet's Chief Human Resources Officer from September 2010 through February 2011. Prior to that, she served in the U.S. Department of the Treasury as the Oversight Liaison and Reporting Executive for the Troubled Asset Relief Program (TARP) from October 2009 to January 2010. From 1998 until 2008, she worked at Nextel Communications and then at Sprint Nextel Corporation, where she held various leadership positions in the company's legal and governance organizations, including her most recent position as Vice President, Corporate Governance & Ethics and Corporate Secretary from August 2005 to June 2008. Prior to Nextel, she served as counsel at Honda of America Mfg., where her responsibilities included a variety of corporate and transactional matters. Ms. Hill began her career at Jones Day in the firm's mergers and acquisitions group.

        Mr. Veldran has served as Chief Financial Officer since June 2011. He previously served as Senior Vice President, Global Reengineering from July 2008 through May 2011, with additional responsibility for Dun & Bradstreet North America Finance beginning in February 2009 and for Strategy and Corporate Development beginning in March 2010, being appointed as Chief Strategy Officer in April 2010, a title he held until he was appointed Chief Financial Officer. Prior to that, Mr. Veldran served as Treasurer and Leader of Investor Relations, External Communications and Board Processes from

February 2006 to July 2008, with additional responsibility for Global Financial Planning & Analysis, and as Chief Financial Officer of Dun & Bradstreet North America from September 2003 to January 2006. Prior to joining Dun & Bradstreet, Mr. Veldran was Divisional Vice President of Finance for Automatic Data Processing, Inc. from December 1996 to September 2003 and, prior to that, served in various finance roles for Procter & Gamble from July 1989 to December 1996.

        Ms. Williams has served as our Chief People Officer since February 1, 2016, and prior to that, she served as the Leader of Global Leadership Development from October 2014, until becoming the interim Chief People Officer in January 2016. Before joining Dun & Bradstreet, Ms. Williams founded the Madison Lewis Group in May 2014, providing consulting services to corporations in the areas of executive coaching, executive leadership and learning and development program design and development. From January 2011 to August 2013, Ms. Williams served as AOL Inc.'s Vice President, Human Resources, advising AOL's Chief Technology Officer on matters related to organizational effectiveness, strategic business decisions, human capital and talent/leadership development. Additionally, she also led AOL's Global Learning and Development organization. From November 2009 to January 2011, she served as AOL's Vice President, Digital Advertising, and prior to that, she was a Vice President in AOL's Shared Services Center, where she began her career at AOL in 2004.

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

        The C&BC regularly reviews the executive compensation program of the Company to ensure that it is meeting its objectives, including paying for performance, aligning with shareholder interests, offering competitive pay to attract and retain executive talent, reinforcing the right behaviors consistent with our strategy and providing transparency to our shareholders.

        2017 Pay for Performance Outcomes. 2017 represented the fourth year in the execution of our Company strategy. While we achieved our fourth consecutive year of organic revenue growth, we acknowledge that top line sales and revenue growth have not accelerated as rapidly as we had expected when we launched our strategy. We believe this growth shortfall drove below-market shareholder returns over the last three years. These results all had a meaningful impact on the compensation realized by our executives. Annual incentives for all of our named executive officers paid out below target. While the value of our vesting leveraged restricted shares was relatively flat, our performance unit plan paid out at only 21% of target for the three-year period ending December 31, 2017. Therefore, as described in more detail below, our executive compensation program performed in-line with the Compensation and Benefits Committee's expectations in a year where our long-term performance did not fully meet our expectations.

        Although organic revenue growth did not accelerate in 2017, we were able to exceed our profit goals through disciplined cost management and by driving efficiencies throughout the organization, including realizing various synergies through the integration of the Avention business which we acquired in January 2017. We also made progress against our strategic initiatives as we continued to launch modern delivery applications, such as D&B Hoovers, and forge new alliance partnerships, such as with Microsoft. A summary of our incentive plan payouts is outlined below, with further detail provided later in this CD&A.

        Annual Cash Incentive. Our achievements and the resulting incentive payment are summarized below:

  •
  As Adjusted Revenue growth of 3% (before the effect of foreign exchange) was within our target and guidance range of 3% to 5%. However, we did not achieve our internal goal for sales growth. Sales reflects the annual value of newly committed customer contracts;

  •
  As Adjusted Operating Income growth of 3%, which was above our target range of (2%) to 2% and within our revised guidance of 1% to 3%;

  •
  As Adjusted Diluted Earnings Per Share growth of 0%, which was above our target range of (9%) to (4%) and above our revised guidance of (4%) to (1%); and

  •
  Continued progress in the five priority areas we have defined to advance our Company's strategy:

  —
  Globalize the business;

  —
  Deliver indispensable content;

  —
  Modernize delivery;

  —
  Serve new customer needs; and

  —
  Create and operate as a forward-leaning culture.

For a reconciliation of "As Adjusted and Organic Revenue," "As Adjusted Operating Income," "As Adjusted Diluted Earnings Per Share" and "Free Cash Flow," refer to Schedules I, II, III and IV to this proxy statement, which provide:

  •
  GAAP Revenue to As Adjusted and Organic Revenue before the effect of foreign exchange;

  •
  GAAP Operating Income to As Adjusted Operating Income;

  •
  GAAP Diluted Earnings Per Share attributable to Dun & Bradstreet common shareholders to As Adjusted Diluted Earnings Per Share attributable to Dun & Bradstreet common shareholders; and

  •
  GAAP Net Cash provided by operating activities to Free Cash Flow.

For a definition of these and the other financial metrics used in this discussion and analysis, please see our Annual Report on Form 10-K for the year ended December 31, 2017.

        Based on an assessment of the above results and achievements, the C&BC awarded cash incentives to our named executive officers ranging from 44.7% to 89.3% of target (See the "2017 Annual Cash Incentive Plan" section of this proxy statement for a more detailed discussion of how the C&BC determined final awards).

  Long-term Incentive (LTI) Program Overview

        Our LTI program consists of two performance-based components: Leveraged Restricted Stock Units (LRSUs) and Performance Units. These awards provide a strong link to long-term performance, as illustrated by the payouts associated with the 2015 award:

*
2015 LRSU award includes tranches that vested after the end of 2015, 2016, and 2017.

        A more detailed discussion of our long-term incentive program, including vehicles, metrics and performance periods, is included in the "Annual Long-term Incentive (LTI) Program" section of this proxy statement.

Our Named Executive Officers

        This Compensation Discussion & Analysis, and the tables which follow, cover the compensation paid to our named executive officers (NEOs), who are the following five executives serving in the roles cited for the entire fiscal year:

  •
  Robert P. Carrigan, who served as Chairman and Chief Executive Officer (our principal executive officer) until February 12, 2018. Mr. Carrigan left the Company on March 15, 2018; and

  •
  Richard H. Veldran, who served as Chief Financial Officer (our principal financial officer).

        Our three highest compensated executive officers, other than our principal executive officer and our principal financial officer, are:

  •
  Joshua L. Peirez, who served as President and Chief Operating Officer until March 15, 2018, when he resigned from the Company;

  •
  Curtis D. Brown, who served as Chief Content and Technology Officer; and

  •
  Christie A. Hill, who served as Chief Legal Officer since February 2014 and also as Head of Global Corporate Citizenship since April 2017.

Objectives of our Executive Compensation Program

        The objectives of our executive compensation program are as follows:

  •
  Ensure a strong relationship between pay and performance, including both rewards for results that meet or exceed performance targets and consequences for results that are below performance targets;

  •
  Align executive and shareholder interests through short- and long-term incentives that link the executive to shareholder value creation;

  •
  Offer a total compensation opportunity that is competitive with the market for senior executives, enabling us to attract, retain and motivate the talent necessary to execute our strategy and achieve our growth targets;

  •
  Reinforce behaviors that are consistent with our strategy to "be one global company, delivering indispensable content through modern channels to serve new customer needs with our forward-leaning culture;" and

  •
  Provide transparency to our shareholders.

        Summary of Policies Contributing to Pay for Performance: Since one of our primary objectives is linking pay with performance, we have a number of policies supporting that objective, including:

  •
  Our long-term incentive plan is 100% performance-based:  50% of our annual equity program is a grant of leveraged restricted stock units where the ultimate value and number of units is based on Dun & Bradstreet's stock price appreciation or depreciation over one-, two- and three-year performance periods. The other 50% is a performance unit grant where the ultimate value is based on Dun & Bradstreet's TSR and our revenue CAGR over a three-year period.

  •
  Our pay mix is strongly weighted toward variable compensation:  Approximately 80% of our named executive officers' total compensation is variable or performance-based and only 20% is base salary; of that 80%, approximately 20% is in the form of cash incentives and 60% is in the form of equity or long-term incentives.

  •
  We require our executives to maintain ownership in the Company:  Our named executive officers, as well as all other executive officers of the Company, must achieve targeted levels of ownership in our common stock to encourage a focus on long-term value creation.

  •
  We generally do not offer our executive officers any perquisites:  Our named executive officers generally do not receive any perquisites and participate in the same broad-based benefits programs offered by the Company on the same basis as other full-time employees.

  •
  We do not provide employment agreements:  None of our named executive officers has an employment agreement, and we provide severance benefits (excluding change in control benefits) through the same severance plan available to other employees of the Company.

  •
  We do not provide any excise tax gross ups nor any income tax gross ups (other than on certain relocation benefits):  Our Change in Control Plan does not provide excise tax gross ups for any participant.

        Summary of Policies Contributing to Good Governance Practice: We strive to adhere to the highest standards of good governance, as reflected through the following practices:

  •
  We have a formal compensation recoupment or "clawback" policy:  This policy gives the C&BC authority to recover or reduce cash and equity incentive awards based on certain financial results that the Company subsequently restates. Effective January 2018, the policy was amended to provide the C&BC with additional flexibility to consider recoupment of incentive compensation for detrimental conduct by a covered executive, whether or not there was a financial restatement.

  •
  We require a "double trigger" for change in control payments and vesting:  All outstanding equity awards have a "double trigger," requiring both a change in control and a qualified termination in order for accelerated vesting to apply.

  •
  We no longer provide an executive retirement plan benefit for new executives:  In 2011, the C&BC eliminated this benefit for all future executive new hires. Only two of our five named executive officers continue to have this legacy arrangement.

  •
  We have an insider trading policy that prohibits hedging and pledging:  We expressly prohibit directors, officers and other employees of the Company from purchasing or selling Dun & Bradstreet securities on a short-term basis (less than three months), subject to customary employee plan exceptions. We also prohibit purchasing or selling any listed or over-the-counter options on our common stock, engaging in equivalent derivative transactions or engaging in the short sale of Dun & Bradstreet securities. In addition, we prohibit any borrowing against Dun & Bradstreet securities or otherwise pledging Dun & Bradstreet securities as collateral for a loan.

  •
  Our C&BC charter requires a periodic review of risks in our compensation programs:  The C&BC conducted such a review in 2017 and concluded that the Company's compensation plans, programs and arrangements do not create risks that are reasonably likely to have a material adverse impact on the Company.

  •
  The executive compensation consultant to the C&BC is independent:  The current advisor to the C&BC was hired by and reports directly to the C&BC and does not provide any other consulting services to the Company. In addition, the C&BC evaluates the executive compensation consultant annually on several criteria, including integrity, independence, expertise, communications, accessibility and responsiveness.

  •
  We manage our equity-based compensation program effectively:  Our current and three-year annualized burn rate on equity grants is below the median of our compensation comparison group. We have a stock incentive plan that expressly prohibits stock option re-pricing and cash buyouts without shareholder approval, and we have never re-priced or exchanged options for shares, new options or cash.

Our 2017 "Say on Pay" Vote and Shareholder Outreach

        At our 2017 Annual Meeting of Shareholders, our advisory vote on executive pay received nearly 93% support. We believe the vote outcome indicates broad support for the current compensation program. However, to gain further insight on investor views, during 2017, we again conducted shareholder outreach, inviting investors representing nearly 25% of our outstanding shares to one-on-one discussions about our executive compensation program and policies. Shareholders who accepted our invitation provided feedback on the structure of our current program. After assessing the feedback we received, we determined that our current design continues to support the objectives of our compensation program. We continue to gather and consider feedback from shareholders, with director participation as appropriate, as well as emerging governance trends, and use them as important inputs into our thinking about executive compensation and any future changes we may make to our program.

Pay Positioning and Pay Mix

        Market data provides an important reference and framework for decisions about the base salary, target annual cash incentives and the appropriate level of long-term incentives for each of our named executive officers. Due to year-over-year variability in market data and the inexact science of matching executive jobs, we do not target a specific benchmark pay level. To set target pay for our named executive officers, the C&BC considers market data along with other factors, such as an executive's level of responsibility, experience, leadership competencies and individual performance, with a continued emphasis on variable and equity-based compensation. This approach provides the C&BC with flexibility to appropriately manage pay levels to best reflect these factors.

        Our pay for performance objective requires that a significant portion of the target total compensation mix be variable. We reinforce the importance of long-term results by emphasizing equity in the target total compensation mix. Individual variable and equity-based compensation varies based on each named executive officer's role, experience, level of responsibility within the organization and market data for comparable jobs in the compensation comparison group. For our named executive officers as a group, on a weighted average basis, the target total compensation mix is 20% fixed and 80% variable, and 40% cash and 60% equity.

        The following charts illustrate the emphasis placed on variable and equity-based compensation for the Chairman and CEO and our other NEOs based on their annual 2017 target total compensation:

        Mr. Carrigan served as Chairman and CEO until February 12, 2018 and left the Company on March 15, 2018. Mr. Peirez served as our President and Chief Operating Officer until March 15, 2018, when he resigned from the Company.

Elements of our Executive Compensation Program

        To meet the objectives of our executive compensation program, the 2017 compensation of our named executive officers consisted of the following components and policies:

  •
  Total cash compensation, which includes a base salary and a target annual cash incentive opportunity;

  •
  Long-term equity incentives, including a grant of leveraged restricted stock units and three-year performance units;

  •
  Required stock ownership guidelines;

  •
  Eligibility to receive severance benefits (which are also available to all employees); and

  •
  Eligibility to receive benefits payable upon a qualified employment termination regarding a change in control of Dun & Bradstreet.

        Our named executive officers generally do not receive any perquisites and participate in the same broad-based benefits programs offered by the Company on the same basis as other full-time employees. Perquisites are entitlement-driven rather than performance-based and, therefore, do not fit within the objectives of our executive compensation program. We eliminated our executive retirement plan prospectively in 2011, and only two of our named executive officers retain legacy benefits.

        In addition to the components listed above, our named executive officers are eligible to participate in certain benefit programs that are available to all of our U.S. employees, including: our cash balance retirement account (which was frozen as of July 1, 2007 for all participants and closed to new entrants on that date), our qualified defined contribution plan, our medical, dental and vision benefits, our life, voluntary group accident, short- and long-term disability, legal, and business travel accident insurance benefits, and our health care and dependent care spending accounts.

Base Salary

        Salary provides each named executive officer with a fixed level of compensation related to the daily performance of his or her leadership position and responsibilities, and commensurate with the officer's role in the organization, experience, skill and job performance.

        The C&BC reviews the base salaries of our named executive officers annually. The C&BC considers a number of factors in adjusting salary, including:

  •
  Market data for comparable executive positions in the compensation comparison group (described below);

  •
  Scope of responsibility and accountability within the organization;

  •
  Demonstrated leadership competencies and skills; and

  •
  Individual performance.

        Using these factors in its review, the C&BC increased the base salary of one of our named executive officers in 2017 as noted below:

		Base Salary
Name	Rationale	From	To	Increase %	Effective
Christie A. Hill	• Reflects her new responsibilities as Head of Global Corporate Citizenship	$470,000	$500,000	6.4%	January 1, 2017

	• Recognizes increased focus and expansion of our Government Affairs program and increased complexity of the global regulatory and compliance landscape

Target Annual Cash Incentive Opportunity

        Overview. In addition to base salary, our named executive officers have the opportunity to earn an annual cash incentive tied to Company and individual performance as discussed below. We offer this cash opportunity to reinforce the outcomes and behaviors necessary to meet or exceed our annual commitment to our shareholders and to achieve our strategic objectives.

        We believe that consistent, year-over-year growth in revenue and earnings are key drivers of increased shareholder value over the long term. Therefore, our annual cash incentive rewards Company performance as measured by the following:

  •
  Financial results — growth in As Adjusted Revenue and Company Sales, both before the effects of foreign exchange, As Adjusted Operating Income, and As Adjusted Diluted Earnings Per Share are the most important measures in our executive compensation program and carry the greatest weight (i.e., 80%) because we believe that profitable revenue growth over time will create shareholder value; and

  •
  Strategic goals — achievement of specific objectives related to our overall strategy to "be one global company, delivering indispensable content through modern channels to serve new customer needs with our forward-leaning culture;" we report to the C&BC on our progress toward these objectives on a quarterly basis.

        In addition to Company performance, individual performance and leadership play an important role in our annual cash incentive. We tie the success of our Company directly to strong leadership that drives results and creates shareholder value. We expect all employees, especially our named executive officers, to demonstrate behaviors that are consistent with our Company values.

        At the end of the year, our CEO evaluates the performance of the other named executive officers. In 2017, our CEO assessed each named executive officer on:

  •
  Leadership in implementing important Company programs, such as ownership of our business strategy, compliance and culture;

  •
  Demonstration of our Company values; and

  •
  Individual performance related to function or business unit goals.

        Through this process, the CEO applies judgment in assessing the named executive officer's success relative to individual performance and leadership. Based on the results of this assessment, the CEO may recommend an adjustment in the annual cash incentive award for each named executive officer up to 50%, positively or negatively. All adjustment recommendations by our CEO are subject to review and approval by the C&BC.

        The Board also performs a similar assessment of our CEO after the conclusion of the fiscal year.

        2017 Annual Cash Incentive Plan. In determining annual cash incentives, the C&BC considered performance against four measures weighted as follows:

  •
  50% — Growth in Company As Adjusted Revenue and Company Sales (both before the effect of foreign exchange);

  •
  15% — Growth in As Adjusted Operating Income;

  •
  15% — Growth in As Adjusted Diluted Earnings Per Share; and

  •
  20% — Progress toward specific objectives that fall within our five strategic priorities.

Refer to Schedules I, II, III and IV to this proxy statement for a reconciliation of reported to "As Adjusted" and other non-GAAP financial results.

        The 80% weight allocated to financial goals (growth in revenue, sales, operating income and earnings per share) links to our objective to provide profitable revenue growth year-over-year. Our strategy goal, weighted 20%, is tied to our long-term objective of increasing the level of sustained revenue growth. This allocation balanced our commitment to achieve strong financial results in 2017 with our commitment to deliver on our longer-term growth objectives.

        The range of incentive payout for each performance goal was 0% to 200%, resulting in a potential annual cash incentive payment between 0% and 200% of the target incentive for each of our named executive officers. The C&BC approved the performance measures for 2017, as well as the principles for assessing results, on February 22, 2017. As in prior years, the C&BC does not set a formulaic scale for determining the payout for each measure. Rather, the C&BC considers our performance against the incentive target (which aligns with our public annual financial guidance as communicated on February 9, 2017, with the exception of our Sales and Strategy goals, for which guidance is not provided) as well as qualitative factors contributing to the actual performance level in making their final decision. We believe this approach ensures better alignment between pay and performance as it allows consideration of factors not known at the beginning of the year. This approach also ensures that the final payout aligns with overall Company performance.

        In 2017, the C&BC used the following results to determine the level of annual incentive payout for Company performance:

Company Goal	Weight	Financial Incentive Target Range or Strategy Goal	Result	Assessment
Company As Adjusted Revenue Growth and Company Sales Growth(1)	50%	Revenue: 3% to 5% Sales: per internal measures	Revenue 3% Sales below target	Overall, Company As Adjusted Revenue growth was 3%, in line with our incentive target range of 3% to 5%. The Company did not achieve our internal goal for sales, which was set substantially above the prior year's actual result. We do not disclose sales goals publicly due to the potential competitive harm that could result.

				Based on these considerations, the C&BC determined the payout for this goal to be 60% of target, consistent with our overall revenue growth and corresponding result within the incentive target range as well as consideration of the below target sales result.
Company As Adjusted Operating Income Growth(2)	15%	Target based on original guidance (2%) to 2%	3%
				3% Company As Adjusted Operating Income growth was above our incentive target range. We were able to deliver strong operating income growth while continuing to invest in our strategy through effective planning and expense controls, resulting in a 10 basis point increase in operating margin.
				Based on these considerations, the C&BC determined the payout for this goal to be 175% of target, consistent with results relative to the incentive target range and the C&BC's qualitative review.
As Adjusted Diluted EPS Growth(2)	15%	Target based on original guidance (9%) to (4%)	0%
				As Adjusted Diluted EPS growth for the year of 0% was above our incentive target range. Results were due to favorable interest rate expense through effective capital planning, combined with strong operating income results.
				Although the results were above the incentive target range, based on the C&BC's qualitative review, the payout was capped at 100% of target given flat year over year growth.
Strategy Goal	20%

Globalize the Business

•

Make global and cross-border deals easier and faster

•

Increase our global reach by expanding product rollouts to unserved markets

•

Ensure compliance with global regulatory change to enrich our competitive advantage

Deliver Indispensable Content		• Improve global data, linkage and matching/identity resolution • Expand Global Beneficial Ownership (GBO) coverage • Drive more improvements to data access

Modernize Delivery		• Accelerate revenue shift to data-as-a-service offerings • Grow Trade Credit • Own the sales acceleration space	90%	All but one of our strategic goals were met or exceeded.
				Based on these considerations, the C&BC determined the payout for the overall results of the strategy goal to be 90% of target.
Serve New Customer Needs		• Increase new business sales • Become the Supply & Comply business partner of choice • Infuse more of our content with advanced analytics solutions

Create and Operate as a Forward-Leaning Culture		• Be an amazing place to work for and do business with

(1)
For 2017, our As Adjusted Revenue (before the effect of foreign exchange) increased 3% and GAAP Revenue increased 2%. See Schedule I to this proxy statement for a quantitative reconciliation of GAAP Revenue to As Adjusted Revenue and the effect of foreign exchange on As Adjusted Revenue growth. See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business" in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of why we use As Adjusted Revenue growth before the effects of foreign exchange and why management believes this measure provides useful information to investors.

(2)
For 2017, our As Adjusted Operating Income increased 3% and our As Adjusted Diluted Earnings Per Share Attributable to Dun & Bradstreet Common Shareholders was flat. On a GAAP basis for 2017, we reported an increase in Operating Income of 7% and an increase in Diluted Earnings Per Share Attributable to Dun & Bradstreet Common Shareholders of 43%. See Schedules II and III to this proxy statement for a quantitative reconciliation of: (i) GAAP Operating Income to As Adjusted Operating Income; and (ii) GAAP Diluted EPS Attributable to Dun & Bradstreet Common Shareholders to As Adjusted Diluted Earnings Per Share Attributable to Dun & Bradstreet Common Shareholders. See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business" in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of why we use As Adjusted Operating Income and As Adjusted Diluted Earnings Per Share and why management believes these measures provide useful information to investors.

Other relevant achievements in 2017 considered by the C&BC included:

  •
  Acquired and integrated Avention, the maker of OneSource® solutions, positioning Dun & Bradstreet as a leader in the Sales Acceleration market. This allowed us to:

  •
  Launch D&B Hoovers, an innovative new Sales Acceleration solution to help sales and marketing teams shorten sales cycles, increase win rates and accelerate revenue growth;

  •
  Launch D&B Optimizer for Salesforce, a solution that natively integrates Dun & Bradstreet data and data services into the Salesforce Platform. The solution provides real-time updates and cleansing capabilities for critical account data in a company's Salesforce instance to enable them to access actionable data to be leveraged in their customer initiatives; and

  •
  Partner with Microsoft to provide companies with access to our data through Microsoft's Azure cloud and its related services. With a joint go-to-market approach, both companies will co-sell Dun & Bradstreet's core business data integrated into Dynamics 365 and D&B Hoovers;

  •
  Launched D&B Beneficial Ownership, a solution that delivers quick and reliable data for actionable management of regulatory compliance. D&B Beneficial Ownership provides companies with a fast and comprehensive picture of corporate hierarchy with entity and individual level share ownership based on Dun & Bradstreet's more than 285 million verified business records;

  •
  Generated almost 30% of our Americas revenue in 2017 from our cloud-based and Data as a Service (DaaS) solutions, up from 20% during 2016, representing continued progress in our strategy to modernize delivery. We continue to focus efforts to move more of our business to these higher growth solutions because they are more useful and valuable to our customers;

  •
  Increased D&B Credit customers, through a combination of new customers and migrations from legacy platforms, from 4,500 to 15,000 in the North America and European markets, continuing our strategy to deliver our products and solutions via modern channels; and

  •
  Reached more than 285 million global business records and continued to advance our competitive differentiation across foundational, firmographic and predictive insights data.

        Management updated the C&BC at separate meetings throughout the year on its quantitative and qualitative assessment of Company performance for the annual incentive, based on the outlook at the time, and the projected level of aggregate reward for that performance. The C&BC reviewed and approved the final assessment at its meeting in February 2018.

        The C&BC determined the final payout for 2017 Company performance to be 89.3% of the target annual cash incentive opportunity. That determination was based on:

  •
  The overall quantitative and qualitative assessment of Company performance as noted in the above table; and

  •
  Other relevant achievements in 2017 considered by the C&BC as noted above.

        As also noted earlier, we combine the payout for Company performance with any positive or negative discretionary adjustments, up to 50%, for individual leadership and performance to determine the final 2017 annual cash incentive payments to our named executive officers. In consideration of our results versus targets for revenue and sales, the C&BC decreased the annual cash incentive awards for Messrs. Carrigan and Peirez by applying a negative discretionary adjustment of 50%. The table below summarizes the final payouts to our named executive officers.

2017 Annual Cash Incentive

		Award for Company Performance
Executive Officer	Target	% of Target	Amount	Final Award (as reported in "Summary Compensation Table" in "Non-equity Incentive Plan Compensation" column)
Robert P. Carrigan	$1,105,000	89.3%	$986,765	$493,383
Richard H. Veldran	$481,500	89.3%	$429,980	$429,980
Joshua L. Peirez	$747,500	89.3%	$667,518	$333,759
Curtis D. Brown	$513,000	89.3%	$458,109	$458,109
Christie A. Hill	$400,000	89.3%	$357,200	$357,200

Mr. Carrigan served as Chairman and CEO until February 12, 2018 and left the Company on March 15, 2018. Mr. Peirez served as our President and Chief Operating Officer until March 15, 2018, when he resigned from the Company.

Annual Long-term Incentive (LTI) Program

        Overview. While we tie cash to the achievement of short-term results, we link equity directly to the creation of increased shareholder value over the longer term. 60% of the target total compensation opportunity provided to our named executive officers as a group in 2017 was equity-based. This emphasis reflects our view that there should be a close alignment between executive officer rewards and shareholder value creation.

        Under our 2017 LTI program, 100% of the total economic value of our named executive officers' annual equity-based compensation is performance-based: 50% is delivered in LRSUs and the remaining 50% is delivered in three-year performance units. For 2017, we tied our long-term incentives to the following measures and performance periods:

Grant	Measure(s)	Performance Period	Rationale for Vehicle
LRSUs	• Dun & Bradstreet stock price appreciation or depreciation	• One-third tied to 2017 • One-third tied to 2017-2018 • One-third tied to 2017-2019

•

Links executives' interests directly with the interests of our shareholders

•

Is less volatile and more retentive than stock options

•

Has a considerably stronger tie to performance than time-based restricted shares or units

Performance Units	• 50% tied to relative total shareholder return (TSR) • 50% tied to Dun & Bradstreet's organic revenue compound annual growth rate (CAGR)	• 2017-2019 (3 years)

•

Links executives' interests directly with the interests of our shareholders

•

Drives and rewards revenue growth, which we believe is key to growing shareholder value

•

Rewards executives for outperforming the market

        This structure creates a strong link to long-term performance, as illustrated by the overall payouts associated with the 2015 award of the same design:

LRSUs (50% of grant value)	Performance Units (50% of grant value)	Overall 2015 Grant Payout

Aggregate Payout = 93%	Aggregate Payout = 21%	Combined Payout = 57%

        The LRSUs noted above include tranches that vested after the end of 2015, 2016 and 2017.

Target LTI Grants in 2017

        2017 Equity Grant Levels. In determining the amounts of equity-based compensation for each named executive officer, the C&BC considered a variety of factors, including individual performance, leadership competencies, prior executive experience, scope of responsibility and accountability within the organization as well as the total compensation levels for comparable executive positions in the compensation comparison group as noted in the "Pay Positioning and Pay Mix" section of this proxy statement. Early in 2017, the C&BC approved the following grants of long-term equity within the context of target total compensation:

Named Executive Officer	Economic Value of Target Grant	Reason for Grant Level

Robert P. Carrigan	$5,000,000	Consistent with prior year's grant level, reflecting competitive compensation levels

Richard H. Veldran	$1,100,000
		Increased the economic value of the 2017 grants to:
Joshua L. Peirez Curtis D. Brown Christie A. Hill	$1,500,000 $950,000 $850,000	- Drive long-term value creation - Reflect progress on implementation of the strategy - Provide team alignment and internal equity (same increase amount)

Mr. Carrigan served as Chairman and CEO until February 12, 2018 and left the Company on March 15, 2018. Mr. Peirez served as our President and Chief Operating Officer until March 15, 2018, when he resigned from the Company.

        2017 LRSU Grant. As part of our annual LTI program, the C&BC granted LRSUs to our named executive officers on March 1, 2017 (shown below in the "Grants of Plan-Based Awards Table"). To determine the number of LRSUs to grant, we divide the economic value of the LRSU grant by the grant date fair market value (FMV) of Dun & Bradstreet's stock price (i.e., the average of the high and low trading price of the stock on that day). However, if the average stock price for the first 30 trading days of the year is more than 5% above or below the grant date FMV, then we will divide by 105% of the grant date FMV if the 30-day average is above the corridor, or 95% of the grant date FMV if the 30-day average is below it. This approach allows us to smooth the impact of potential stock price volatility leading up to the grant date. Since the average FMV of Dun & Bradstreet's stock over the first 30 trading days of 2017 was more than 5% above the grant date FMV, we divided the economic value of the LRSU grant by $112.53, representing 105% of the grant date FMV. The C&BC approved the LRSU grant economic values under our annual program at its meeting on February 22, 2017.

        Each tranche of LRSUs vests after the conclusion of the performance period and upon review and approval of the level of attainment of applicable performance measures by the C&BC. The vesting schedule for the 2017 target LRSU grant is as follows:

Grant Date	Tranche	Performance Period	Vesting Date
March 1, 2017	First one-third	1 year	March 1, 2018
	Second one-third	2 years	March 1, 2019
	Third one-third	3 years	March 1, 2020

        Actual payouts at the end of each vesting period are determined based on the following parameters:

Appreciation or Depreciation in D&B Stock Price	Payout as % of Target LRSU Grant
100%	200%
50%	150%
0%	100%
–25%	75%
–50%	50%
Below –50%	0%
Interpolation in between

        2017 Three-Year Performance Unit Grant. In addition to the LRSU grant, the other component of our annual long-term incentive program was a three-year performance unit grant (also shown below in the "Grants of Plan-Based Awards Table").

        We will adjust the initial grant of performance units up or down based on results over the three-year performance period. To determine the target number of performance units, we divided the economic value of the three-year performance unit grant by $112.53 (i.e., 105% of the grant date FMV of Dun & Bradstreet's stock price as described in the LRSU section above). The grant date of the three-year performance units was March 1, 2017 (the same date as the target LRSU grant).

        We split the grant of performance units into two equal components. We tied the first component to Dun & Bradstreet's three-year TSR performance relative to the S&P 500 companies. We tied the second component to Dun & Bradstreet's three-year organic revenue CAGR. At the end of the three-year performance period (January 1, 2017 to December 31, 2019), the actual payout in Dun & Bradstreet shares for the performance unit component can range from 0% to 200% of the initial grant.

        At its meeting on February 22, 2017, the C&BC approved the following performance parameters to determine the actual award for the first component tied to TSR:

2017-2019 Performance Units
Total Shareholder Return (TSR) Parameters

D&B 3-year Relative TSR Percentile Ranking vs. S&P 500	Payout as % of Target Grant
80th	200%
50th	100%
30th	50%
< 30th	0%
Interpolation in between

        Similarly, the C&BC approved the following parameters to determine the actual award for the second component tied to Dun & Bradstreet's organic revenue CAGR:

2017-2019 Performance Units
Organic Revenue Compound Annual Growth Rate (CAGR) Parameters

D&B 3-year Organic Revenue CAGR	Payout as % of Target Grant
5.0%	200%
4.0%	150%
3.0%	100%
2.0%	25%
< 2.0%	0%
Interpolation in between

        Each component of the performance unit grant will vest 100% after the conclusion of the three-year performance period, on the third anniversary of the grant date or March 1, 2020.

Actual LTI Payouts Related to 2017

        LRSU Awards. The C&BC approved actual payouts for prior LRSU grants made to the named executive officers covering the following performance periods:

LRSU Grant	Performance Period	Metric	Payout as % of Target Grant
Third tranche of March 2, 2015 grant	3 years: 2015-2017	Dun & Bradstreet	99.8%
Second tranche of March 1, 2016 grant	2 years: 2016-2017	common stock price	125.1%
First tranche of March 1, 2017 grant	1 year: 2017	appreciation / depreciation	99.2%

As noted above, the measure for these equity awards was Dun & Bradstreet's stock price change during the performance period. The parameters used to determine these payouts were the same as described above for the 2017 target LRSU grant. The approved LRSU awards to our named executive officers were as follows:

Actual LRSU Awards Related to 2017

					Actual Payout
				D&B Stock Price Appreciation or Depreciation
	Target LRSUs Vesting	D&B Starting Stock Price	D&B Ending Stock Price		Number of Shares	Payout as % of Tranche Target LRSUs
	3rd Tranche of 2015 LRSU Grant for 2015-2017 Performance Period (1)
Robert P. Carrigan	5,579	$119.50	$119.26	–0.2%	5,567	99.8%
Richard H. Veldran	1,186	$119.50	$119.26	–0.2%	1,183	99.8%
Joshua L. Peirez	1,395	$119.50	$119.26	–0.2%	1,392	99.8%
Curtis D. Brown	1,046	$119.50	$119.26	–0.2%	1,043	99.8%
Christie A. Hill	837	$119.50	$119.26	–0.2%	835	99.8%
	2nd Tranche of 2016 LRSU Grant for 2016-2017 Performance Period (1)
Robert P. Carrigan	8,739	$95.35	$119.26	25.1%	10,932	125.1%
Richard H. Veldran	1,748	$95.35	$119.26	25.1%	2,186	125.1%
Joshua L. Peirez	2,447	$95.35	$119.26	25.1%	3,061	125.1%
Curtis D. Brown	2,359	$95.35	$119.26	25.1%	2,951	125.1%
Christie A. Hill	1,311	$95.35	$119.26	25.1%	1,640	125.1%
	1st Tranche of 2017 LRSU Grant for 2017 Performance Period (1)
Robert P. Carrigan	7,405	$120.21	$119.26	–0.8%	7,345	99.2%
Richard H. Veldran	1,629	$120.21	$119.26	–0.8%	1,615	99.2%
Joshua L. Peirez	2,221	$120.21	$119.26	–0.8%	2,203	99.2%
Curtis D. Brown	1,406	$120.21	$119.26	–0.8%	1,394	99.2%
Christie A. Hill	1,259	$120.21	$119.26	–0.8%	1,248	99.2%

Mr. Carrigan served as Chairman and CEO until February 12, 2018 and left the Company on March 15, 2018. Mr. Peirez served as our President and Chief Operating Officer until March 15, 2018, when he resigned from the Company.

(1)	The awarded shares associated with each tranche vested as of March 2018 (March 2 for the 2015 grant and March 1 for the 2016 and 2017 grants) and will be reported in the "Option Exercises and Stock Vested Table" in our 2019 proxy statement. This year they continue to be reported in our "Outstanding Equity Awards at Fiscal Year-end Table" for 2017.

        2015 Three-Year Performance Unit Award. The C&BC also approved the actual results for the prior three-year performance unit grants made to the named executive officers in 2015. This award covered the performance period of 2015 - 2017. As described above, we tied 50% of the award to Dun & Bradstreet's three-year TSR performance relative to the S&P 500 companies and the other 50% to Dun & Bradstreet's three-year total revenue CAGR. The parameters used to determine the award for Dun & Bradstreet's TSR performance were the same as noted in the chart above for the 2017 target three-year performance unit grant. The parameters used to determine the award for Dun & Bradstreet's revenue CAGR were as follows:

D&B 3-year (2015-2017) Total Revenue CAGR	Payout as % of Target Grant
8.0%	200%
6.0%	100%
4.0%	25%
< 4.0%	0%
Interpolation in between

        This is the final performance period that utilizes total revenue for our revenue CAGR (the 2016 and 2017 grants are based on three-year organic revenue CAGR). The targets for 2015 were set by incorporating revenue resulting from our 2015 acquisitions. Our revenue CAGR result for this three-year period was 4.5%, which results in a payout of 42.0%.

Actual Three-year Performance Units Results for 2015-2017

3-year Performance Unit Grant	Performance Period	Metric	Weight	3-year CAGR Result & 3-year Relative TSR Percentile Ranking		Payout as % of Target Grant
March 2, 2015 grant	3 years: 2015-2017	Dun & Bradstreet 3-year Total Revenue CAGR	50%	4.5%		42.0%
		Dun & Bradstreet TSR vs. S&P 500	50%	26.7th	%	0.0%
Combined Payout						21.0%

        The approved three-year performance unit results for our named executive officers were as follows:

				Actual Payout
	Performance Period	Measure	Target Units	Payout %	Number of Shares (1)
Robert P. Carrigan	2015-2017	Revenue CAGR	8,368	42.0%	3,514
		TSR	8,368	0.0%	0
Richard H. Veldran	2015-2017	Revenue CAGR	1,778	42.0%	746
		TSR	1,778	0.0%	0
Joshua L. Peirez	2015-2017	Revenue CAGR	2,092	42.0%	878
		TSR	2,092	0.0%	0
Curtis D. Brown	2015-2017	Revenue CAGR	1,569	42.0%	658
		TSR	1,569	0.0%	0
Christie A. Hill	2015-2017	Revenue CAGR	1,255	42.0%	527
		TSR	1,255	0.0%	0

Mr. Carrigan served as Chairman and CEO until February 12, 2018 and left the Company on March 15, 2018. Mr. Peirez served as our President and Chief Operating Officer until March 15, 2018, when he resigned from the Company.

(1)	The shares vested as of March 2, 2018 and will be reported in the "Option Exercises and Stock Vested Table" in our 2019 proxy statement. This year they continue to be reported in our "Outstanding Equity Awards at Fiscal Year-end Table" for 2017.

Stock Ownership Guidelines

        Under the Company's stock ownership guidelines, we expect our named executive officers and all other executive officers of the Company over time to achieve a minimum specified level of ownership in our common stock. These guidelines reinforce the objectives of our executive compensation program to:

  •
  Align senior executives' individual financial interests with those of shareholders; and

  •
  Encourage senior executives to focus on long-term value creation.

        The levels of stock ownership are a multiple of the executive officer's salary. These multiples (shown in the table below), which are above our peer group median levels, demonstrate our senior executives' commitment to Dun & Bradstreet and their personal financial stake in the Company.

        Each year, the C&BC reviews each of our named executive officer's status and progress toward achieving the guidelines. All of our named executive officers have either met their ownership target, or are in compliance with our 100% retention policy. Noted below is the stock ownership of each of our named executive officers as of December 31, 2017. The ownership level for Mr. Brown reflects the fact that he became an executive officer on November 2, 2015.

Stock Ownership as a Multiple of Salary

Name	Guideline as Multiple of Salary	Actual Ownership as Multiple of Salary
Robert P. Carrigan	6	12.1
Richard H. Veldran	4	4.9
Joshua L. Peirez	4	5.9
Curtis D. Brown	4	3.8
Christie A. Hill	4	4.5

        Mr. Carrigan served as Chairman and CEO until February 12, 2018 and left the Company on March 15, 2018. Mr. Peirez served as our President and Chief Operating Officer until March 15, 2018, when he resigned from the Company.

        Shares counted toward satisfaction of the ownership guidelines include all stock owned outright, restricted stock units, half of target performance-based restricted stock units (both LRSUs and three-year performance units), units in the Dun & Bradstreet Common Stock Fund of our 401(k) Plan and half of the shares underlying vested stock options. There is no timeframe for achieving the ownership guidelines. However, we expect the named executive officer covered by these guidelines to retain 100% of the net shares resulting from equity-based compensation payouts and shares otherwise acquired by them outright until the named executive officer achieves the guideline multiple. Once met, the named executive officer must retain a sufficient number of shares to comply with the guidelines until termination of service with the Company. The named executive officer may only trade shares in excess of the guidelines within designated open window periods in accordance with the Company's Inside Information and Securities Trading Policy.

Non-qualified Retirement Benefits

        Mr. Peirez participated and Mr. Veldran participates in our non-qualified Executive Retirement Plan (ERP). We designed the plan originally to provide retirement income and disability benefits to attract and retain the executives of the Company, including, in particular, those executives who joined the Company in the middle of their career. Effective April 4, 2011, we closed the ERP to new participants. Mr. Peirez resigned from the Company on March 15, 2018.

        Additional details on the non-qualified retirement plans are in the applicable section following the Pension Benefits Table.

Change in Control Benefits

        We believe that change in control benefits help protect shareholder interests. These benefits enable our named executive officers to make decisions in the interest of our shareholders without concern over the impact on them personally. In addition, these benefits provide an incentive for our named executive officers to continue their employment with Dun & Bradstreet during the change in control event.

        Equity and all cash benefits are only "triggered" (i.e., vested or payable on an accelerated basis) if the named executive officer is terminated without cause or resigns for good reason in connection with a change in control and within the specified twenty-four month period following a change in control event. All cash benefits (including severance) under the revised Change in Control Plan are also subject to a "double trigger."

        A detailed description of our change in control benefits is set forth in the "Overview of Change in Control, Severance and Other Arrangements" section of this proxy statement.

Severance Benefits

        We also provide our named executive officers with severance benefits if their employment is terminated as a result of a reduction in force, job elimination, unsatisfactory job performance (not constituting cause), a resignation for good reason, or other circumstances as approved by the C&BC, in each case not related to a change in control of Dun & Bradstreet. We provide severance benefits through our Career Transition Plan, in which all of our named executive officers participate. Severance benefits under this plan are available to all employees of the Company. We believe that severance benefits enable our compensation program to remain competitive with the market for executive talent and allow for orderly transitions without individual negotiations.

        A detailed description of our severance plan is set forth in the "Overview of Change in Control, Severance and Other Arrangements" section of this proxy statement.

External Benchmarking

        Market data provides a reference and framework for decisions about the base salary, target annual cash incentives and the appropriate level of long-term incentives for each of our named executive officers. However, due to year-over-year variability and the inexact science of matching and pricing executive jobs, we do not use market data as the sole criterion in determining a specific pay level. Therefore, in setting the target pay for our named executive officers, the C&BC reviews market data along with other factors, including the scope of responsibility and accountability within the organization, prior experience, marketability, leadership competencies and individual performance.

        Market data also helps ensure our other executive compensation program components are competitive with prevalent practice and trends. Therefore, we review the design of our annual cash incentive opportunity and long-term incentive program, the prevalence of executive benefits and perquisites, our stock ownership guidelines and severance and change in control benefits against our compensation comparison group as well as the general industry.

        Compensation Comparison Group. In consultation with Meridian, our independent compensation consultant, each year the C&BC reviews and selects companies for our compensation comparison group because they:

  •
  are within our general "industry;"

  •
  are broadly within our size range, using revenue (up to approximately three times that of Dun & Bradstreet) and market capitalization (up to approximately four times that of Dun & Bradstreet) as parameters;

  •
  have executive positions comparable to ours, requiring a similar set of leadership skills and experience; and

  •
  are representative of those with whom we compete for business and/or executive talent.

        Our compensation comparison group used for 2017 compensation decisions included the following 24 companies in financial services, business information and technology services:

Compensation Comparison Group

Acxiom Corporation	IHS Markit Ltd.
Broadridge Financial Solutions, Inc.	IMS Health Holdings, Inc.
CEB Inc.	Moneygram International, Inc.
Convergys Corporation	Moody's Corporation
Corelogic, Inc.	Morningstar, Inc.
Deluxe Corporation	MSCI Inc.
DST Systems, Inc.	Navigant Consulting, Inc.
Equifax, Inc.	Paychex, Inc.
Factset Research Systems, Inc.	S&P Global (McGraw Hill Financial, Inc.)
Fair Isaac Corporation	Total System Services, Inc.
Global Payments, Inc.	The Ultimate Software Group, Inc.
ICF International, Inc.	Verisk Analytics, Inc.

        The C&BC reviews our pay positioning and performance versus our compensation comparison group, covering:

  •
  Base salaries;

  •
  Target and actual annual cash incentives;

  •
  Target and actual annual total cash (i.e., base salaries plus target and actual annual cash incentives);

  •
  Long-term incentives (grant date and actual values); and

  •
  Target and actual total direct compensation (i.e., target and actual annual total cash plus grant date values of long-term incentives).

        We strongly believe that there should be a link between a company's performance and its pay levels. Therefore, the analyses included the relationship between executive officer compensation and Company performance over several years.

        During our annual peer group review this past year, we updated our compensation comparison group for 2018 pay decisions, to maintain a peer group characteristic of Dun & Bradstreet's size and market for executive team talent:

Action	Company	Industry	Reason
Deleted	CEB Inc.	Management Services	Acquired by Gartner, Inc.
Deleted	IMS Health Holdings, Inc.	Information Technology Services	Merged with Quintiles Transnational Holdings Inc.
Deleted	S&P Global (McGraw Hill Financial, Inc.)	Financial Services	Size: market cap greater than four times

        Based on the size parameters as well as the qualitative criteria cited above, the C&BC views the compensation comparison group as an appropriate group for benchmarking. These changes place Dun & Bradstreet near the median of the peer group in terms of revenue and market capitalization.

Executive Compensation Recoupment Policy

        The Incentive Compensation Recoupment Policy (ICRP), covers former, current and future members of the Company's executive team and any other Section 16 officers. The ICRP covers all of our named executive officers and applies to all cash and equity incentive compensation awarded or still outstanding on or after January 1, 2013. This policy, as originally adopted in 2013, gives the C&BC authority to recover or reduce cash and equity incentive awards based on certain financial results that the Company subsequently restates. Effective January 2018, the policy was amended to provide the C&BC with additional flexibility to consider recoupment of incentive compensation for detrimental conduct by a covered executive, whether or not there is a financial restatement. Recoupment for either a financial restatement or for detrimental conduct is as follows:

        Restatement

  •
  The grant, award, vesting or payment of the incentive compensation was, in whole or part, based on the achievement of certain financial results that were subsequently restated due to material noncompliance with any financial reporting requirements under the securities laws; and

  •
  The incentive compensation based upon the financial results as restated is lower than that actually granted, awarded, vested or paid.

        Detrimental Conduct

  •
  The C&BC, in its discretion, determines the value of the incentive compensation to be recovered or reduced for a covered person who has engaged in detrimental conduct; and

  •
  The C&BC may consider all relevant information, including, but not limited to: (i) the materiality of the injury to the Company, including the magnitude of any consequent losses to Dun & Bradstreet or its shareholders; (ii) the covered executive's relative fault or degree of involvement; (iii) whether the action or omission was intentional or negligent; and (iv) other employment discipline that has been applied.

        The Company can recoup excess payments by:

  •
  Seeking repayment directly from the covered executive, including the assets of the covered executive;

  •
  Reducing the amount that is otherwise payable to the covered executive under any compensatory plan, program, or arrangement maintained by Dun & Bradstreet, including the canceling of outstanding equity awards; and/or

  •
  Withholding future compensation that the Company might otherwise provide, in accordance with Dun & Bradstreet's usually applicable compensation programs and practices.

        The C&BC may forego requiring recoupment of incentive compensation that was unconditionally received by a covered executive more than three years before the date on which the Company is required to prepare an accounting restatement or if it determines, in its sole discretion, that recovery would be impracticable.

Employment Agreements

        None of our named executive officers has an employment agreement with the Company.

Tax Impact and Deductibility

        Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1 million paid to certain officers unless certain specific and detailed criteria are satisfied. The C&BC considers the anticipated tax treatment to Dun & Bradstreet and our named executive officers in its review and establishment of compensation programs and payments. With regard to the annual cash incentive and the LTI program (i.e., RSUs, LRSUs and three-year performance unit grants) as described above, we intended to comply with the performance-based compensation exemption available under Section 162(m) in order to enhance the likelihood that these amounts will be fully deductible. We also intended compensation resulting from the exercise of outstanding stock options to be deductible, without regard to Section 162(m). However, notwithstanding the C&BC's efforts, no assurance can be given that compensation will be fully deductible under Section 162(m). The C&BC has determined, and in the future may determine, to award compensation that is not deductible under Section 162(m). Deductibility of performance-based compensation under Section 162(m) was eliminated by the Tax Cuts and Jobs Act of 2017 effective January 1, 2018 (2017 Tax Act), and the Section 162(m) limit on tax deductibility of compensation has been extended to our Chief Financial Officer beginning in 2018.

        With respect to our annual cash incentive program, the C&BC designated our named executive officers as participants in our Covered Employee Incentive Plan (CEIP), which is a shareholder approved plan. On February 22, 2017, the C&BC established a maximum annual cash incentive opportunity of eight-tenths of one percent of our 2017 earnings before taxes (defined as the Company's income from continuing operations before provision for income taxes and equity in net income of affiliates, on an As Adjusted basis) for our CEO and five-tenths of one percent of our 2017 earnings before taxes for each of our other named executive officers. Consistent with prior years, the C&BC selected earnings before taxes as the appropriate measure in setting the maximum incentive opportunity since it considers profitable revenue growth over time as a key driver in creating shareholder value. We deemed the percentages selected for our CEO and for our other named executive officers, based on historical results, to generate reasonable levels of maximum incentive opportunity given the nature and scope of our executive positions. Actual annual cash incentive payouts to our CEO and our other named executive officers were less than these maximums as described above. In 2017, our earnings before taxes were $403.0 million. Therefore, the maximum annual cash incentive opportunity for our CEO was $3.2 million, and for our other named executive officers, the maximum was $2.0 million per participant.

        We intended the established maximum incentive opportunity payments under the CEIP to comply with the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code and to enhance the likelihood that any cash amount paid to our participating named executive officers under the CEIP will be fully deductible. Accordingly, we conditioned the maximum incentive opportunity upon performance requirements intended to comply with Section 162(m). However, no assurance can be given that payments under the CEIP will be fully deductible under Section 162(m), particularly after giving effect to the 2017 Tax Act.

REPORT OF THE COMPENSATION & BENEFITS COMMITTEE

        The C&BC has reviewed and discussed with management of Dun & Bradstreet the CD&A section of this proxy statement. Based on our review and discussions, we recommended to the Board, and the Board has approved, that the CD&A be included in this proxy statement for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.

Compensation & Benefits Committee

Paul R. Garcia, Chairman
Cindy Christy
Judith A. Reinsdorf

March 13, 2018

SUMMARY COMPENSATION TABLE

        The following table sets forth the compensation earned by or paid to our Chairman and CEO, our Chief Financial Officer and each of our other three most highly compensated executive officers of the Company and our subsidiaries with respect to the fiscal year ended December 31, 2017. All of these individuals are collectively referred to as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-equity Incentive Plan Compensation ($) (2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (3)	All Other Compensation ($) (4)(5)(6)	Total ($)
Robert P. Carrigan	2017	850,000	0	4,410,860	493,383	0	13,192	5,767,435
Chairman and Chief Executive Officer	2016	850,000	0	5,390,865	1,105,000	0	4,958	7,350,823
("Principal Executive Officer")	2015	850,000	0	5,186,932	884,000	0	9,665	6,930,597
Richard H. Veldran	2017	535,000	0	970,382	429,980	982,365	12,443	2,930,170
Chief Financial Officer	2016	535,000	0	1,078,112	481,500	655,957	16,099	2,766,668
("Principal Financial Officer")	2015	520,000	25,000	1,102,101	374,400	505,142	19,120	2,545,763
Joshua L. Peirez	2017	650,000	0	1,323,202	333,759	1,434,925	22,933	3,764,819
President and Chief Operating Officer	2016	650,000	0	1,509,377	747,500	785,140	27,620	3,719,637
	2015	600,000	100,000	1,296,735	480,000	625,365	30,024	3,132,124
Curtis D. Brown	2017	570,000	0	838,052	458,109	0	6,396	1,872,557
Chief Content and Technology Officer	2016	570,000	0	1,455,507	615,600	0	5,410	2,646,517
	2015	520,000	250,000	972,549	374,400	0	4,916	2,121,865
Christie A. Hill	2017	500,000	0	749,804	357,200	0	14,345	1,621,349
Chief Legal Officer and Head of
Global Corporate Citizenship

Mr. Carrigan served as Chairman and CEO until February 12, 2018 and left the Company on March 15, 2018. Mr. Peirez served as our President and Chief Operating Officer until March 15, 2018, when he resigned from the Company.

(1)
The equity awards in fiscal year 2017 are described in the CD&A and are included in the "Grants of Plan-Based Awards Table" below. The value shown represents the aggregate grant date fair value of each year's awards, as calculated in accordance with GAAP based on the probable outcomes of the performance conditions judged at the time of grant, without regard to our forfeiture assumptions. If the maximum performance were attained, the grant date fair value of the awards would be as follows: Mr. Carrigan = $5,601,360, Mr. Veldran = $1,232,318, Mr. Peirez = $1,680,309, Mr. Brown = $1,064,298 and Ms. Hill = $952,150. In determining these amounts for maximum performance, only the grant date fair value for the revenue CAGR component of the three-year performance units is subject to increase (in this case doubling). The fair values of the other equity grants are fixed regardless of future performance. For more information on how we value stock-based awards (including assumptions made in such valuation), refer to "Note 11 Employee Stock Plans" in the "Notes to Consolidated Financial Statements" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. These assumptions may or may not be fulfilled. The amounts shown cannot be considered predictions of future value.

(2)
The amounts shown represent non-equity incentive plan payments received by our named executive officers pursuant to our CEIP during the applicable year. For 2017, these cash awards were earned in the 2017 performance year and paid on March 15, 2018.

(3)
Amounts represent the aggregate change in the actuarial present value of our named executive officers' qualified and non-qualified defined benefit plans accrued during the applicable year. These plans include the Dun & Bradstreet Retirement Account Plan, the Pension Benefit Equalization Plan and the Executive Retirement Plan. Messrs. Carrigan and Brown, and Ms. Hill are not eligible to participate since they joined the Company after all the plans were closed to new participants. No executive received above market or preferential earnings on non-qualified deferred compensation plan benefits.

(4)
The amounts shown include our aggregate annual contributions for the account of each named executive officer under our tax qualified defined contribution plan, the Dun & Bradstreet 401(k) Plan. These amounts also include a one-time supplemental employer match. This same match was provided to all eligible participants in the Dun & Bradstreet 401(k) Plan.

(5)
The terms of the RSUs granted to our named executive officers provide for the accrual of dividend equivalent units based on the same rate established from time to time for our common stock, settled in shares at the time of settlement of the corresponding RSUs. Amounts shown include the value of all dividend equivalent units credited in 2017. Dividend equivalent units are not accrued for LRSUs or performance unit grants made under the long-term incentive program discussed in our CD&A.

(6)
The amounts shown may include matching gifts made pursuant to the Dun & Bradstreet Corporate Giving Program available to all of our employees and directors.

 GRANTS OF PLAN-BASED AWARDS TABLE

        The following table sets forth a summary of all grants of plan-based awards made to our named executive officers during the fiscal year ended December 31, 2017:

					Estimated Future Possible Payouts Under Equity Incentive Plan Awards (2)
			Estimated Future Possible Payouts Under Non-equity Incentive Plan Awards (1)
							Grant Date Fair Value of Stock and Option Awards ($) (3)
Name	Grant Date	Committee Approval Date	Target ($)	Maximum ($)	Target (#)	Maximum (#)
Robert P. Carrigan	03/01/2017	02/22/2017	1,105,000	2,210,000	22,216	44,432	2,256,630	(4)
	03/01/2017	02/22/2017			11,108	22,216	1,190,500	(5)
	03/01/2017	02/22/2017			11,108	22,216	963,730	(6)
Richard H. Veldran	03/01/2017	02/22/2017	481,500	963,000	4,887	9,774	496,405	(4)
	03/01/2017	02/22/2017			2,444	4,888	261,936	(5)
	03/01/2017	02/22/2017			2,444	4,888	212,041	(6)
Joshua L. Peirez	03/01/2017	02/22/2017	747,500	1,495,000	6,665	13,330	677,011	(4)
	03/01/2017	02/22/2017			3,332	6,664	357,107	(5)
	03/01/2017	02/22/2017			3,332	6,664	289,084	(6)
Curtis D. Brown	03/01/2017	02/22/2017	513,000	1,026,000	4,220	8,440	428,656	(4)
	03/01/2017	02/22/2017			2,111	4,222	226,246	(5)
	03/01/2017	02/22/2017			2,111	4,222	183,150	(6)
Christie A. Hill	03/01/2017	02/22/2017	400,000	800,000	3,777	7,554	383,655	(4)
	03/01/2017	02/22/2017			1,888	3,776	202,346	(5)
	03/01/2017	02/22/2017			1,888	3,776	163,803	(6)

  Mr. Carrigan served as Chairman and CEO until February 12, 2018 and left the Company on March 15, 2018. Mr. Peirez served as our President and Chief Operating Officer until March 15, 2018, when he resigned from the Company.

(1)
The amounts shown represent the target and maximum non-equity incentive opportunities for each of our named executive officers under our CEIP. A detailed description of this plan is set forth in our CD&A.

(2)
As described in our CD&A, on March 1, 2017, our named executive officers received LRSUs and performance units as part of our long-term incentive program. The 2017 target units will be adjusted at the end of each performance period based on the performance relative to each parameter. The actual number of units earned for the first tranche of the annual LRSU grant is noted in our CD&A.

If the employment with Dun & Bradstreet of any of our named executive officers terminates for any reason (other than death or disability) prior to the first anniversary of the grant date or for any reason (other than death, disability or retirement) on or after the first anniversary of the grant date, the named executive officer forfeits all rights to and interests in the unvested LRSUs and/or performance units. If the named executive officer's employment with Dun & Bradstreet terminates due to death or disability, any unvested LRSUs and/or performance units will become vested. If the named executive officer's employment with Dun & Bradstreet terminates on or after the first anniversary of the grant date due to retirement, a pro-rata portion of the actual number of LRSUs and/or performance units will vest based on attainment of the performance parameters corresponding to each performance period. Refer to "Potential Post-Employment Compensation Table" section for details on treatment of equity in the event of a change in control.

(3)
Amounts shown represent the grant date fair value, as calculated in accordance with GAAP, without regard to our forfeiture assumptions. For the grants that are subject to the satisfaction of a market condition, described in footnotes 4 and 6 below, the grant date fair value of these awards reflects the probability that the market condition may be met as calculated by an independent third-party consulting organization. For the awards that are subject to internal performance-based measures, described in footnote 5 below, the amounts shown reflect estimates of the probable outcomes of the performance conditions judged as of the time of grant.

For more information on how we value stock-based awards (including assumptions made in such valuation), refer to "Note 11 Employee Stock Plans" in the "Notes to Consolidated Financial Statements" in our Annual Report on Form 10-K

  for the fiscal year ended December 31, 2017. These assumptions may or may not be fulfilled. The amounts shown cannot be considered predictions of future value.

(4)
The market condition for the LRSU grant, which is Dun & Bradstreet common stock price appreciation or depreciation over the applicable performance period, is described in the CD&A. The fair value of this award will not change based on actual results.

(5)
The internal performance-based criteria tied to the revenue CAGR component of the three-year performance units is described in the CD&A. If the maximum performance were obtained for this award, the fair value would be equal to two times the amount shown.

(6)
The relative market condition for the TSR component of the three-year performance units is described in the CD&A. The fair value of this award will not change based on actual results.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

        The following table sets forth a summary of all outstanding equity awards held by each of our named executive officers as of December 31, 2017:

		Option Awards				Stock Awards
Name	Grant Date	Equity- Incentive Plan Awards Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Equity- Incentive Plan Awards Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity- Incentive Plan Awards Option Exercise Price ($)	Equity- Incentive Plan Awards Option Expiration Date	Equity- Incentive Plan Awards Number of Shares or Units of Stock That Have Not Vested (#) (2)(3)		Equity- Incentive Plan Awards Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity- Incentive Plan Awards Number of Unearned Shares or Units of Stock That Have Not Vested (#) (3)	Equity- Incentive Plan Awards Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)
Robert P. Carrigan	03/03/2014					3,335	(4)
	03/02/2015					5,567	(5)
	03/02/2015					3,514	(6)
	03/02/2015					0	(7)
	03/01/2016					10,932	(8)		8,740
	03/01/2016								13,110
	03/01/2016								13,110
	03/01/2017					7,345	(9)		14,811
	03/01/2017								11,108
	03/01/2017								11,108
								3,634,358		8,523,981
Richard H. Veldran	03/03/2014					834	(4)
	03/02/2015					1,183	(5)
	03/02/2015					746	(6)
	03/02/2015					0	(7)
	03/01/2016					2,186	(8)		1,748
	03/01/2016								2,622
	03/01/2016								2,622
	03/01/2017					1,615	(9)		3,258
	03/01/2017								2,444
	03/01/2017								2,444
								777,243		1,792,491
Joshua L. Peirez	03/03/2014					4,446	(2)
	03/03/2014					1,112	(4)
	03/02/2015					1,392	(5)
	03/02/2015					878	(6)
	03/02/2015					0	(7)
	03/01/2016					3,061	(8)		2,447
	03/01/2016								3,671
	03/01/2016								3,671
	03/01/2017					2,203	(9)		4,444
	03/01/2017								3,332
	03/01/2017								3,332
								1,550,224		2,474,414
Curtis D. Brown	10/01/2014					834	(4)
	03/02/2015					1,043	(5)
	03/02/2015					658	(6)
	03/02/2015					0	(7)
	03/01/2016					2,951	(8)		2,360
	03/01/2016								3,540
	03/01/2016								3,540
	03/01/2017					1,394	(9)		2,814
	03/01/2017								2,111
	03/01/2017								2,111
								814,661		1,950,923
Christie A. Hill	09/12/2011	850		61.76	09/12/2021
	03/01/2012	10,700		82.80	03/01/2022
	03/03/2014					612	(4)
	03/02/2015					835	(5)
	03/02/2015					527	(6)
	03/02/2015					0	(7)
	03/01/2016					1,640	(8)		1,311
	03/01/2016								1,966
	03/01/2016								1,966
	03/01/2017					1,248	(9)		2,518
	03/01/2017								1,888
	03/01/2017								1,888
								575,709		1,366,096

Mr. Carrigan served as Chairman and CEO until February 12, 2018 and left the Company on March 15, 2018. Mr. Peirez served as our President and Chief Operating Officer until March 15, 2018, when he resigned from the Company.

(1)
Stock options granted to our named executive officers in 2011 and 2012 become exercisable in four equal annual installments commencing on the first anniversary of the date of grant. If employment terminates for any reason other than death, disability or retirement, any vested option may only be exercised during the 90-day period following the date of termination. If our named executive officer retires, unexercised vested options may be exercised during the lesser of the remaining term of the options or five years after the date of termination.

(2)
Grants of RSUs generally vest one third on the first, second and third anniversary of the grant date. The RSUs granted to Mr. Peirez (March 3, 2014, grant of 8,891 RSUs) vest 50% on the third anniversary of the date of grant, 25% on the fourth anniversary of the date of grant and 25% on the fifth anniversary of the date of grant.

  For grants prior to 2015, if any of our named executive officers is terminated due to retirement, death or disability on or after the first anniversary of the grant date, any unvested RSUs become fully vested as of the termination date. For grants during or after 2015, if any of our named executive officers is terminated due to death or disability or on or after the first anniversary of the grant date due to retirement, any unvested RSUs become fully vested as of the termination date. For all other terminations, the named executive officer forfeits all rights to and interests in the unvested RSUs.

  Refer to "Potential Post-Employment Compensation Table" section for details on treatment of equity in the event of a change in control.

(3)
Grants of LRSUs and performance units made to our named executive officers as part of our annual equity plan (March 2, 2015, March 1, 2016 and March 1, 2017) are described in our CD&A. The target units will be adjusted at the end of each performance period based on the performance relative to each measure. The LRSUs vest over three years from the grant date. Performance units granted in 2014 vest 50% on the third anniversary of the grant date after the end of the three-year performance period and 50% on the fourth anniversary of the grant date. Performance units granted on March 2, 2015, March 1, 2016 and March 1, 2017 vest 100% on the third anniversary of the grant date after the end of the three-year performance period.

  For our LRSUs and performance units, if any of our named executive officer's employment with Dun & Bradstreet terminates for any reason (other than death, disability or retirement) the named executive officer forfeits all rights to and interests in the unvested LRSUs and/or performance units. For terminations due to death or disability, any unvested LRSUs become fully vested as of the termination date. For terminations on or after the first anniversary of the grant date due to retirement, a pro-rata portion of the actual number of LRSUs and/or performance units will be earned and vested based on attainment of the performance parameters corresponding to each performance period.

  The performance units granted in 2014 are earned and vest in 2018. If termination occurs for any reason (other than death, disability or retirement) prior to the vest date, the named executive officer forfeits all rights to and interests in the unvested performance units. Refer to "Potential Post-Employment Compensation Table" section for details on treatment of equity in the event of a change in control.

(4)
The performance period for the three-year CAGR performance unit granted in 2014, was completed December 31, 2016. The earned award was 100% of the target CAGR performance units and the final fifty percent vests on the fourth anniversary of the grant date.

(5)
As noted in the CD&A, the performance period for the third tranche of the 2015 LRSU grant was completed December 31, 2017. The earned award was 99.8% of the target LRSUs and vested on the third anniversary of the grant date.

(6)
As noted in the CD&A, the performance period for the three-year CAGR performance unit grant on March 2, 2015 was completed December 31, 2017. The earned award was 42% of the target CAGR performance units and vested on the third anniversary of the grant date.

(7)
As noted in the CD&A, the performance period for the three-year TSR performance unit grant on March 2, 2015 was completed December 31, 2017. The earned award was 0% of the target TSR performance units and accordingly none of the TSR performance units vested.

(8)
As noted in the CD&A, the performance period for the second tranche of the 2016 LRSU grant was completed December 31, 2017. The earned award was 125.1% of the target LRSUs and vested on the second anniversary of the grant date.

(9)
As noted in the CD&A, the performance period for the first tranche of the 2017 LRSU grant was completed December 31, 2017. The earned award was 99.2% of the target LRSUs and vested on the first anniversary of the grant date.

 CEO PAY RATIO

        As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following estimate of the ratio between the median annual total compensation of our employees and the annual total compensation of Mr. Carrigan, our CEO throughout 2017.

        We selected November 15, 2017, which is within the last three months of 2017, as the date upon which we would identify the median employee. We chose "base pay" as the measure to determine our median employee. We then calculated an annual base pay based on a reasonable estimate of hours worked during 2017 for hourly workers, and upon salary levels for the remaining employees. We annualized pay for those who commenced work during 2017. We identified the median base pay and selected an employee with the median pay. With respect to the annual total compensation of the "median employee," we identified and calculated the elements of such employee's compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, consistent with how we calculate executive compensation in the Summary Compensation Table, resulting in annual total compensation of $82,645. The ratio of CEO pay to our median employee pay is 70:1.

OPTION EXERCISES AND STOCK VESTED TABLE

        The following table sets forth the number of shares acquired and the value realized by our named executive officers upon the exercise of stock options and the vesting of RSU and LRSU awards during the fiscal year ended December 31, 2017:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)(2)	Value Realized on Vesting ($) (1)(2)
Robert P. Carrigan	0	0.00	24,717	2,643,786
Richard H. Veldran	0	0.00	8,004	856,612
Joshua L. Peirez	0	0.00	13,203	1,411,895
Curtis D. Brown	0	0.00	6,047	666,273
Christie A. Hill	0	0.00	4,722	505,199

Mr. Carrigan served as Chairman and CEO until February 12, 2018 and left the Company on March 15, 2018. Mr. Peirez served as our President and Chief Operating Officer until March 15, 2018, when he resigned from the Company.

(1)
The terms of the RSUs granted to our named executive officers provide for the accrual of dividend equivalent units based on the same rate established from time to time for our common stock, settled in shares at the time the restrictions lapse on the corresponding RSUs. Amounts shown include the accrued dividend equivalent units on RSU grants.

(2)
The Performance Units granted to Ms. Hill and Messrs. Carrigan, Veldran, Peirez and Brown as part of the 2014 annual long-term incentive program were adjusted to reflect the results of the measures for CAGR and TSR, to a payout of 100% of target and 0% of target, respectively, of which 50% vested in 2017. The third tranche of the target LRSU grants made to Ms. Hill and Messrs. Carrigan, Veldran, Peirez and Brown as part of the 2014 annual long-term incentive program were adjusted to reflect a 6.9% appreciation of Dun & Bradstreet's stock price for the third performance period. The second tranche of the target LRSU grants made to Ms. Hill and Messrs. Carrigan, Veldran, Peirez and Brown as part of the 2015 annual long-term incentive program were adjusted to reflect a 0.6% appreciation of Dun & Bradstreet's stock price for the second performance period. The first tranche of the target LRSU grants made to the NEOs as part of the 2016 annual long-term incentive program were adjusted to reflect a 26.1% appreciation of Dun & Bradstreet's stock price for the first performance period. The actual awards, based on the performance adjustments, are in Dun & Bradstreet stock. Amounts shown include the total earned shares at the time the restrictions lapsed.

PENSION BENEFITS TABLE

        The table below sets forth a summary of the benefits accrued for the two named executive officers under our defined benefit pension plans as of December 31, 2017. Messrs. Carrigan and Brown and Ms. Hill were not eligible for these benefits since the plans were frozen prior to their employment with the Company.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Richard H. Veldran	Executive Retirement Plan	10.0	5,242,451	$0
	Pension Benefit Equalization Plan	2.8	19,762	$0
	Retirement Account	2.8	57,804	$0
Joshua L. Peirez	Executive Retirement Plan	7.3	4,290,251	$0
	Pension Benefit Equalization Plan*	0.0	0	$0
	Retirement Account*	0.0	0	$0

*
Not eligible to participate in the plan since the plan was frozen prior to Mr. Peirez's employment with the Company. Mr. Peirez resigned from the Company on March 15, 2018.

        Our pension plans for executives are as follows:

  •
  A non-qualified benefit plan, referred to as the Executive Retirement Plan (ERP)—only two named executive officers (Messrs. Veldran and Peirez (who resigned from the Company on March 15, 2018)) are eligible for this legacy plan;

  •
  A non-qualified excess benefit plan, referred to as the Pension Benefit Equalization Plan (PBEP)—only one named executive officer (Mr. Veldran) is eligible for this legacy plan; and

  •
  A tax qualified cash balance pension plan, referred to as the Retirement Account—only one named executive officer (Mr. Veldran) is eligible for this legacy plan.

        All of the above plans were either frozen or closed to new participants as described below in the summary for each plan.

        Under the Retirement Account and PBEP, years of credited service are counted starting one year after the date of hire and stopping on June 30, 2007, the date the plan was frozen. Under the ERP, years of credited service are counted starting on the date of hire to ensure that participants can attain a competitive retirement benefit at retirement. The following actuarial assumptions were used in the calculation of the benefits in the Pension Benefits Table:

  •
  The "Present Value of Accumulated Benefit" column reflects the value of the accrued pension benefit payable at normal retirement under each plan in which the executive participates as of December 31, 2017;

  •
  "Normal retirement" is defined as age 65 in the Retirement Account and PBEP. The ERP does not define "normal retirement" so the values reflect payment at the first age at which unreduced benefits are payable from the plan (generally, age 55);

  •
  The interest rates as of December 31, 2017 were 3.35% for the Retirement Account, 3.27% for PBEP and 3.31% for the ERP. The mortality assumption is based on the RP2014 Healthy Annuitant table projected using Scale MP2017 for all plans; and

  •
  Present values at assumed retirement ages are discounted to each individual's current age using an interest-only discount with no mortality assumption.

        Normal forms of payment are reflected for each plan unless our named executive officer has elected a lump sum in either the PBEP or ERP. Messrs. Peirez (who resigned from the Company on March 15, 2018) and Veldran have a lump sum election in effect for the ERP; Mr. Veldran also has a lump sum election for the PBEP. The interest rates used to value the lump sum at the assumed retirement date are the December 2017 Internal Revenue Code Section 417(e) segment rates and the mortality assumption is the Internal Revenue Code Section 417(e) mortality table for 2018 per each plan's provisions.

        Retirement Account. The Retirement Account was frozen for all of our employees effective July 1, 2007, and the plan was closed to new participants on that date. The accrued benefits in the Retirement Account for all non-vested participants active as of June 30, 2007 became 100% vested on that date. As a result of the freeze, no additional benefits have accrued under the Retirement Account after June 30, 2007, although existing balances will continue to accrue interest.

        The Retirement Account's normal retirement age is 65. Upon termination of employment, a vested participant can elect to immediately receive 50% of his or her benefit as a lump sum or annuity, with the residual 50% being paid at age 55 or later as an annuity. In addition, if a participant meets the requirements for an Early or Normal Retirement, the participant can elect to receive 50% of his or her benefit as a lump sum and the remainder as an annuity or his or her entire benefit as an annuity. The single life annuity option provides the highest monthly dollar amount under the Retirement Account. A participant can elect other actuarially equivalent annuity options that provide lower monthly dollar amounts to the participant in order to provide survivor benefits.

        Pension Benefit Equalization Plan. Effective July 1, 2007, the PBEP also was frozen for all of our employees and the plan was closed to new participants. As a result of the freeze, no additional benefits have accrued under this plan after June 30, 2007, although existing balances will continue to accrue interest.

        Executive Retirement Plan. Effective April 4, 2011, the ERP was closed to new participants. The two named executive officers who remain participants will continue to accrue a benefit in accordance with plan rules. The ERP provides a target annual benefit equal to 4% of the participant's average final compensation (salary plus actual cash incentive) for each of the first 10 years of service to a maximum benefit percentage of 40% of the participant's average final compensation. This benefit is reduced by 15% for vested participants who leave prior to age 55. Average final compensation is equal to the participant's highest consecutive 60 months of compensation out of his or her last 120 months. A participant is 100% vested in the applicable benefit upon completion of five years of participation in the plan.

        The target annual benefit payment from the ERP is offset by any pension benefits earned in the Retirement Account, PBEP or any other pension plan sponsored by Dun & Bradstreet or one of its affiliates and the participant's estimated Social Security retirement benefit. Compensation used in determining the ERP benefit includes base salary, cash bonus payments, commissions and lump sum payments in lieu of merit increases. The normal form of benefit payment under the ERP is a straight life annuity for single participants and a fully subsidized joint and 50% survivor annuity for married participants.

        The interest rates used to value the lump sum at the assumed retirement date are the December 2017 Internal Revenue Code Section 417(e) segment rates and the mortality assumption is the Internal Revenue Code Section 417(e) mortality table for 2018. Benefit payments under the ERP begin on the later of attainment of age 55 or the first of the month following the date a participant retires. If a participant dies while actively employed, his or her spouse is entitled to receive 50% of the benefit that otherwise would have been payable to the participant at age 55. If a participant dies while receiving benefit payments, the surviving spouse receives a benefit equal to 50% of what the participant was receiving. In the event a participant becomes totally and permanently disabled, he or she will receive annual disability payments equal to 60% of his or her compensation until age 65 offset by any other disability income the participant is receiving.

 NON-QUALIFIED DEFERRED COMPENSATION TABLE

        The following table sets forth a summary of the non-qualified deferred compensation benefits as of December 31, 2017. Effective January 1, 2017, The Dun & Bradstreet Corporation Key Employees' Non-Qualified Deferred Compensation Plan (NQDCP) was amended to suspend all future deferrals of compensation under the plan. Mr. Veldran is the only named executive officer who has a balance.

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (1)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FY ($)
Richard H. Veldran	Key Employees' Non-Qualified Deferred Compensation Plan	0	0	173,615	0	913,399

(1)
These amounts are not disclosed in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column of the Summary Compensation Table since no named executive officer received above-market or preferential earnings on their account balances under the NQDCP.

        Key Employees' Non-Qualified Deferred Compensation Plan. The NQDCP, which was amended effective January 1, 2017 to suspend all deferrals of compensation earned after 2016, is a voluntary, unfunded plan which allowed participants to defer, in 5% increments, up to 75% of their base salary and 100% of their annual cash incentive payments. Deferrals of amounts earned prior to January 1, 2017 remain under the NQDCP and participants can elect to make deemed investments of these prior deferrals in the same investment funds that are offered in our 401(k) Plan, including the Dun & Bradstreet Common Stock Fund. Participants can also elect to transfer these prior balances among other funds on a daily basis subject to our Inside Information and Securities Trading Policy. All prior amounts deferred by our named executive officers have been reported in the Non-Qualified Deferred Compensation Table in our previously filed proxy statements in the year earned, provided the individual was a named executive officer for that year for purposes of the SEC's executive compensation disclosure.

        The automatic time and form of payment of prior deferrals under the NQDCP is a lump sum upon employment termination (subject to the six-month delay following termination required by Internal Revenue Code Section 409A if the participant is a "specified employee" for purposes of Internal Revenue Code Section 409A). However, at the time the participant made a deferral election, the participant may have elected to receive payment at the earlier of a specified time period following deferral (the deferral must be for a minimum of three years) or upon termination of employment and to receive any distribution made upon termination in the form of five annual installments or ten annual installments instead of a lump sum. A participant may change the time and form of payment applicable to his NQDCP benefits in accordance with the rules of Internal Revenue Code Section 409A. In addition, lump sum payments are made in the event of a participant's death or disability, or upon a change in control (within the meaning of Internal Revenue Code Section 409A) of Dun & Bradstreet.

        The deemed investment earnings received by participants under the NQDCP in 2017 are based on the performance of the investment funds designated by participants for the deemed investment of their NQDCP accounts. The 2017 annual returns for the available investment funds are noted in the following table:

Investment Fund Option	2017 Annual Return
Balanced Index	14.30%
BlackRock Small Cap Growth	14.86%
D&B Stock Fund	–0.58%
Fidelity Blue Chip Growth	36.20%
Fidelity Diversified International	26.79%
Fidelity Low Priced Stock	20.79%
JP Morgan Equity Income	17.84%
Northern Small Cap Value	6.42%
PIMCO Total Return	5.13%
Stable Value Fund	2.04%
Vanguard Developed Markets Index	26.46%
Vanguard Extended Market Index	18.12%
Vanguard Institutional Index	21.82%
Vanguard Target Retirement 2020	14.19%
Vanguard Target Retirement 2025	16.01%
Vanguard Target Retirement 2030	17.60%
Vanguard Target Retirement 2035	19.18%
Vanguard Target Retirement 2040	20.81%
Vanguard Target Retirement 2045	21.51%
Vanguard Target Retirement 2050	21.48%
Vanguard Target Retirement 2055	21.49%
Vanguard Target Retirement Income	8.60%
Vanguard Total Bond Market Index	3.57%
Victory Munder Mid Cap Core Growth	24.73%
Wells Fargo Advantage Special Mid Cap Value	11.27%

 EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes our equity compensation plan information as of December 31, 2017:

Plan Category	(A) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity Compensation Plans approved by security holders (1)	515,686	(2)	$11.18	4,473,225	(3)

(1)
This table includes information with respect to: (i) The 2000 Dun & Bradstreet Corporation Non-Employee Directors' Stock Incentive Plan; (ii) The Dun & Bradstreet Corporation 2000 Stock Incentive Plan; (iii) The Dun & Bradstreet Corporation 2009 Stock Incentive Plan; and (iv) an equity compensation plan adopted in connection with our separation from Moody's Corporation (Moody's Plan). As of December 31, 2017, a total of 643 deferred performance shares were outstanding under the Moody's Plan. No additional options or other rights may be granted under the Moody's Plan, with the exception of incremental dividend shares, which may be accrued on the outstanding deferred performance shares.

(2)
Includes options to purchase 68,354 shares of our common stock, restricted stock units with respect to 441,787 shares of our common stock, and 4,902 accrued dividend units and deferred performance shares for 643 shares of our common stock.

(3)
In addition to the plans mentioned above in footnote 1, also includes shares available for future purchases under The Dun & Bradstreet Corporation 2015 Employee Stock Purchase Plan (ESPP). As of December 31, 2017, an aggregate of 1,162,899 shares of our common stock were available for purchase under the ESPP.

OVERVIEW OF CHANGE IN CONTROL, SEVERANCE AND OTHER ARRANGEMENTS

Change in Control

        We provide change in control benefits for our named executive officers through our Change in Control Plan (CICP). During 2017, all of our named executive officers were participants in the CICP. A summary of benefits under the CICP is as follows:

Benefit Category	CICP
Benefits Subject to "Double Trigger" (CIC Plus Qualifying Termination within 24 Months)	• Cash benefits • Unvested Equity

Cash Severance as Multiple of Base Salary Plus Target Cash Incentive	2 times

Settlement of Outstanding Performance-based Cash Incentives	Pro-rata target award

Health and Life Insurance Continuation	2 years

Outplacement Services Reimbursement	Lesser of 15% of target total cash or $50,000

Excise Tax Treatment	No benefit, executive's benefits may be voluntarily reduced if such reduction provides a better after-tax benefit

        Stock Incentive Plan. Equity awards require both a change in control and qualified termination within 24 months of the change in control, or a "double trigger," before vesting.

Severance Arrangements

        Career Transition Plan. Each of our named executive officers is eligible for severance benefits under our Career Transition Plan (CTP). This plan also applies to all employees of the Company.

        The CTP provides for the payment of benefits if an eligible executive's employment terminates by reason of a reduction in force, job elimination, unsatisfactory performance (not constituting cause, as defined in the CTP), a resignation for good reason (as defined in the CTP), or other circumstances as approved by the C&BC. The CTP does not apply to terminations of employment that are:

  •
  Unilateral by the executive;

  •
  For cause (as defined in the CTP); or

  •
  In connection with the sale of stock or assets of the Company, or the result of the elimination or reduction of operations in connection with outsourcing or a merger (or other combination, spin-off, reorganization or other similar transaction), where an offer of employment at a comparable base salary made by the surviving or acquiring entity or by Dun & Bradstreet or one of its affiliates was declined.

        In the event of an eligible termination, we will pay the executive 52 weeks of base salary continuation at the rate in effect at the time of termination. We will reduce this amount of severance by one-half if the Company terminates the executive for unsatisfactory performance not constituting cause. We will make severance payments in semi-monthly installments—the same as the executive's normal salary payment schedule had employment not terminated.

        In addition, the executive will receive continued health-care benefits during the applicable salary continuation period as well as outplacement services.

        Except in the case of a termination by Dun & Bradstreet for unsatisfactory performance or cause, the executive will also receive a prorated portion of the actual cash incentive for the year of termination, otherwise payable to the executive under the annual cash incentive plan. To be eligible, the executive must be employed for at least six full months during the calendar year of termination.

Potential Post-Employment Compensation Table

        The table below aggregates the potential post-employment compensation that is or may become payable to each of our named executive officers pursuant to the plans and arrangements described above upon an actual or constructive termination of any of our named executive officer's employment or a change in control of Dun & Bradstreet. We calculated the information in the table below based on plan provisions using the following assumptions and the triggering events as defined in the applicable plans and agreements. The amounts shown represent estimates for each component based on these assumptions and do not reflect any actual payments received by our named executive officers. The components that may be applicable in calculating the post-employment compensation amount include:

  •
  Payments related to base salary and target cash incentive;

  •
  Payments related to outstanding stock options, RSUs, LRSUs and performance units;

  •
  Payments related to retirement benefits, such as the ERP and PBEP, where applicable;

  •
  Value of health and life insurance benefits; and

  •
  Value of other benefits, such as outplacement services.

        In the table below, we totaled the applicable compensation and benefit components for each termination scenario. This total represents the estimated value of the potential post-employment compensation. The percentage below each termination scenario total indicates how much each of our named executive officers already earned of the estimated value irrespective of the particular triggering event (i.e., the value each of our named executive officers has already earned and would be entitled to in the event of a termination). The remainder is the incremental value payable to the executive as a result of the specific triggering event. For example, the total value of Mr. Veldran's potential post-employment compensation in the event of a termination due to disability is $11,392,693, and approximately 45% of that total, or $5,144,665, has already been earned irrespective of the particular triggering event (e.g., part of the value of defined benefit plans) and the approximately 55% remaining, or $6,248,028, is the value due exclusively to the triggering event.

        In addition, we have indicated the total value of compensation forfeited as a result of the triggering event. For example, Mr. Veldran would forfeit $2,852,615 in the event of a voluntary termination, which consists of forfeited RSUs, LRSUs and performance units.

	Termination Scenario
Executive Compensation or Benefit Component	If Voluntary Termination	If Termination is Due to Death	If Termination is Due to Disability	If Termination is Due to Retirement	If Involuntary Termination without Cause or Quit for Good Reason	If Involuntary Termination for Cause	If Change in Control Termination Occurs Under 2014 Plan
Robert P. Carrigan
Severance
Base Salary	$0	$0	$0	Not Eligible	$850,000	$0	$1,700,000
Target Cash Incentive	$0	$0	$0	Not Eligible	$0	$0	$2,210,000
Pro Rata Target Cash Incentive	$1,105,000	$1,105,000	$1,105,000	Not Eligible	$1,105,000	$0	$1,105,000
Outstanding Equity & Long-term Incentives
Unvested Equity	$0	$13,472,808	$13,472,808	Not Eligible	$0	$0	$13,472,808
Vested Equity	$0	$0	$0	Not Eligible	$0	$0	$0
Pension Plan Payments
Pension Benefit Equalization Plan	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible
Executive Retirement Plan	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible
401(k) Plan	$40,284	$40,284	$40,284	Not Eligible	$40,284	$40,284	$40,284
Health and Welfare Benefits Continuation	N/A	N/A	N/A	Not Eligible	$16,908	N/A	$33,970
Outplacement Services	N/A	N/A	N/A	Not Eligible	N/A	N/A	$50,000
Excise Tax and Gross-Up (Paid to I.R.S.)	N/A	N/A	N/A	Not Eligible	N/A	N/A	N/A

Total Compensation Upon Termination	$1,145,284	$14,618,092	$14,618,092	N/A	$2,012,192	$40,284	$18,612,062
% Already Earned	100%	8%	8%	N/A	57%	100%	6%
Forfeitures	$13,472,808	$0	$0	N/A	$13,472,808	$13,472,808	$0

	Termination Scenario
Executive Compensation or Benefit Component	If Voluntary Termination	If Termination is Due to Death	If Termination is Due to Disability	If Termination is Due to Retirement	If Involuntary Termination without Cause or Quit for Good Reason	If Involuntary Termination for Cause	If Change in Control Termination Occurs Under 2014 Plan
Richard H. Veldran
Severance
Base Salary	$0	$0	$0	Not Eligible	$535,000	$0	$1,070,000
Target Cash Incentive	$0	$0	$0	Not Eligible	$0	$0	$963,000
Pro Rata Target Cash Incentive	$481,500	$481,500	$481,500	Not Eligible	$481,500	$0	$481,500
Outstanding Equity & Long-term Incentives
Unvested Equity	$0	$2,852,615	$2,852,615	Not Eligible	$0	$0	$2,852,615
Vested Equity	$0	$0	$0	Not Eligible	$0	$0	$0
Pension Plan Payments
Pension Benefit Equalization Plan	$20,205	$20,205	$19,762	Not Eligible	$20,205	$20,205	$25,705
Executive Retirement Plan	$4,413,050	$2,091,606	$7,808,463	Not Eligible	$4,413,050	$0	$7,298,201
401(k) Plan	$230,353	$230,353	$230,353	Not Eligible	$230,353	$230,353	$230,353
Health and Welfare Benefits Continuation	N/A	N/A	N/A	Not Eligible	$16,908	N/A	$33,970
Outplacement Services	N/A	N/A	N/A	Not Eligible	N/A	N/A	$50,000
Excise Tax and Gross-Up (Paid to I.R.S.)	N/A	N/A	N/A	Not Eligible	N/A	N/A	N/A

Total Compensation Upon Termination	$5,145,108	$5,676,279	$11,392,693	N/A	$5,697,016	$250,558	$13,005,344
% Already Earned	100%	50%	45%	N/A	90%	100%	40%
Forfeitures	$2,852,615	$0	$0	N/A	$2,852,615	$7,265,665	$0

	Termination Scenario
Executive Compensation or Benefit Component	If Voluntary Termination	If Termination is Due to Death	If Termination is Due to Disability	If Termination is Due to Retirement	If Involuntary Termination without Cause or Quit for Good Reason	If Involuntary Termination for Cause	If Change in Control Termination Occurs Under 2014 Plan
Joshua L. Peirez
Severance
Base Salary	$0	$0	$0	Not Eligible	$650,000	$0	$1,300,000
Target Cash Incentive	$0	$0	$0	Not Eligible	$0	$0	$1,495,000
Pro Rata Target Cash Incentive	$747,500	$747,500	$747,500	Not Eligible	$747,500	$0	$747,500
Outstanding Equity & Long-term Incentives
Unvested Equity	$0	$4,345,884	$4,345,884	Not Eligible	$0	$0	$4,345,884
Vested Equity	$0	$0	$0	Not Eligible	$0	$0	$0
Pension Plan Payments
Pension Benefit Equalization Plan	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible
Executive Retirement Plan	$3,619,140	$1,691,664	$12,244,809	Not Eligible	$3,619,140	$0	$6,493,883
401(k) Plan	$124,347	$124,347	$124,347	Not Eligible	$124,347	$124,347	$124,347
Health and Welfare Benefits Continuation	N/A	N/A	N/A	Not Eligible	$16,908	N/A	$33,970
Outplacement Services	N/A	N/A	N/A	Not Eligible	N/A	N/A	$50,000
Excise Tax and Gross-Up (Paid to I.R.S.)	N/A	N/A	N/A	Not Eligible	N/A	N/A	N/A

Total Compensation Upon Termination	$4,490,987	$6,909,395	$17,462,540	N/A	$5,157,895	$124,347	$14,590,584
% Already Earned	100%	37%	26%	N/A	87%	100%	31%
Forfeitures	$4,345,884	$0	$0	N/A	$4,345,884	$7,965,024	$0

	Termination Scenario
Executive Compensation or Benefit Component	If Voluntary Termination	If Termination is Due to Death	If Termination is Due to Disability	If Termination is Due to Retirement	If Involuntary Termination without Cause or Quit for Good Reason	If Involuntary Termination for Cause	If Change in Control Termination Occurs Under 2014 Plan
Curtis D. Brown
Severance
Base Salary	$0	$0	$0	Not Eligible	$570,000	$0	$1,140,000
Target Cash Incentive	$0	$0	$0	Not Eligible	$0	$0	$1,026,000
Pro Rata Target Cash Incentive	$513,000	$513,000	$513,000	Not Eligible	$513,000	$0	$513,000
Outstanding Equity & Long-term Incentives
Unvested Equity	$0	$2,990,918	$2,990,918	Not Eligible	$0	$0	$2,990,918
Vested Equity	$0	$0	$0	Not Eligible	$0	$0	$0
Pension Plan Payments
Pension Benefit Equalization Plan	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible
Executive Retirement Plan	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible
401(k) Plan	$19,187	$19,187	$19,187	Not Eligible	$19,187	$19,187	$19,187
Health and Welfare Benefits Continuation	N/A	N/A	N/A	Not Eligible	$16,908	N/A	$33,970
Outplacement Services	N/A	N/A	N/A	Not Eligible	N/A	N/A	$50,000
Excise Tax and Gross-Up (Paid to I.R.S.)	N/A	N/A	N/A	Not Eligible	N/A	N/A	N/A

Total Compensation Upon Termination	$532,187	$3,523,105	$3,523,105	N/A	$1,119,095	$19,187	$5,773,075
% Already Earned	100%	15%	15%	N/A	48%	100%	9%
Forfeitures	$2,990,918	$0	$0	N/A	$2,990,918	$2,990,918	$0

Christie A. Hill
Severance
Base Salary	$0	$0	$0	$0	$500,000	$0	$1,000,000
Target Cash Incentive	$0	$0	$0	$0	$0	$0	$800,000
Pro Rata Target Cash Incentive	$400,000	$400,000	$400,000	$400,000	$400,000	$0	$400,000
Outstanding Equity & Long-term Incentives
Unvested Equity	$1,037,903	$2,139,195	$2,139,195	$1,037,903	$1,037,903	$1,037,903	$2,139,195
Vested Equity	$429,180	$429,180	$429,180	$429,180	$429,180	$429,180	$429,180
Pension Plan Payments
Pension Benefit Equalization Plan	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible
Executive Retirement Plan	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible	Not Eligible
401(k) Plan	$94,481	$94,481	$94,481	$94,481	$94,481	$94,481	$94,481
Health and Welfare Benefits Continuation	N/A	N/A	N/A	$0	$16,908	N/A	$33,970
Outplacement Services	N/A	N/A	N/A	N/A	N/A	N/A	$50,000
Excise Tax and Gross-Up (Paid to I.R.S.)	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Total Compensation Upon Termination	$1,961,564	$3,062,856	$3,062,856	$1,961,564	$2,478,472	$1,561,564	$4,946,826
% Already Earned	47%	30%	30%	47%	37%	34%	19%
Forfeitures	$1,101,292	$0	$0	$1,101,292	$1,101,292	$1,101,292	$0

Mr. Carrigan served as Chairman and CEO until February 12, 2018 and left the Company on March 15, 2018. The terms of Mr. Carrigan's severance arrangements are as set forth in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 22, 2018 and are incorporated herein by reference. Mr. Peirez served as our President and Chief Operating Officer until March 15, 2018, when he resigned from the Company. Mr. Peirez will receive benefits associated with a voluntary termination and has already received his cash incentive payment and equity awards for performance periods that ended December 31, 2017, as described in the CD&A disclosure above.

        In calculating the amounts set forth in the above table, we have made the following assumptions:

1.
Date and Stock Price. The date of the triggering event was December 31, 2017, and the stock price as of the triggering event was $118.41, the closing price of our common stock on December 29, 2017.

2.
Severance. For our named executive officers, we assumed the following severance benefits are payable:

a.
Involuntary termination without cause: Our named executive officers are entitled to 52 weeks of severance. If the termination is for unsatisfactory performance, our named executive officers would be entitled to one-half of the benefits cited. The calculation in the above table reflects the full benefit entitlement.

b.
Involuntary termination for cause: No benefit provided.

c.
Change in control termination: Our named executive officers are entitled to two times the sum of annual base salary and target annual cash incentive if they experience a qualifying termination in connection with a change in control.

3.
Target Annual Cash Incentive. Consistent with the applicable plans and agreements, such as the CEIP, CTP and the Company's CICP benefits:

a.
No benefit is provided for a voluntary termination prior to the end of the performance period or an involuntary termination for cause.

b.
For a voluntary termination for good reason or at the conclusion of the performance period, our named executive officers are provided their annual cash incentive based on actual performance.

c.
In the event of a termination due to retirement, death or disability, our named executive officers are provided with their annual cash incentive prorated for the period served based on actual performance.

d.
In the event of an involuntary termination without cause, our named executive officers are provided with their annual cash incentive prorated for the period served based on actual performance per the CTP.

e.
In the event of a termination of employment in connection with a change in control, our named executive officers are provided with one times their target annual cash incentive prorated for the period served. This is in addition to the two times target cash incentive payment made upon a CIC.

  f.
  The assumption for the period served in all of the above is twelve months through December 31, 2017, and the performance factor assumption is 100%.

4.
Treatment of Outstanding Equity

a.
Unvested stock options, RSUs, LRSUs and performance units are forfeited in the event of either a voluntary or involuntary termination, unless (i) a named executive officer is eligible for "Retirement" as defined in the 2000 Stock Incentive Plan or 2009 Stock Incentive Plan (age 55 with five years of service), as applicable, and (ii) the unvested equity was granted twelve months or more before termination, in which case (a) unvested stock options will continue to vest and unexercised vested stock options may be exercised during the lesser of the remaining term of the options or five years after the date of termination, (b) any unvested RSUs become fully vested as of the termination date, and (c) a pro-rata portion of the actual number of LRSUs and performance units vest based on attainment of the performance parameters for each performance period.

b.
In the event of a termination due to death or disability, unvested RSUs, LRSUs and performance units vest immediately.

c.
In the event of a change in control of Dun & Bradstreet, all unvested equity also requires a qualified termination event to vest.

5.
Factors Influencing Potential Post-employment Pension Benefit Payments. The pension benefit payments described below are applicable to our named executive officers based on eligibility for the Retirement Account, PBEP and/or ERP as noted in the Pension Benefit Table. Messrs. Peirez (who resigned from the Company on March 15, 2018) and Veldran are the only named executive officers eligible for pension benefits under any of these plans since the plans were closed to new participants before the other named executive officers joined the Company.

a.
Voluntary termination: A termination date of December 31, 2017 is assumed, and all payments, except for a Retirement Account lump-sum payment, will be made or begin at age 55.

b.
Termination due to disability: Assumption is made that our named executive officers would remain disabled until age 65. The value of the ERP is increased to reflect the additional years of benefit accrual up to age 65. The ERP also has a disability benefit that pays an annuity equal to 60% of pre-disability income, less any disability plan benefit, for each year up through age 65.

c.
Termination due to death: Assumption is made that the age of payout reflects the age of the named executive officer's beneficiary, assuming that the payments would commence to the beneficiary when our named executive officer would have attained age 55. The value of the ERP is the lump-sum present value payable to the beneficiary at the assumed age.

d.
Involuntary termination without cause or resignation for good reason: Payments under the Retirement Account, PBEP and ERP are the same as under voluntary termination.

e.
Involuntary termination for cause: Payments under the Retirement Account and PBEP are the same as under voluntary termination. Under the terms of the ERP, no benefit would be due.

  f.
  Change in control termination: Under the PBEP and ERP, the calculation of the lump-sum payment is based on the interest rate used by the Pension Benefit Guaranty Corporation for determining the value of immediate annuities as of January 1 of the year of the change in control. In addition, all benefits are paid as a lump sum and are made as soon as possible after the change in control, versus age 55 in the other triggering events.

6.
Deferred Compensation. All of the triggering events include Dun & Bradstreet's contributions plus any earnings in the qualified defined contribution plan (i.e., our 401(k) Plan).

7.
Clawback Policy. All of the events set forth in the above tables assume that The Dun & Bradstreet Corporation Incentive Compensation Recoupment Policy, as described above, is not triggered.

GENERAL INFORMATION ABOUT THE MEETING

Annual Meeting Admission

        To attend the Annual Meeting, you will need an admission ticket or other evidence of stock ownership as of the record date, which is March 15, 2018. If you are a registered shareholder, please bring your admission ticket attached to the proxy card or other evidence of stock ownership as of the record date. If you are a beneficial holder (your shares are held in the name of a bank, broker or other holder of record (in "street name")), please bring your Notice or other evidence of stock ownership as of the record date. Beneficial holders may also obtain an admission ticket in advance of the meeting by sending a written request, along with evidence of stock ownership as of the record date, such as a bank or brokerage account statement, to our Corporate Secretary at our principal executive offices, located at 103 JFK Parkway, Short Hills, New Jersey 07078-2708. Please make such requests at least two weeks in advance of the Annual Meeting so that we may be able to accommodate your request.

Who Can Vote

        Only shareholders of record at the close of business on March 15, 2018 are eligible to vote at the meeting. As of the close of business on that date, there were 37,084,786 shares of our common stock outstanding.

How to Vote

        Specific voting instructions are set forth below and can also be found on the Notice and on the proxy card. If you received more than one Notice or proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions included in each Notice and proxy card to ensure that all of your shares are voted.

        A proxy card that is signed and returned by a shareholder of record without specifications marked in the instruction boxes will be voted in accordance with the recommendations of the Board, as outlined in this proxy statement. If any other proposals are properly brought before the meeting and submitted to a vote, all proxies will be voted on those other proposals in accordance with the judgment of the persons voting the proxies.

Registered Shareholders

        Vote by Telephone. Registered shareholders can vote by calling toll-free at 800-690-6903. Voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Telephone company usage charges may apply, which must be borne by the shareholder.

        Vote on the Internet. Registered shareholders can vote on the Internet at the website www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded. Internet service provider usage charges may apply, which must be borne by the shareholder.

        Vote by Mail. Registered shareholders can vote by mail by simply indicating your response on your proxy card, dating and signing it, and returning your proxy card in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to The Dun & Bradstreet Corporation, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717.

Beneficial Holders

        If your shares are held in street name, the Notice mailed to you from the organization that is the record owner of your shares contains instructions on how to vote your shares. Beneficial holders that received a printed copy of the proxy materials may complete and mail the proxy card or may vote by telephone or over the Internet as instructed in the proxy card by the organization that is the record owner of your shares. For a beneficial holder to vote in person at the Annual Meeting, you must obtain a legal proxy from the record owner.

Revocation of Proxies

        A shareholder of record may revoke a proxy at any time before the vote is taken at the Annual Meeting by sending written notice of the revocation to our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708, by submitting another proxy that is properly signed and bears a later date, or by voting in person at the meeting. All properly executed proxies not revoked will be voted at the meeting in accordance with their instructions.

Voting Shares in the Dun & Bradstreet Plans

        If you are a current or former Dun & Bradstreet employee who currently holds Dun & Bradstreet shares in your name in the Dun & Bradstreet Common Stock Fund of The Dun & Bradstreet Corporation 401(k) Plan (401(k) Plan), or a current or former Moody's Corporation employee who holds Dun & Bradstreet shares in your name in the Moody's Corporation Profit Participation Plan (currently sponsored by Moody's Corporation) (PPP), you are entitled to give voting instructions for the shares held in your account. If you receive a printed copy of the proxy materials by mail, you will receive only one proxy card for all of the Dun & Bradstreet shares you hold in the 401(k) Plan and PPP. Your proxy card will serve as a voting instruction card for the plans' trustees. However, most active Dun & Bradstreet employees who have shares in the 401(k) Plan will receive an e-mail containing instructions on how to access our proxy materials and how to vote such shares on the Internet.

        If you do not vote your shares or specify your voting instructions on your proxy card, the applicable plan's trustee will vote your shares in the same proportion as the shares for which voting instructions have been received from other participants of the 401(k) Plan and PPP, except as otherwise required by law. To allow sufficient time for voting by the trustee of each plan, your voting instructions must be received by the applicable trustee by May 4, 2018.

        If you are a current or former Dun & Bradstreet employee who currently holds Dun & Bradstreet shares in the Dun & Bradstreet Employee Stock Purchase Plan (ESPP), you are considered a beneficial holder as described above and should follow the voting instructions provided in the Notice sent to you by the ESPP plan administrator.

List of Shareholders

        The names of registered shareholders of record entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, for ten days prior to the meeting, at the office of our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708.

Eliminating Duplicative Proxy Materials

        Shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy statement and Annual Report, unless one or more of the shareholders at that address notifies us that they wish to continue receiving individual copies. We believe this procedure (called "householding") provides greater convenience to our shareholders, saves money by reducing our printing and mailing costs and reduces the environmental impact of our Annual Meeting.

        If you would like to participate in this program, or alternatively, if you currently receive a single copy of our proxy statement and Annual Report per household and wish to receive separate copies, please contact Broadridge Financial Solutions by calling toll-free at 866-540-7095, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

        A number of brokerage firms have instituted householding. If you hold your shares in street name, please contact your bank, broker or other holder of record to request information about householding.

Proxy Solicitation

        Our directors, officers and employees may solicit proxies on our behalf by communicating with shareholders personally or by telephone, facsimile, e-mail, mail or other forms of social media. We have also retained the firm of Morrow Sodali LLC, 470 West Ave., Stamford, Connecticut 06902, to assist in the solicitation of proxies for a fee estimated at $10,500 plus expenses. We will pay all expenses related to such solicitations of proxies. Dun & Bradstreet and Morrow Sodali LLC will request banks and brokers to solicit proxies from their customers, where appropriate, and we will reimburse them for reasonable out-of-pocket expenses.

Quorum and Voting Requirements

        Our by-laws provide that a majority of the shares issued, outstanding and entitled to vote, whether present in person or represented by proxy, constitutes a quorum at meetings of shareholders. Abstentions and broker non-votes are counted for purposes of establishing a quorum. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker has not received instructions from the beneficial owner and does not have discretionary voting power for that particular matter. Brokers are permitted by the NYSE to vote shares without instructions from beneficial owners on routine matters, which includes only Proposal No. 2 (Ratification of the Appointment of Our Independent Registered Public Accounting Firm for 2018), as discussed below.

        This means that for all proposals except Proposal No. 2, brokers may not vote your shares in the absence of your specific instructions as to how to vote. Please return your proxy card so your vote can be counted.

        Election of directors (Proposal No. 1) shall be determined by a majority of the voting power present in person or represented by proxy and entitled to vote on the matter. For purposes of this proposal, a majority of the voting power present means that the number of shares voted "for" a director must exceed the number of shares voted "against" that director. As a result, shares present in person or by proxy at the meeting for which the shareholder has abstained from voting for a nominee, and shares not voted for a nominee as a result of broker non-votes, will not be counted as voting for or against that nominee's achievement of a majority. If a current director is not re-elected, the director shall offer to tender his or her resignation to the Board. The N&GC will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the N&GC's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board's decision.

        Proposal Nos. 2, 3, 4 and 5 shall each be determined by the affirmative vote of the holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote on the applicable matter. As a result, shares present in person or by proxy at the meeting for which the shareholder has abstained from voting with respect to any such matter will effectively count as votes against such matter. Broker non-votes with respect to any matter will not count as present and entitled to vote on such matter.

Shareholder Account Maintenance

        Our transfer agent is Computershare Shareowner Services LLC. All communications concerning accounts of registered shareholders, including address changes, name changes, inquiries as to requirements to transfer shares of our common stock and similar issues, can be handled by contacting Computershare using one of the following methods:

  •
  toll-free at 866-283-6792 for U.S. and Canada holders (international holders dial 201-680-6578; hearing-impaired holders dial 800-231-5469);

  •
  at the following website www.computershare.com/investor; or

  •
  by writing to Computershare Investor Services, P.O. Box 505000, Louisville, Kentucky 40233-5000.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and certain of our officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These individuals are required by SEC regulation to furnish Dun & Bradstreet with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to Dun & Bradstreet, we believe that during 2017, our insiders complied with all applicable Section 16(a) filing requirements.

OTHER MATTERS

        We know of no matters, other than those referred to herein, which will be presented at the Annual Meeting. If, however, any other appropriate business should properly be presented at the meeting, the persons named in the form of proxy will vote the proxies in accordance with their best judgment.

INFORMATION CONTAINED IN THIS PROXY STATEMENT

        The information under the "Report of the Audit Committee" and "Report of the Compensation & Benefits Committee" sections of this proxy statement does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Dun & Bradstreet filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate these reports by reference therein.

        The information on our website (www.dnb.com) is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings we make with the SEC.

SHAREHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING

        Shareholder proposals intended to be included in our proxy statement for the Annual Meeting of Shareholders in 2019 must be received by our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708 no later than November 27, 2018. We will consider written proposals received by that date in accordance with regulations governing the solicitation of proxies. In addition, under the proxy access provision of our by-laws, shareholders who meet the requirements set forth in this provision may, under certain circumstances, include a specified number of director candidates in our proxy statement. Shareholders desiring to utilize this process for the 2019 Annual Meeting of Shareholders must give written notice to our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708 no earlier than October 28, 2018 and no later than November 27, 2018. The specific requirements for such written notice may be found in our by-laws.

        Shareholder proposals for the 2019 Annual Meeting of Shareholders that are not intended to be included in our proxy statement must be received by our Corporate Secretary at The Dun & Bradstreet Corporation, 103 JFK Parkway, Short Hills, New Jersey 07078-2708 no earlier than January 8, 2019 and no later than February 7, 2019. For a shareholder seeking to nominate a candidate for our Board other than pursuant to the proxy access provision in our by-laws, the notice must describe various matters regarding the nominee, including, among other things, name, age and business address of the nominee, certain monetary arrangements between the nominee and the nominating shareholder, and the nominee's written consent to being named in the proxy statement and to serving as a director if elected, and other specified matters. For a shareholder seeking to bring other business before a shareholder meeting, the written notice must include, among other things, a description of the proposed business, the text of the proposal, the reasons for conducting such business at the meeting, any material interest in such business of the proposing shareholder, and other specified matters. In each case, the notice must also include information regarding the proposing shareholder, including the name and address of such shareholder and class and number of shares owned by such shareholder. The specific requirements that are summarized in this paragraph may be found in our by-laws.

        Any shareholders desiring a copy of our by-laws will be furnished one without charge upon written request to our Corporate Secretary at the above address or they may obtain a copy from the Corporate Governance information in the Investor Relations section of our website (http://investor.dnb.com). A copy of our current by-laws is also filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 23, 2017, and is available at the SEC website (www.sec.gov).

SCHEDULE I

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF GAAP REVENUE TO AS ADJUSTED AND ORGANIC REVENUE
AND
THE EFFECT OF FOREIGN EXCHANGE ON AS ADJUSTED AND ORGANIC REVENUE GROWTH

	For The Year Ended December 31,
			Growth Rate
($ in millions After the Effect of Foreign Exchange)	2017	2016
Revenue (GAAP)	$1,742.5	$1,703.7	2%
Add: Acquisition Related Deferred Revenue Fair Value Adjustment	8.0	3.1	N/M

As Adjusted Revenue	$1,750.5	$1,706.8	3%

Effect of Foreign Exchange			0%
As Adjusted Revenue Before the Effect of Foreign Exchange (1)			3%
Less:
Acquisitions	57.7	—	N/M
Net Divested	3.7	32.1	N/M

Organic Revenue Before the Effect of Foreign Exchange (1)	$1,689.1	$1,674.7	1%

N/M—Not Meaningful

(1)
See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business" in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of our use of non-GAAP metrics and why management believes these measures provide useful information to investors.

SCHEDULE II

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF GAAP OPERATING INCOME TO AS ADJUSTED OPERATING INCOME

	For The Year Ended December 31,
			Growth Rate
($ in millions)	2017	2016
Operating Income (GAAP)	$382.9	$359.2	7%
Impact of Adjustments to Reported Results:
Restructuring Charges	(32.1)	(22.1)
Legal and Other Professional Fees and Other Shut-Down Costs Associated with Matters in China	(0.2)	(2.0)
Decrease (Increase) of Accrual for Legal Matters	8.0	(26.0)
Acquisition/Divestiture Related Costs	(15.8)	(9.5)
Amortization of Acquisition Related Intangibles	(31.5)	(24.2)
Acquisition Related Deferred Revenue Fair Value Adjustment	(8.0)	(3.1)
Impairment of Certain Intangible Assets in China	—	(2.4)

As Adjusted Operating Income (1)	$462.5	$448.5	3%

(1)
See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business" in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of our use of non-GAAP metrics and why management believes these measures provide useful information to investors.

SCHEDULE III

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF GAAP DILUTED EARNINGS PER SHARE
ATTRIBUTABLE TO DUN & BRADSTREET COMMON SHAREHOLDERS TO
AS ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO DUN & BRADSTREET
COMMON SHAREHOLDERS

	For The Year Ended December 31,
			Growth Rate
	2017	2016
Diluted EPS Attributable to Dun & Bradstreet Common Shareholders (GAAP)	$3.79	$2.65	43%
Impact of Adjustments to Reported Results:
Restructuring Charges	(0.57)	(0.39)
Legal and Other Professional Fees and Other Shut-Down Costs Associated with Matters in China	—	(0.04)
Decrease (Increase) of Accrual for Legal Matters	0.21	(0.61)
Acquisition/Divestiture Related Costs	(0.37)	(0.22)
Amortization of Acquisition Related Intangibles	(0.53)	(0.41)
Acquisition Related Deferred Revenue Fair Value Adjustment	(0.15)	(0.06)
Impairment of Certain Intangible Assets in China	—	(0.06)
Effect of Legacy and Other Tax Matters	—	0.04
Gain (Loss) on Investment	—	(0.18)
Gain (Loss) on Sale of Business	(0.01)	(2.66)
Impact of the Tax Cuts and Jobs Act of 2017	(2.13)	—
Discontinued Operations	(0.02)	(0.11)

As Adjusted Diluted EPS Attributable to Dun & Bradstreet Common Shareholders (1)	$7.36	$7.35	0%

(1)
See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business" in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of our use of non-GAAP metrics and why management believes these measures provide useful information to investors.

SCHEDULE IV

THE DUN & BRADSTREET CORPORATION

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	For The Year Ended December 31,
			Growth Rate
($ in millions)	2017	2016
Net Cash Provided By Operating Activities (GAAP)	$286.5	$322.7	(11)%
Less:
Capital Expenditures	8.4	14.4	42%
Additions to Computer Software & Other Intangibles	53.7	45.8	(17)%

Free Cash Flow (1)	$224.4	$262.5	(15)%

(1)
See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations: How We Manage Our Business" in our Annual Report on Form 10-K for the year ended December 31, 2017 for a discussion of our use of non-GAAP metrics and why management believes these measures provide useful information to investors.

EXHIBIT A

THE DUN & BRADSTREET CORPORATION
2018 NON-EMPLOYEE DIRECTORS
EQUITY INCENTIVE PLAN

(Approved by the Board of Directors of the Company on December 5, 2017
Approved by the Shareholders of the Company on May [    •    ], 2018)

1.     Establishment and Purpose

        (a)   Establishment of the Plan.    The Dun & Bradstreet Corporation hereby establishes The Dun & Bradstreet Corporation 2018 Non-Employee Directors Equity Incentive Plan, as amended from time to time (the "Plan"). The Plan shall become effective as of the Effective Date, at which time no further awards will be granted under the Prior Plan. Capitalized terms that are not otherwise defined in the Plan are defined in Section 2.

        (b)   Purpose of the Plan.    The purpose of the Plan is to aid the Company in attracting, retaining and compensating Non-Employee Directors and to enable them to increase their ownership of Shares. The Plan will be beneficial to the Company and its shareholders since it will allow Non-Employee Directors to have a greater personal financial stake in the Company through the ownership of Shares, in addition to underscoring their common interest with shareholders in increasing the value of the Shares on a long-term basis.

2.     Definitions

        Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

        "Annual Meeting" means the annual general meeting of the Company's shareholders.

        "Applicable Laws" means the requirements relating to the administration of equity-based awards and the related issuance of Shares under U.S. state corporate laws, U.S. federal and state and securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable securities or exchange control laws of any country or jurisdiction where Awards are, or will be, granted under the Plan.

        "Award" shall mean, individually or collectively, an Award of Options, Restricted Stock, RSUs, SARs or any other type of Award permitted under Section 10.

        "Award Agreement" means any written or electronic agreement or document evidencing any Award granted by the Board, which may, but need not, be signed or acknowledged by the Company or a Non-Employee Director as determined by the Board. Award Agreements shall, in the discretion of the Board, contain such terms and conditions that are not inconsistent with the terms of the Plan.

        "Board" means the Board of Directors of the Company.

        "Change in Control" shall mean the occurrence of any of the following events:

          (a)   any one "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), or more than one Person acting as a group (including owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company, but not including Persons solely because they purchase or own stock of the Company at the same time or as a result of the same public offering), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the Company's stock, prior to such acquisition;

          (b)   a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election;

          (c)   any one Person, or more than one Person acting as a group (including owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company, but not including Persons solely because they purchase or own stock of the Company at the same time or as a result of the same public offering), acquires ownership of stock of the Company that, together with stock held by such Person or group, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company, but only if such Person or group was not considered to own more than fifty percent (50%) of the total voting power of the stock of the Company prior to such acquisition; or

          (d)   any one Person, or more than one Person acting as a group (including owners of a corporation that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company, but not including Persons solely because they purchase assets of the Company at the same time), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or group) assets from the Company that have a total gross fair market value (determined without regard to any liabilities associated with such assets) equal to or more than ninety percent (90%) of the total gross fair market value of all of the assets of the Company (determined without regard to any liabilities associated with such assets) immediately before such acquisition or acquisitions, except where the assets are transferred to (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock, (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company immediately after the asset transfer, (iii) a Person, or more than one Person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company immediately after the asset transfer, or (iv) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in subsection (d)(iii) above, immediately after the asset transfer.

        Notwithstanding anything to the contrary in the foregoing, a transaction shall not constitute a Change in Control if it is effected for the purpose of changing the place of incorporation or form of organization of the ultimate parent entity (including where the Company is succeeded by an issuer incorporated under the laws of another state, country or foreign government for such purpose and whether or not the Company remains in existence following such transaction) where all or substantially all of the persons or groups that beneficially own all or substantially all of the combined voting power of the Company's voting securities immediately prior to the transaction beneficially own all or substantially all of the combined voting power of the Company's voting securities in substantially the same proportions of their ownership after the transaction.

        "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time and any applicable rulings and regulations promulgated thereunder, and any reference to a section of the Code includes any successor provision of the Code.

        "Committee" means the Compensation & Benefits Committee of the Board.

        "Common Stock" means the common stock of the Company, par value $0.01 per share, or another class of shares or other securities that may be applicable in accordance with Section 4(c).

        "Company" means The Dun & Bradstreet Corporation, a Delaware Corporation, or any successor of the Company.

        "Date of Grant" means the date on which all corporate actions necessary to approve the grant of an Award to a Non-Employee Director under the Plan have been completed.

        "Director" means a member of the Board.

        "Disability" a medically determinable physical or mental impairment rendering a Non-Employee Director substantially unable to function as a member of the Board and which constitutes a permanent and total disability, as determined in the sole discretion of the Board (excluding any Director whose own Disability is at issue in a given case) based upon such evidence as it deems necessary and appropriate. A Non-Employee Director shall not be considered disabled unless he or she furnishes such medical or other evidence of the existent of Disability as the Board, in its sole discretion, may require. Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A where the Award to be paid or settled upon termination of service as a result of the Non-Employee's Disability, solely for purposes of determining the timing of payment, no such termination will constitute a Disability for purposes of the Plan or any Award Agreement unless such event also constitutes a "disability" within the meaning of Section 409A.

        "Dividend Equivalent" means, with respect to Shares subject to Awards, a right to an amount equal to dividends declared on an equal number of issued and outstanding Shares.

        "Effective Date" means the date that the shareholders of the Company approve the Plan, as submitted to the shareholders of the Company at the 2018 Annual Meeting.

        "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        "Exercise Period" means the period during which a SAR or Option is exercisable, as set forth in the related Award Agreement.

        "Exercise Price" means the price at which a Share may be purchased by a Non-Employee Director pursuant to an Option or the base price against which the appreciation will be measured pursuant to a SAR, as determined by the Board and set forth in an Award Agreement. Other than in connection with Substitute Awards (which Exercise Price shall also be determined in accordance with Section 409A of the Code), the exercise price per Share shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant of the Option or SAR.

        "Fair Market Value" of a Share as of any date means: on a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the New York Stock Exchange (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Board in good faith in accordance with Section 1.409A-1(b)(5)(iv)(B) of the Treasury Regulations (or any similar provision(s)). If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the New York Stock Exchange on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

        "Non-Employee Director" means a Director who is not an employee of the Company or any of its Subsidiaries.

        "Option" means an option to purchase Shares, granted pursuant to Section 9, which is not intended to qualify as an "incentive stock option" under Section 422 of the Code.

        "Prior Plan" means the 2000 Dun & Bradstreet Corporation Non-Employee Directors' Stock Incentive Plan, as amended from time to time.

        "Restricted Stock" means a Share subject to transfer restrictions granted pursuant to Section 7.

        "Restricted Stock Unit" or "RSU" means a right representing the right to receive Shares or the equivalent thereof in cash, pursuant to Section 8 hereof.

        "Retirement" means except as otherwise provided in an Award Agreement, a termination of a Non-Employee Director's service on the Board after such Non-Employee Director has attained age 70, regardless of the length of such Non-Employee Director's service; or, with the prior written consent of the Board (excluding any member thereof whose own Retirement is at issue in a given case), a termination of a Non-Employee Director's service on the Board at an earlier age after the Non-Employee Director has completed six or more years of service with the Company.

        "Section 409A" means Section 409A of the Code, the corresponding treasury regulations and such other guidance as may be issued from time to time.

        "Share" means a share of Common Stock.

        "Stock Appreciation Right" or "SAR" means a right, granted alone or in connection with a related Option, designated as a SAR, to receive a payment based on the appreciation in value of the Shares subject to the SAR, on the day the right is exercised, pursuant to Section 9 hereof.

        "Subsidiary" means any subsidiary corporation of the Company that is controlled by, or is under common control with, the Company.

        "Substitute Awards" shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

        "Tax-Related Items" means any U.S. federal, state, and/or local taxes and any taxes imposed by a jurisdiction outside the U.S. (including, without limitation, income tax, social insurance and similar contributions, payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax and any other taxes related to participation in the Plan and legally applicable to a Non-Employee Director, including any employer liability for which the Non-Employee Director is liable pursuant to Applicable Laws or the applicable Award Agreement).

3.     Administration

        (a)   Board Administration.    The Plan shall be administered by the Board, which may delegate its duties and powers in whole or in part to the Committee or such other subcommittee of the Board.

        (b)   Authority of the Board.    Subject to the terms and conditions of the Plan, the Board shall have full power and discretionary authority to: (a) determine the size and types of Awards; (b) approve forms of Award Agreements for use under the Plan; (c) determine the terms and conditions of each Award, including without limitation, and to the extent applicable, the Exercise Price, the Exercise Period, vesting conditions, any vesting acceleration, waiver of forfeiture restrictions, and any other term or condition regarding any Award or its related Shares; (d) construe and interpret the Plan and any agreement or instrument entered into pursuant to the Plan; (e) establish, amend or waive rules and regulations for the Plan's administration; (f) amend the terms and conditions of any outstanding Award and any instrument or agreement relating to an Award (subject to the provisions of Section 14); (g) delay issuance of Shares or suspend a Non-Employee Director's right to exercise an Award as deemed necessary to comply with Applicable Laws; (h) authorize any person to execute, on behalf of the Company, any agreement or instrument required to carry out the Plan purpose; (i) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award, or any instrument or agreement relating to an Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (j) adopt such plans or subplans as may be deemed necessary or appropriate to comply with the laws of other countries, allow for tax-preferred treatment of Awards or otherwise provide for the participation by Non-Employee Directors who reside outside the U.S.; and (k) make any and all determinations which it determines to be necessary or advisable for the Plan administration.

        (c)   Decisions Binding.    All determinations and decisions made by the Board pursuant to the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons interested in the Plan or an Award. The Board shall consider such factors as it deems relevant to making its decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any Director, officer or employee of the Company or a Subsidiary and such agents, attorneys, consultants and accountants as it may select. The Board's determinations under the Plan need not be the same for all persons. A Non-Employee Director or other holder of an Award may contest a decision or action by the Board with respect to such person or Award and only on the grounds that such decision or action was arbitrary or capricious or was unlawful.

        (d)   Indemnification.    No member of the Board (each such person, an "Indemnifiable Person") shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys' fees) that may be imposed upon or incurred by such Indemnifiable Person in the manner provided in the Company's by-laws as may be amended from time to time. In the performance of their responsibilities with respect to the Plan, such individuals shall be entitled to rely upon information and advice furnished by the Company's officers, agents, attorneys, consultants and accountants and any other party deemed necessary or appropriate, and no such individual shall be liable for any action taken or not taken in reliance upon any such advice. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which an Indemnifiable Person may be entitled, or any power that the Company may have to indemnify them or hold them harmless.

        (e)   Construction and Interpretation.    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole and complete discretion of the Board.

4.     Shares Available

        (a)   Number of Shares.    Subject to adjustments as provided in Section 4(c) hereof, the maximum aggregate number of Shares for all purposes under this Plan shall be the sum of (i) 150,000 Shares, plus (ii) the number of Shares available for issuance under the Prior Plan, as of the Effective Date (including Shares subject to awards granted under the Prior Plan that would otherwise subsequently become available for issuance under the Prior Plan upon forfeiture, cancellation, termination or any other reason under the terms of the Prior Plan). Shares issued under the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares reacquired by the Company in any manner, or a combination thereof.

        (b)   Share Counting.    The number of Shares remaining available for issuance shall be reduced by the number of Shares subject to outstanding Awards. Notwithstanding anything in the Plan to the contrary, Shares subject to an Award will again be available for grant and issuance pursuant to the Plan to the extent the relevant Awards: (a) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of Shares, (b) are settled in cash in lieu of Shares, or (c), subject to Section 9(g) hereof, are surrendered, cancelled or exchanged for cash, the same type of Award or a different Award (or combination thereof). Shares subject to an Award may not again be made available for grant and issuance pursuant to the Plan if such Shares are: (w) subject to an Option or a stock-settled SAR and were not issued upon the net settlement or net exercise of such Option or SAR, (x) delivered to, or withheld by, the Company to pay the Exercise Price or satisfy Tax-Related Items with respect to an Option or SAR, (y) withheld by the Company to satisfy Tax-Related Items incurred in connection with other Awards, or (z) repurchased on the open market with the proceeds of an Option exercise. In addition, to the extent not prohibited by Applicable Laws, rules or regulations, Shares delivered or deliverable in connection with any Substitute Award shall not reduce the number of Shares authorized for grant pursuant to Section 4(a) above.

        (c)   Adjustments in Authorized Shares and Awards.    In the event of any merger, amalgamation, reorganization, consolidation, recapitalization, stock dividend, bonus issues, extraordinary cash dividend, other distribution, stock split, reverse stock split, share consolidation or subdivision, spin-off, split-off or similar transaction or other change in corporate structure affecting the Shares or their value, such adjustments and other substitutions shall be made to the Plan and to Awards as the Board deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class or kind of securities that may be delivered in the aggregate under the Plan, and/or the number, class, kind or Exercise Price of securities subject to outstanding Awards as the Board may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number.

5.     Eligibility

        Only Non-Employee Directors shall be eligible to be granted Awards under the Plan.

6.     Non-Employee Director Award Limits

        Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding compensation payable to a Non-Employee Director, the sum of the Date of Grant fair value (determined as of the Date of Grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all Awards payable in Shares taken together with any cash fees payable to a Non-Employee Director as compensation for services as a Non-Employee Director during any calendar year shall not exceed $1,500,000.

7.     Restricted Stock

        (a)   Award of Restricted Stock.    The Board may grant Restricted Stock to a Non-Employee Director with such terms and provisions that the Board shall determine.

        (b)   Terms of Restricted Stock.    Each Award of Restricted Stock shall be subject to an Award Agreement that shall set forth (a) the number of Shares subject to the Award, (b) the terms and conditions regarding the grant, vesting and forfeiture of the Restricted Stock and (c) such other terms and conditions as may be appropriate.

        (c)   Vesting Conditions.    Awards of Restricted Stock shall be subject to such restrictions, if any, on transferability and other restrictions as the Board may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). The restrictions, if any, may be based on the passage of time or the attainment of performance-based conditions or other conditions. These restrictions, if any, may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Board determines at the time of the grant of the Award or thereafter.

        (d)   Shareholder Rights.    A Non-Employee Director shall have all rights of a shareholder as to the Shares of Restricted Stock (including the right to receive regular cash dividends and to vote). Dividends shall be subject to the same terms and conditions (including vesting) as the underlying Shares of Restricted Stock and shall be distributed to a Non-Employee Director upon vesting of such Shares. None of the Shares of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of, unless such Shares have vested.

        (e)   Issuance of Shares.    As soon as practicable following the grant of an Award, the Restricted Stock shall be registered in the Non-Employee Director's name in one or more stock certificates or book entry form in the discretion of the Company. If a certificate is issued it shall include such restrictions as the Company deems appropriate and shall be held by the Company until the restrictions lapse. On the date on which the Restricted Stock vests, all restrictions shall lapse and Shares shall be issued in such manner as the Company shall deem appropriate. If stock certificates are issued, such certificates shall be delivered to the Non-Employee Director or such certificates shall be credited to a brokerage account if the Non-Employee Director so directs; provided, however, that such certificates shall bear such legends as the Company deems necessary or advisable in order to comply with applicable U.S. federal or state securities laws or securities laws of a jurisdiction outside the U.S. or Company policy.

8.     Restricted Stock Units

        (a)   Award of Restricted Stock Units.    The Board may grant RSUs to a Non-Employee Director with such terms and provisions that the Board shall determine.

        (b)   Terms of Restricted Stock Units.    Each Award of RSUs shall be subject to an Award Agreement that shall set forth (i) the number or a formula for determining the number of Shares subject to the Award, (ii) the terms and conditions regarding the grant, vesting and forfeiture of the RSUs and (iii) such other terms and conditions as may be appropriate.

        (c)   Vesting Conditions.    The Board shall specify the date or dates on which the RSUs shall become fully vested and nonforfeitable, and may specify such conditions to vesting, if any, as it deems appropriate. The vesting conditions, if any, may be based on the passage of time or the attainment of performance-based conditions or other vesting conditions.

        (d)   Settlement of Restricted Stock Units.    The Board shall specify the settlement date applicable to each grant of RSUs, which date shall not be earlier than the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, or such settlement date may be deferred to any later date, subject to compliance with Section 409A of the Code, as applicable. On the settlement date, the Company shall, subject to Section 21 hereof and satisfaction of applicable Tax-Related Items (as further set forth in Section 20 hereof), transfer to the Non-Employee Director one Share for each RSU scheduled to be paid out on such date and not previously forfeited. Alternatively, settlement of an RSU may be made in cash (in an amount reflecting the Fair Market Value of the Shares that otherwise would have been issued) or any combination of cash and Shares, as determined by the Board, in its sole discretion, in either case, less applicable Tax-Related Items (as further set forth in Section 20 hereof). Until an RSU is settled, the number of RSUs shall be subject to adjustment pursuant to Section 4(c) hereof.

9.     Options and Stock Appreciation Rights

        (a)   Award of Options and SARs.    The Board may grant Options, SARs or both, to a Non-Employee Director with such terms and provisions as the Board shall determine.

        (b)   Terms of Options and SARs.    Each Award of Options or SARs shall be subject to an Award Agreement that shall set forth (a) the term or duration of the Options or SARs, (b) the number of Shares subject to the Options or SARs, (c) the Exercise Price, (d) the Exercise Period and (e) such other terms and conditions as may be appropriate.

        (c)   Duration of Options and SARs.    The Board shall determine the Exercise Period for each Option or SAR; provided, however, that no Option or SAR shall be exercisable later than the tenth (10th) anniversary of its Date of Grant.

        (d)   Vesting Conditions.    The Board shall specify the date or dates on which the Options and SARs shall become vested and exercisable, and may specify such conditions to vesting, if any, as it deems appropriate. The vesting conditions, if any, may be based on the passage of time or the attainment of performance-based conditions or other vesting conditions.

        (e)   Payment of Option Exercise Price.    The Board shall determine the methods by which the Exercise Price of an Option may be paid, including the following methods: (i) cash or check; (ii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Board may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price (plus any Tax-Related Items, if applicable); (iii) through the delivery of a notice that the Non-Employee Director has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Exercise Price (plus any Tax-Related Items, if applicable); provided that payment of such proceeds is then made to the Company upon settlement of such sale; (iv) by a "net exercise" arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate Exercise Price (plus any Tax-Related Items, if applicable), and any remaining balance of the aggregate Exercise Price (and/or applicable Tax-Related Items) not satisfied by such reduction in the number of whole Shares to be issued shall be paid by the Non-Employee Director in cash or other form of payment approved by the Board; (v) other property acceptable to the Board; or (vi) any combination of the foregoing methods of payment. The Award Agreement will specify the methods of paying the Exercise Price available to each Non-Employee Director.

        (f)    Exercise of Options and SARs.

          (i)    Options and SARs shall be exercised by the delivery of a written notice of exercise to the Company or its designated agent, setting forth the number of Shares to be exercised with respect to the Options or SARs, payment of applicable withholding for Tax-Related Items, and, in the case of Options, accompanied by full payment of the Exercise Price. Full payment may consist of any consideration and method of payment authorized by the Board and permitted by the Award Agreement and the Plan.

          (ii)   Upon exercise of a SAR, a Non-Employee Director shall be entitled to receive payment from the Company in an amount equal to the product of: (a) the excess of (i) the Fair Market Value of a Share on the date of exercise over (ii) the Exercise Price of the SAR, multiplied by (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Board, payment upon the exercise of a SAR may be in cash, in Shares of equivalent value or in a combination thereof. The Board's determination regarding the form of SAR payout shall be set forth in an applicable Award Agreement.

          (iii) Shares issued upon exercise of an Option of SAR shall be issued in the name of the Non-Employee Director. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to an Option or SAR, notwithstanding the exercise of the Option or SAR. The Company shall issue (or cause to be issued) such Shares promptly after the Option or SAR is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 of the Plan.

          (iv)  If a Non-Employee Director ceases to provide service as a Non-Employee Director, including as a result of the Non-Employee Director's Retirement, death or Disability, the Non-Employee Director may exercise his or her Option or SAR within such period of time as is specified in the Award Agreement to the extent that the Option or SAR is vested on the date of termination (but in no event later than the expiration of the term of such Option or SAR as set forth in the Award Agreement). Unless otherwise provided by the Board, if on the date of termination of service as a Non-Employee Director, the Non-Employee Director is not vested as to his or her entire Option or SAR, the unvested portion of the Option or SAR shall be forfeited and the Shares covered by the unvested portion of the Option or SAR shall revert to the Plan. If, after termination of Service as a Non-Employee Director, the Non-Employee Director does not exercise his or her Option or SAR within the time specified by the Board, the Option or SAR shall terminate, and the Shares covered by such Option or SAR will revert to the Plan. To the extent the Option or SAR is exercisable following a Non-Employee Director's death, the Option or SAR may be exercised by such persons as may be specified in the Award Agreement, which may include any of the following: (i) the Non-Employee Director's designated beneficiary; provided that such designation is permitted under Applicable Laws and that such beneficiary has been designated before the Non-Employee Director's death in a form acceptable to the Company; (ii) the Non-Employee Director's legal representative or representatives; (iii) the person or persons entitled to do so pursuant to the Non-Employee Director's last will and testament; or (iv) if the Non-Employee Director fails to make testamentary disposition of the Option or SAR or dies intestate, by the person or persons entitled to receive the Option or SAR pursuant to the applicable laws of descent and distribution.

        (g)   Restrictions on Repricing and Repurchases.    Other than in connection with a transaction described in Sections 4(c) and 15, without shareholder approval, (i) the Exercise Price of an Option or

SAR may not be reduced, directly or indirectly, after the grant of the Award; (ii) an Option or SAR may not be cancelled in exchange for cash, other Awards, or Options or SARs with an Exercise Price that is less than the Exercise Price of the original Option or SAR; and (iii) the Company may not repurchase an Option or SAR for value (in cash, substitutions, cash buyouts, or otherwise) at any time when the Exercise Price of an Option or SAR is above the Fair Market Value of a Share.

10.   Other Awards

        Subject to limitations under Applicable Laws, the Board may grant such other Awards to Non-Employee Directors that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares as deemed by the Board to be consistent with the purposes of the Plan. The terms and conditions applicable to such other Awards shall be determined from time to time by the Board and set forth in an applicable Award Agreement.

11.   Shareholder Rights; Dividend Equivalents

        Except as provided in the Plan or an Award Agreement, no Non-Employee Director shall have, with respect to any Shares subject to an Award, any of the rights of a shareholder unless and until such Non-Employee Director has satisfied all requirements for exercise or vesting of the Award pursuant to its terms, Shares have actually been issued, restrictions imposed on the Shares, if any, have been removed, and the Shares are entered upon the records of the duly authorized transfer agent of the Company. The recipient of an Award (other than Options and SARs) may be entitled to receive Dividend Equivalents, and the Board may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested and subject to vesting and forfeiture to the same extent as the underlying Award; provided, however, that Dividend Equivalents shall only become payable if and to the extent the underlying Award vests, regardless of whether or not vesting is contingent upon continued service.

12.   Restriction on Transfer of Awards; Restriction on Transfer of Shares

        (a)   Except as may be provided by the Board, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Non-Employee Director otherwise than by will or by the laws of descent and distribution; provided, however, that the Board may, subject to Applicable Laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an Award for no consideration to a permitted transferee. Each Award, and each right under any Award, shall be exercisable, during the Non-Employee Director's lifetime, only by the Non-Employee Director or, if permissible under Applicable Laws, by the Non-Employee Director's guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Subsidiary.

        (b)   The Board may impose such restrictions on any Shares acquired pursuant to an Award as it may deem advisable, including, without limitation, restrictions to comply with Applicable Laws.

13.   Term

        The Plan shall become effective on the Effective Date and shall continue in effect until it is terminated in accordance with Section 14. No Awards shall be granted under the Plan after the Plan has been terminated. However, the termination of the Plan shall not affect Awards made on or prior to the date the Plan was terminated, which Awards shall remain outstanding subject to the terms of the Plan.

14.   Amendments; Termination

        (a)   The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that any amendment which under the requirements of Applicable Laws must be approved by the shareholders of the Company shall not be effective unless and until such shareholder approval has been obtained in compliance with such Applicable Laws.

        (b)   No termination or amendment of the Plan that would materially and adversely affect a Non-Employee Director's rights under the Plan with respect to any Award made prior to such action shall be effective as to such Non-Employee Director unless he or she consents thereto in writing.

15.   Corporate Transactions

        (a)   Authority of the Company and Shareholders.    The existence of the Plan or Awards hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger, amalgamation or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference shares whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the winding up, dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (b)   Change in Control.    Unless the Board provides otherwise prior to the Change in Control, upon the occurrence of a Change in Control: (1) any restrictions and vesting requirements imposed on Restricted Stock or RSUs shall be deemed to have expired; (2) any and all outstanding and unvested Options and SARs shall become immediately vested and exercisable; and (3) any restrictions and vesting requirements imposed on any and all outstanding and unvested other Awards shall be deemed to have expired. The Board may, but shall not be obligated to, make provisions for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award.

16.   No Right to Re-election

        Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Non-Employee Director for re-election by the Company's shareholders, nor confer upon any Non-Employee Director the right to remain a member of the Board for any period of time, or at any particular rate of compensation.

17.   Governing Law

        To the extent not preempted by Federal law, the Plan, the Award Agreements and all agreements thereunder, shall be construed in accordance with, and subject to, the laws of the State of New Jersey applicable to contracts made and to be entirely performed in New Jersey and wholly disregarding any choice of law provisions that might otherwise be contrary to this express intent.

18.   Unfunded Plan

        The Plan is intended to be an unfunded plan for incentive compensation. With respect to any payments not yet made to a holder pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the holder any rights that are greater than those of a general creditor of the Company or any affiliate.

19.   Compliance with Rule 16b-3

        It is the Company's intent that the Plan and the Awards comply in all respects with Rule 16b-3 of the Exchange Act, and any related regulations. If the consummation of any transaction under the Plan would result in the possible imposition of liability on a Non-Employee Director pursuant to Section 16(b) of the Exchange Act, the Board shall have the right, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability.

20.   Tax-Related Items

        The Company shall have the authority and the right to deduct or withhold, or to require a Non-Employee Director to remit to the Company, an amount sufficient to satisfy the obligation for Tax-Related Items with respect to any taxable or tax withholding event concerning a Non-Employee arising as a result of the Non-Employee's participation in the Plan or to take such other action as may be necessary or appropriate in the opinion of the Company to satisfy withholding obligations for the payment of Tax-Related Items by one or a combination of the following: (a) withholding from the Non-Employee Director's cash compensation; (b) withholding from the proceeds of sale of Shares underlying an Award, either through a voluntary sale or a mandatory sale arranged by the Company on the Non-Employee Director's behalf, without need of further authorization; or (c) in the Board's sole discretion, by withholding Shares otherwise issuable under an Award (or allowing the return of Shares) sufficient, as determined by the Board in its sole discretion, to satisfy such Tax-Related Items. No Shares shall be delivered pursuant to an Award to any Non-Employee Director or other person until the Non-Employee Director or such other person has made arrangements acceptable to the Board to satisfy the obligations for Tax-Related Items with respect to any taxable or tax withholding event concerning the Non-Employee Director or such other person arising as a result of an Award.

21.   Requirements of Law

        The making of Awards and the issuance of Shares shall be subject to all Applicable Laws, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise or vesting of any Award, unless and until the Board has determined, with advice of counsel, that the issuance of such Shares is in compliance with all Applicable Laws and, if applicable, the requirements of any exchange on which the Shares are listed or traded, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided in the Plan, the Board may require that a holder make such reasonable covenants, agreements and representations as the Board deems advisable in order to comply with any such Applicable Laws.

22.   Section 409A Compliance

        To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A so as to avoid any adverse tax consequences under Section 409A. Notwithstanding any contrary provision in the Plan, an Award Agreement or an Award, if any provision of the Plan, an Award Agreement or an Award contravenes any regulations or guidance promulgated under Section 409A or would cause any person to be subject to additional taxes, interest and/or penalties under Section 409A, such provision of the Plan, an Award Agreement or an Award may (but is not required to) be modified by the Board without notice and consent of any person in any manner the Board deems reasonable or necessary. Nothing in this Plan or in an Award Agreement shall provide a basis for any person to take any action against the Company based on matters covered by Section 409A, including the tax treatment of any Awards, and the Company will not have any liability under any circumstances to the Non-Employee Director or any other party if the Award that is intended to be exempt from, or compliant with, Section 409A, is not so exempt or compliant or for any action taken by the Board with respect thereto.

23.   Stated Periods of Time

        In the event that any period of days, months or years set forth in the Plan ends on a date that is Saturday, Sunday or a public holiday in the United States or in any country outside the United States, if applicable to an Award, the end of such period shall be the first business day following such date.

24.   No Rights to Awards

        No Non-Employee Director or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Non-Employee Directors, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Board's determinations and interpretations with respect thereto need not be the same with respect to each Non-Employee Director (whether or not such Non-Employee Directors are similarly situated).

25.   Successors and Assigns

        The Plan shall be binding on all successors and assigns of the Company and Non-Employee Directors, including without limitation, the estate of such Non-Employee Director and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Non-Employee Director's creditors.

26.   Award Agreements

        In the event of any conflict or inconsistency between the Plan and any Award Agreement, the Plan shall govern and the Award Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

YOU CAN VOTE BY INTERNET OR TELEPHONE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK It's fast, convenient, and your vote is immediately confirmed and tabulated. Most importantly, by using the Internet or telephone, you help D&B reduce postage and proxy tabulation costs. VOTE BY INTERNET - WWW.PROXYVOTE.COM Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY TELEPHONE - 1-800-690-6903 (U.S. and Canada) Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. VOTE BY MAIL Mark, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope, or retur n it to D&B, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. THE DUN & BRADSTREET CORPORATION 103 JFK PARKWAY SHORT HILLS, NJ 07078 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E36439-P01513 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THE DUN & BRADSTREET CORPORATION The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4, and AGAINST Proposal 5. 1. Elect eight directors to the Board of Directors, each to serve for a one year term. Nominees: For Against Abstain For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. Cindy Christy 1g. Randall D. Mott 1b. L. Gordon Crovitz 1h. Judith A. Reinsdorf 1c. James N. Fernandez 2. Ratify the appointment of our independent registered public accounting firm for 2018; 1d. Paul R. Garcia 3. Approve The Dun & Bradstreet Corporation 2018 Non-Employee Directors Equity Incentive Plan; 1e. Anastassia Lauterbach 4. Obtain advisory approval of our executive compensation (Say on Pay); and 1f. Thomas J. Manning 5. Vote on a shareholder proposal, if properly presented at the meeting, requesting the Board to take the steps necessary to amend the Company's governing documents to give holders in the aggregate of 10% of the Company's outstanding common stock the power to call a special meeting. ! For address changes and/or comments, please check this box and write them on the back where indicated. ! Yes ! No Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION TICKET THE DUN & BRADSTREET CORPORATION Annual Meeting of Shareholders May 8, 2018 8:00 a.m. The Hilton Short Hills 41 JFK Parkway Short Hills, NJ 07078 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement/Form 10-K/Annual Report is available at www.proxyvote.com. E36440-P01513 THE DUN & BRADSTREET CORPORATION Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders to be held May 8, 2018 The undersigned hereby appoints Richard H. Veldran and Christie A. Hill, or either of them, proxies with full power of substitution, to represent and vote all the shares of Common Stock of The Dun & Bradstreet Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 8, 2018, and at any adjournment thereof. The undersigned directs the named proxies to vote as directed on the reverse side of the card on the specified proposals and, in their discretion, on any other business which may properly come before said meeting. Shares credited to the undersigned in The Dun & Bradstreet Corporation 401(k) Plan and Moody's Corporation Profit Participation Plan will be voted by the Trustee in accordance with the voting instructions indicated on the reverse. If no voting instructions are received, the Trustee will vote the shares in direct proportion to the shares for which it has received timely voting instructions under such Plans, as described in the Proxy Statement. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The named proxies cannot vote unless you sign and return this card or follow the applicable Internet or telephone voting procedures. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) This proxy, when properly executed, will be voted as directed herein. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4, and AGAINST Proposal 5. Address Changes/Comments:

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 8, 2018. THE DUN & BRADSTREET CORPORATION You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E36441-P01265 See the reverse side of this notice to obtain Meeting Information Meeting Type:Annual Meeting For holders as of:March 15, 2018 Date:May 8, 2018Time: 8:00 AM ET Location: The Hilton Short Hills 41 JFK Parkway Short Hills, NJ 07078

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E36442-P01265 Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form. Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT/FORM 10-K/ANNUAL REPORT How to View Online: following page) and visit: www.proxyvote .com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 24, 2018 to facilitate timely delivery.

The Board of Directors recommends you vote FOR Proposals 1, 2, 3 and 4, and AGAINST Proposal 5. 1. Election of eight Directors Nominees: 1a. Cindy Christy 2. Ratify the appointment of our independent registered public accounting firm for 2018; Approve The Dun & Bradstreet Corporation 2018 Non-Employee Directors Equity Incentive Plan; Obtain advisory approval of our executive compensation (Say on Pay); and 1b. L. Gordon Crovitz 3. 1c. James N. Fernandez 4. 1d. Paul R. Garcia 5. Vote on a shareholder proposal, if properly presented at the meeting, requesting the Board to take the steps necessary to amend the Company's governing documents to give holders in the aggregate of 10% of the Company's outstanding common stock the power to call a special meeting. 1e. Anastassia Lauterbach 1f. Thomas J. Manning 1g. Randall D. Mott 1h. Judith A. Reinsdorf E36443-P01265 Voting Items

E36444-P01265 Voting Instructions